                                                                    EXHIBIT 10.3

                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------

     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 10, 1998, among (1) KSMS-TV, INC., a Delaware corporation ("KSMS-TV"), TIERRA ALTA
                                                  -------
BROADCASTING, INC., a Delaware corporation ("Tierra Alta"), CABRILLO
                                             -----------
BROADCASTING CORPORATION, a California corporation ("Cabrillo"), GOLDEN HILLS
                                                     --------
BROADCASTING CORPORATION, a Delaware corporation ("Golden Hills"), LAS TRES
                                                   ------------
PALMAS CORPORATION, a Delaware corporation ("Las Tres Palmas"), VALLEY CHANNEL
                                             ---------------
48, INC., a Texas corporation ("Valley Channel"), TELECORPUS, INC., a Texas
                                --------------
corporation ("Telecorpus"), and ENTRAVISION COMMUNICATIONS COMPANY, L.L.C., a
              ----------
Delaware limited liability company ("Entravision") (each a "Borrower," and
                                     -----------            --------
collectively, the "Borrowers"), whose obligations hereunder shall be joint and
                   ---------
several, (2) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and (3) UNION BANK OF CALIFORNIA,
                                     -------
N.A., as agent for the Lenders hereunder (in such capacity, the "Agent").
                                                                 -----

                                    RECITALS
                                    --------

     A. KSMS-TV, Tierra Alta, Cabrillo, Golden Hills, Las Tres Palmas, Valley Channel and Entravision (collectively, the "Original Borrowers") are party to
                                            ------------------
that certain Credit Agreement dated as of December 31, 1996 among the lenders referred to therein and the Agent, as agent for such lenders, as amended by the Consent and First Amendment to Credit Agreement dated as of January 23, 1997, the Consent and Second Amendment to Credit Agreement dated as of June 4, 1997, the Third Amendment to Credit Agreement dated as of December 31, 1997, the Fourth Amendment to Credit Agreement and Waiver dated as of April 21, 1998, the Fifth Amendment to Credit Agreement and Waiver dated as of May 12, 1998, the Sixth Amendment to Credit Agreement dated as of July 31, 1998 and the Seventh Amendment to Credit Agreement dated as of September 17, 1998 (the "Original
                                                                   --------
Credit Agreement").
----------------

     B. Pursuant to the Original Credit Agreement, such lenders made available to the Original Borrowers term loan facilities in the maximum principal amount of $20,000,000 and a revolving loan facility in the maximum principal amount of $70,100,000.

     C. In connection with the Original Credit Agreement, Telecorpus executed certain documents in favor of the Agent for the benefit of such lenders, including a Nonrecourse Guarantee and a Pledge Agreement, each dated as of April 21, 1998. Telecorpus now desires to become a Borrower hereunder and to become jointly and severally liable for the Obligations (as defined below).

     D. The Borrowers have requested that the Lenders amend and restate the Original Credit Agreement and increase the principal amount of the credit facility available thereunder and the Lenders have agreed, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     SECTION 1.  DEFINITIONS

     1.1  Defined Terms.  As used in this Agreement, the following terms shall
          -------------
have the following meanings:

     "Accountants":  McGladrey & Pullen, LLP, or such other firm of independent
      -----------
certified public accountants of recognized national standing as shall be selected by the Borrowers and satisfactory to the Agent.

     "Activation Date":  the date set forth in the Activation Notice as the
      ---------------
effective date of the Aggregate Incremental Loan Commitment, which date must be during the period from and including the Closing Date to but excluding September 30, 2000.

     "Activation Notice":  a notice given by the Borrowers and each Incremental
      -----------------
Loan Lender to the Agent, substantially in the form of Exhibit I.

     "Acquisitions":  the acquisition by, or investment in, (i) U.S. television
      ------------
or radio properties by Entravision or its Subsidiaries (provided that
                                                        -------- ----
Entravision shall be permitted to consummate the foreign investment contemplated by the Tecate Acquisition) and (ii) U.S. outdoor advertising properties, in each case as permitted by Section 6.7(e).

     "Additional Equity Rights":  the right of Univision, pursuant to the
      ------------------------
Univision Option, to purchase up to an additional 2.0% Class A Membership Interest in Entravision in connection with, and as partial consideration for, the purchase by Entravision from Univision of television Station KLUZ, Channel 41, Albuquerque, New Mexico.

     "Affiliate":  as to any Person, (a) any other Person (other than a
      ---------
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote securities having 5% or more of the ordinary voting power for the election of directors of such Person or
(ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Affiliation Agreements":  each affiliation or similar agreement between
      ----------------------
any Borrower or Subsidiary and Univision, or between any Borrower or Subsidiary and another network or programmer, or between the licensee of any broadcast station subject to a Program Services Agreement and Univision or another network or programmer, and all sideletters or other agreements relating thereto, in each case in form and substance satisfactory to the Agent and as such agreements may be further amended from time to time in accordance with the terms hereof.

     "Agent":  as defined in the preamble hereto.
      -----

     "Aggregate Available Incremental Loan Commitment":  the sum of the
      -----------------------------------------------
Available Incremental Loan Commitments of each Incremental Loan Lender.

     "Aggregate Available Revolving Loan Commitment":  the sum of the Available
      ---------------------------------------------
Revolving Loan Commitments of each Revolving Loan Lender.

     "Aggregate Commitment":  the sum of the Aggregate Revolving Loan Commitment
      --------------------
and, if activated, the Aggregate Incremental Loan Commitment.

     "Aggregate Incremental Loan Commitment":  the sum of the Incremental Loan
      -------------------------------------
Commitments set forth in the Activation Notice, as the same may be adjusted from time to time pursuant to the provisions hereof, provided that the Aggregate Incremental Loan Commitment shall not exceed the Maximum Incremental Loan Facility.

     "Aggregate Revolving Loan Commitment":  the sum of the Revolving Loan
      -----------------------------------
Commitments set forth on the signature pages hereto, as the same may be adjusted from time to time pursuant to the provisions hereof.

     "Agreement":  this Amended and Restated Credit Agreement, as amended,
      ---------
waived, supplemented or otherwise modified from time to time.

     "Applicable Lending Office":  for any Lender, its offices for LIBOR Loans,
      -------------------------
Base Rate Loans and participations in Letters of Credit, specified below its signature on the signature pages hereof or in the Assignment and Acceptance pursuant to which it became a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrowers, be changed by such Lender.

     "Applicable Revolving Loan Margin":  with respect to Revolving Loans and
      --------------------------------
Incremental Loans, for each LIBOR Loan and for each Base Rate Loan as set forth below:

     Revolving Loan
     Leverage Level     LIBOR      Base Rate
     --------------     -----      ---------
     --------------------------------------------------------------
          Revolving Loan
          Leverage Level               LIBOR           Base Rate
          --------------               -----           ---------
     --------------------------------------------------------------
      1(**6.50:1)                      2.375%            1.125%
     --------------------------------------------------------------
      2(**6.00:1 - *6.50:1)            2.125%            0.875%
     --------------------------------------------------------------
      3(**5.50:1 - *6.00:1)            1.875%            0.625%
     --------------------------------------------------------------
      4(**5.00:1 - *5.50:1)            1.625%            0.375%
     --------------------------------------------------------------
      5(**4.50:1 - *5.00:1)            1.375%            0.125%
     --------------------------------------------------------------
      6(**4.00:1 - *4.50:1)            1.125%            0.000%
     --------------------------------------------------------------
      7(*4.00:1)                       0.875%            0.000%
     --------------------------------------------------------------

_____________
*  Less than
** Greater than or equal to

     "Asset Disposition":  the sale, sale and leaseback, transfer, conveyance,
      -----------------
exchange, long-term lease accorded sales treatment under GAAP or similar disposition (including by means of a merger, consolidation, amalgamation, joint venture or other substantive combination) of any of the Properties, business or assets (other than marketable securities, including "margin stock" within the meaning of Regulation U, liquid investments and other financial instruments but, including, without limitation, the assignment of any lease, license or permit relating to the Properties) of the Borrowers or any of their Subsidiaries to any Person or Persons other than to the Borrowers or any of their Subsidiaries; provided that Asset Dispositions shall not include the
                       --------
sale in the ordinary course of business of equipment.

     "Assignment and Acceptance":  an Assignment and Acceptance in the form of
      -------------------------
Exhibit C to this Agreement.

     "Available Incremental Loan Commitment":  with respect to each Lender
      -------------------------------------
having an Incremental Loan Commitment on the date of determination thereof, the amount by which (a) the Incremental Loan Commitment of such Lender exceeds (b) the principal amount of such Lender's Incremental Loans outstanding on such date.

     "Available Revolving Loan Commitment":  with respect to each Lender having
      -----------------------------------
a Revolving Loan Commitment on the date of determination thereof, the amount by which (a) the Revolving Loan Commitment of such Lender on such date exceeds (b) the principal sum of such Lender's (i) Revolving Loans outstanding, (ii) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit on such date.

     "Base Rate":  for any day, a rate per annum (rounded upwards, if necessary,
      ---------
to the next 1/16 of 1%) equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Reference Rate" shall mean the rate of interest per annum publicly
             --------------
announced from time to time by Union Bank of California, N.A. as its "reference rate" in effect at its office in Los Angeles, California. "Federal Funds
                                                            -------------
Effective Rate" shall mean, for any day, the weighted average of the rates on
--------------
overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If, for any reason, the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

     "Base Rate Loans":  Loans the rate of interest applicable to which is based
      ---------------
upon the Base Rate.

     "Borrower" or "Borrowers":  as defined in the preamble hereto.
      -----------------------

     "Business Day":  a day other than a Saturday, Sunday or other day on which
      ------------
commercial banks in the State of California are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

     "Capital Expenditures":  for any period, collectively, for any Person, the
      --------------------
aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities), and all contractual commitments for such expenditures which are entered into during such period (provided that if any such commitment is included in one fiscal year, the actual payment in a later fiscal year shall not be included in such later fiscal year), by such Person, for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in accordance with GAAP (including, without limitation, all Capitalized Lease Obligations); provided, however, that Capital Expenditures shall exclude any
              --------  -------
expenditures which arise from Program Obligations.

     "Capitalized Lease Obligations":  obligations for the payment of rent for
      -----------------------------
any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock":  any and all shares, interests, participations or other
      -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase, or any other securities convertible into, any of the foregoing.

     "Cash Collateral Deposit":  cash deposits made by the Borrowers to the
      -----------------------
Agent, to be held by the Agent as Collateral pursuant to the Security Agreement, for the reimbursement of drawings under Letters of Credit.

     "Cash Income Taxes":  cash income taxes paid by the Borrowers and their
      -----------------
Subsidiaries during the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

     "Change in Control":  the occurrence of any of the following:
      -----------------

     (a) Walter F. Ulloa, Philip C. Wilkinson and Univision (in the event Univision exercises the Univision Option) cease collectively to have, directly or indirectly, Voting Control of each class of membership units of Entravision having voting power; or

     (b) So long as Entravision is a limited liability company, Walter F. Ulloa and Philip C. Wilkinson cease to (i) be the Managing Members thereof, (ii) have the veto rights with regard to decisions of the Executive Committee set forth in
Section 16(a)(i) of the Operating Agreement and (iii) have the power to appoint the Executive Committee thereof.

     "Closing Date":  the date on which the conditions precedent set forth in
      ------------
Section 4.1 have been satisfied.

     "Code":  the Internal Revenue Code of 1986, as amended from time to time.
      ----

     "Collateral":  all of the property (tangible or intangible) purported to be
      ----------
subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrowers as security for all or part of the Obligations.

     "Collateral Documents":  the Mortgages, the Security Agreement, all notices
      --------------------
of security interests in deposit accounts requested by the Agent pursuant to the Security Agreement, Form UCC-1 Financing Statements and amendments thereto and any other document encumbering the Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders executed by the Borrowers.

     "Commitment Percentage":  as to any Lender at any time, the percentage of
      ---------------------
the Aggregate Commitment then constituted by such Lender's Commitments.

     "Commitments":  as to any Lender, any Revolving Loan Commitment and any
      -----------
Incremental Loan Commitment held by it hereunder.

     "Commonly Controlled Entity":  as to any Person, an entity, whether or not
      --------------------------
incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

     "Communications Act":  the Communications Act of 1934, as amended, and the
      ------------------
rules and regulations issued thereunder, as from time to time in effect.

     "Consents to Assign":  the following consents, each executed in favor of
      ------------------
the Agent, for the benefit of the Lenders: (i) Consent to Assign and Encumber dated as of "May __, 1997" executed by Park Place Broadcasting with respect to the K06MB LMA and the K06MB LMA Option Agreement and (ii) Consents to Assign and Encumber executed by Univision with respect to each Univision Affiliation Agreement, and any other written consent required in connection herewith with respect to any Material Contract, in each case as such consents may be amended or modified from time to time in accordance with the terms hereof.

     "Consideration":  with respect to any Acquisition, the aggregate
      -------------
consideration, in whatever form (including, without limitation, cash payments, the principal amount of promissory notes and Indebtedness assumed, the aggregate amounts payable to acquire, extend and exercise any option, the aggregate amount payable under Non-Compete Agreements and management agreements, and the fair market value of other property delivered) paid, delivered or assumed by any Borrower for such Acquisition and the expenses associated therewith, including all brokerage commissions, legal fees and similar expenses.

     "Continuation Notice":  a request for continuation or conversion of a Loan
      -------------------
as set forth in Section 2.6, substantially in the form of Exhibit F.

     "Contractual Obligation":  as to any Person, any provision of any security
      ----------------------
issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Corporate Overhead":  for any period, all general and administrative
      ------------------
expenses of the Borrowers and their Subsidiaries for such period not solely attributable to an individual Station or group of Stations. For the purpose of illustration (and not for the purpose of limiting the foregoing), Corporate Overhead shall include the general and administrative expenses of the headquarters office of Entravision, the salaries of its officers, lease expenses for its headquarters office and the legal and accounting expenses relating to Entravision, and Acquisitions by Entravision, and not relating solely to any Station or group of Stations.

     "Covenant Compliance Certificate":  a certificate of the Chief Financial
      -------------------------------
Officer of Entravision substantially in the form of Exhibit E hereto.

     "Default":  any of the events specified in Section 7, whether or not any
      -------
requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Dollars" and "$":  dollars in lawful currency of the United States.
      -------       -

     "Drawing Lender":  as defined in Section 2.3(c).
      --------------

     "El Centro Radio Station Acquisition":  the acquisition by Entravision of
      -----------------------------------
the following radio stations: (i) KWST-FM, Brawley, California, (ii) KMXX-FM, Imperial California and (iii) KAMP(AM), El Centro, California.

     "El Paso Headquarters Deed of Trust":  the Mortgage described in item 6 on
      ----------------------------------
Schedule 1.1.

     "El Paso Mortgage Modification":  the Mortgage Modification to the El Paso
      -----------------------------
Headquarters Deed of Trust.

     "Entravision License Subsidiary": Entravision Holdings, LLC, a California
      ------------------------------
limited liability company, which is owned 99.999% by Entravision, 0.0005% by Walter F. Ulloa and 0.0005% by Philip C. Wilkinson, formed solely for the purpose of holding Media Licenses and FCC files and records with respect thereto.

     "Environmental Control Statutes": as defined in Section 3.16.
      ------------------------------

     "Equity Offering":  the sale or issuance (or reissuance) by any Borrower or
      ---------------
Subsidiary of any equity interest (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such beneficial or equity interests.

     "Equityholder Agreements"  each shareholder agreement, member agreement,
      -----------------------
partner agreement, voting agreement, buy-sell agreement, option, warrant, put, call, right of first refusal, and any other agreement or instrument with conversion rights into equity of any Borrower or Subsidiary either (a) between any Borrower or Subsidiary and any holder or prospective holder of any equity interest of any Borrower or Subsidiary (including interests convertible into such equity) or (b) otherwise between any two or more such holders of equity interests.

     "ERISA":  the Employee Retirement Income Security Act of 1974, as amended
      -----
from time to time.

     "ERISA Affiliate":  as to any Person, each trade or business including such
      ---------------
Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

     "Escrow Deposit":  any escrow deposit made by any Borrower in connection
      --------------
with an Acquisition.

     "Eurodollar Business Day":  shall mean any day on which banks are open for
      -----------------------
dealings in Dollar deposits in the London Interbank Market.

     "Event of Default":  any of the events specified in Section 7, provided
      ----------------                                              --------
that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Excess Cash Flow":  for any period, for the Borrowers and their
      ----------------
Subsidiaries on a consolidated basis, an amount equal to Operating Cash Flow (provided that Program Payments deducted in the calculation thereof shall be limited to Program Payments actually made) for such period, less, during such
                                                            ----
period (in each case, without duplication), (i) Total Debt Service, (ii) permitted Cash Income Taxes, (iii) Capital Expenditures, (iv) and increases (or plus decreases) in Net Working Investment.
----

     "Excluded Taxes":  all taxes imposed on or by reference to the net income
      --------------
of the Agent or any Lender or its Applicable Lending Office by any Governmental Authority and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on the Agent or on any Lender or its Applicable Lending Office by any Governmental Authority and any taxes imposed by any Governmental Authority arising as a consequence of the failure of any Lender to provide accurate documentation required to be provided by such Lender pursuant to Section 2.14(b).

     "Existing Mortgages":  each mortgage, deed of trust or similar instrument
      ------------------
referred to on Schedule 1.1, as modified to date (including as respectively modified by the Mortgage Modifications) and as each may be further amended or modified from time to time in accordance with this Agreement.

     "FCC":  the Federal Communications Commission or any successor thereto.
      ---

     "Federal Funds Effective Rate":  as defined in the definition of "Base
      ----------------------------                                     ----
Rate" contained in this Section 1.1.
----

     "Fixed Charge Coverage Ratio":  for the Borrowers and their Subsidiaries on
      ---------------------------
a consolidated basis, the ratio of Operating Cash Flow for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters to the sum of (i) Total Debt Service for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (ii) Capital Expenditures for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters and (iii) permitted Cash Income Taxes for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

     "GAAP":  generally accepted accounting principles in the United States in
      ----
effect from time to time. If, at any time, GAAP changes in a manner which will materially affect the calculations determining compliance by the Borrowers with any of the covenants in Section 6.1, such covenants shall continue to be calculated in accordance with GAAP in effect prior to such changes in GAAP.

     "Governmental Authority":  any nation or government, any federal, state or
      ----------------------
other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee Obligation":  as to any Person (the "guaranteeing person"), any
      --------------------                           -------------------
obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall
                    --------  -------
not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

     "Guarantees":  the guarantees made by each of the Guarantors and all other
      ----------
guarantees executed by a Guarantor in favor of the Agent for the benefit of the Lenders, in form and substance substantially identical to those executed in connection with the Original Credit Agreement, as the same may be amended or modified from time to time in accordance with the terms hereof.

     "Guarantor Collateral":  all of the property (tangible or intangible)
      --------------------
purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Guarantor as security for all or part of the Obligations or the Guarantees.

     "Guarantor Collateral Documents":  the Guarantor Security Agreements, all
      ------------------------------
notices of security interests in deposit accounts requested by the Agent pursuant to the Guarantor Security Agreements, Form UCC-1 Financing Statements and amendments thereto and any other document encumbering the Guarantor Collateral or evidencing or perfecting a security interest therein in favor of the Agent for the benefit of the Lenders executed by any Guarantor.

     "Guarantor Security Agreements":  (i) each security agreement, in form and
      -----------------------------
substance substantially identical to those executed in connection with the Original Credit Agreement, made by each Subsidiary in favor of the Agent, for the benefit of the Lenders and (ii) the Pledge Agreements, as the same may be amended from time to time in accordance with the terms hereof.

     "Guarantors":  (i) each License Subsidiary, (ii) each Pledgor and (iii)
      ----------
each Subsidiary of each Borrower (to the extent not referred to in clause (i)).

     "Incremental Loan":  as defined in Section 2.2(a).
      ----------------

     "Incremental Loan Commitment":  with respect to each Lender having an
      ---------------------------
Incremental Loan Commitment, the commitment listed as its "Incremental Loan Commitment" in the Activation Notice to make Incremental Loans hereunder through its Applicable Lending Office, as the same may be adjusted pursuant to the provisions hereof.

     "Incremental Loan Commitment Expiration Date":  November 10, 2006 or such
      -------------------------------------------
earlier date as the Aggregate Incremental Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

     "Incremental Loan Commitment Percentage":  with respect to each Incremental
      --------------------------------------
Loan Lender, the percentage equivalent of the ratio which such Incremental Loan Lender's Incremental Loan Commitment bears to the Aggregate Incremental Loan Commitment.

     "Incremental Loan Lenders":  each Lender having an Incremental Loan
      ------------------------
Commitment and/or which shall have Incremental Loans outstanding.

     "Incremental Note" and "Incremental Notes":  as defined in Section 2.2(c).

     "Indebtedness":  of any Person at any date, without duplication, (a) all
      ------------
indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and (ii) current income taxes) or which is evidenced by a note, bond, debenture or similar instrument, excluding Program Obligations, (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all obligations of such Person, whether absolute or contingent, in respect of letters of credit opened for the account of such Person (other than any letters of credit opened for the purpose of facilitating the purchase of goods and services in the ordinary course of business and having a term of not more than 360 days), (f) all obligations of such Person under Non-Compete Agreements and (g) all Guarantee Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a) through (g) of this definition.

     "Insolvency":  with respect to any Multiemployer Plan, the condition that
      ----------
such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent":  pertaining to a condition of Insolvency.
      ---------

     "Intellectual Property":  as defined in Section 3.5.
      ---------------------

     "Interest Expense":  as of any date, for the fiscal quarter most recently
      ----------------
ended and the immediately preceding three fiscal quarters, (A) the sum of (i) the amount of all interest on Total Debt which was paid, payable and/or accrued for such period (without duplication of previous amounts), (ii) all commitment, letter of credit or line of credit fees paid, payable and/or accrued for such period (without duplication of previous amounts) to any lender in exchange for such lender's commitment to lend and (iii) net amounts payable (or receivable) under all Interest Rate Agreements, less (B) all interest income.
                                    ----

     "Interest Payment Date":  (a) as to any Base Rate Loan, the last day of
      ---------------------
each March, June, September and December to occur while the Loans are outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is at the end of each three month-period within such Interest Period after the first day of such Interest Period and the last day of such Interest Period and (d) for each of
(a), (b) and (c) above, on the day on which the Loans become due and payable in full or are paid or prepaid in full.

     "Interest Period":  with respect to any LIBOR Loan:
      ---------------

     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in their notice of borrowing or Continuation Notice, as the case may be, given with respect thereto; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice to the Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are
--------
subject to the following:

          (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such

     Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that would otherwise extend beyond the date final payment is due on the Revolving Loans or the Incremental Loans, as applicable, shall end on the date of such final payment;

          (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for the Revolving Loans or the Incremental Loans.

     "Interest Rate Agreement":  any interest rate protection agreement,
      -----------------------
interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement entered into pursuant to Section
5.13 with any Lender or any Affiliate of a Lender under which any Borrower is a party or a beneficiary.

     "Investment Company Act":  as defined in Section 3.22.
      ----------------------

     "KINT-FM":  KINT-FM, El Paso, Texas.
      -------

     "KNVO Mortgage Indebtedness":  that certain debt of Entravision to the KNVO
      --------------------------
Mortgage Lender, in a principal amount not exceeding $2,000,000, secured by the KNVO Purchase Money Mortgage.

     "KNVO Mortgage Lender":  the commercial mortgage lender extending the KNVO
      --------------------
Mortgage Indebtedness to Entravision.

     "KNVO Purchase Money Mortgage":  that certain first-priority mortgage
      ----------------------------
executed by Entravision in favor of the KNVO Mortgage Lender, encumbering the KNVO Real Property.

     "KNVO Real Property":  that certain real property to be owned by
      ------------------
Entravision and known as Lot 6-A, Block One (1), Market Center Subdivision, McAllen, Hidalgo County, Texas for use in connection with the operation of KNVO-TV, McAllen, Texas.

     "K06MB LMA":  that certain Local Marketing Agreement dated as of September
      ---------
29, 1995 between Park Place Broadcasting, as licensee, and Las Tres Palmas, as operator, with regard to station K05MB, Indio, California, as it may be amended or modified from time to time in accordance with the Loan Documents.

     "K06MB Option Agreement":  that certain Option Agreement dated as of
      ----------------------
September 29, 1995 between Park Place Broadcasting, as licensee and Las Tres Palmas, as operator, with regard to station K05MB, Indio, California, as it may be amended or modified from time to time in accordance with the Loan Documents.

     "KSMS":  KSMS-TV, Monterey, California.
      ----

     "KSVE(AM)":  KSVE(AM), El Paso, Texas.
      --------

     "Lease Expense":  for any period, the aggregate minimum rental obligations
      -------------
payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet or in the notes thereto.

     "Lenders":  as defined in the preamble hereto and Section 8.8 hereof.  When
      -------
used in any Collateral Document, Guarantee or Guarantor Collateral Document such term shall be deemed to include Affiliates of Lenders (and any Person that was a Lender or an Affiliate of a Lender at the time of its entry into an Interest Rate Agreement), to the extent the Borrowers have Obligations to such Person arising under an Interest Rate Agreement, it being understood that such documents shall secure such Obligations ratably with all other Obligations.

     "Letter of Credit":  as defined in Section 2.1(a).
      ----------------

     "Letter of Credit Amount":  the stated maximum amount available to be drawn
      -----------------------
under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

     "Letter of Credit Request":  a request by the Borrowers for the issuance of
      ------------------------
a Letter of Credit, on the Agent's standard form of Application for Irrevocable Standby Letter of Credit, the current form of which is attached hereto as Exhibit G, and containing terms and conditions satisfactory to the Agent in its sole discretion.

     "LIBOR":  with respect to each day during each Interest Period pertaining
      -----
to a LIBOR Loan, the rate of interest determined by the Agent to be the rate per annum at which deposits in dollars would be offered to the Agent by leading banks in the London Interbank Market at or about 9:00 a.m., Los Angeles time, two Eurodollar Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period.

     "LIBOR Adjusted Rate":  with respect to each day during each Interest
      -------------------
Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                      LIBOR
                             -----------------------
                       1.00 - LIBOR Reserve Requirements

     "LIBOR Loans":  Loans the rate of interest applicable to which is based
      -----------
upon LIBOR.

     "LIBOR Reserve Requirements":  for any day as applied to a LIBOR Loan, the
      --------------------------
aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve

System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Federal Reserve System.

     "License Subsidiaries":  the Entravision License Subsidiary and one or more
      --------------------
additional wholly-owned Subsidiaries of the Borrowers or any Subsidiary formed solely for the purpose of holding Media Licenses and FCC files and records with respect thereto.

     "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Loan":  a Revolving Loan or an Incremental Loan.
      ----

     "Loan Documents":  this Agreement, the Notes, any Letter of Credit Requests
      --------------
that are executed by the Borrowers, the Letters of Credit, the Collateral Documents, the Subordination Agreement, the Guarantor Collateral Documents, the Consents to Assign, the Guarantees, any Interest Rate Agreements and any other agreement executed by an Obligor in connection therewith and herewith including, but not limited to, UCC-1 Financing Statements, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

     "Luery Trust":  Carol Kruidenier Luery TTE, Carol K. Luery Revocable Trust
      -----------
UA Dated 7/27/89.

     "Majority Incremental Loan Lenders":  Incremental Loan Lenders having
      ---------------------------------
Incremental Loan Commitments equal to or more than 51% of the Aggregate Incremental Loan Commitment, or, if the Incremental Loan Commitments have terminated, Lenders with outstanding Incremental Loans having an unpaid principal balance equal to or more than 51% of the unpaid principal balance of all Incremental Loans outstanding, excluding from such calculation Incremental Loan Lenders which have failed or refused to fund an Incremental Loan when required to do so.

     "Majority Lenders":  Lenders having Commitments equal to or more than 51%
      ----------------
of the Aggregate Commitment, or, if any Commitment has terminated, with respect to such Commitment, Lenders with outstanding Loans and/or participations in Letters of Credit (if applicable) having an unpaid principal balance equal to or more than 51% of the sum of (i) the unpaid principal balance of all Loans outstanding and (ii) the aggregate Letter of Credit Amount (if applicable), excluding from such calculation Lenders which have failed or refused to fund a Loan when required to do so.

     "Majority Revolving Loan Lenders":  Revolving Loan Lenders having Revolving
      -------------------------------
Loan Commitments equal to or more than 51% of the Aggregate Revolving Loan Commitment, or, if the Revolving Loan Commitments have terminated, Lenders with outstanding Revolving Loans and/or participations in Letters of Credit having an unpaid principal balance equal to or more than 51% of the sum of (i) the unpaid principal balance of all Revolving Loans outstanding and (ii) the aggregate Letter of Credit Amount, excluding from such calculation Lenders which have failed or refused to fund a Revolving Loan when required to do so.

     "Management Fees":  as defined in Section 6.13.
      ---------------

     "Managing Members":  with respect to Entravision, Walter F. Ulloa and
      ----------------
Philip C. Wilkinson.

     "Margin Stock":  as defined in Regulation U.
      ------------

     "Material Adverse Effect":  a material adverse effect on (a) the business,
      -----------------------
operations, property, condition or prospects (financial or otherwise) of Entravision and its Subsidiaries (taken as a whole), (b) the ability of Entravision and its Subsidiaries (taken as a whole) to perform their respective obligations under the Loan Documents or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Agent and the Lenders hereunder or thereunder.

     "Material Contracts":  as defined in Section 3.8.
      ------------------

     "Material Lease":  each lease referred to on Schedule 1.1.
      --------------

     "Maximum Incremental Loan Facility":  $100,000,000 in principal amount of
      ---------------------------------
Incremental Loans.

     "Maximum Total Debt Ratio":  for the Borrowers and their Subsidiaries on a
      ------------------------
consolidated basis, the ratio of Total Debt to Operating Cash Flow.

     "Media Licenses":  any franchise, license, permit, certificate, ordinance,
      --------------
approval or other authorization, or any renewal or extension thereof, from any federal, state or local government or governmental agency, department or body that is necessary for the broadcast or other operations of the Borrowers or any Subsidiaries.

     "Member":  (a) any Person who at the time of execution hereof is a member
      ------
of any Borrower that is organized as a limited liability company or any successor, heir, personal representative, executor, administrator or authorized assignee thereof and (b) any other Person subsequently added as a Member of any such Borrower (with the consent of Lenders) or any successor, heir, personal representative, executor, administrator or authorized assignee thereof.

     "Minority Shareholders":  the Luery Trust (as to the 10.20% interest in
      ---------------------
Cabrillo owned by it) and Univision, if Univision shall exercise the Univision Option.

     "Mortgage Modifications":  modifications to the Existing Mortgages, each in
      ----------------------
form and substance satisfactory to the Agent.

     "Mortgages":  the Existing Mortgages, and each other mortgage, deed of
      ---------
trust, collateral assignment of leases and related documents made from time to time by any Borrower or any Subsidiary in favor of the Agent, for the benefit of the Lenders, in respect of certain of the Properties, securing the Obligations to the extent provided therein, in form and substance satisfactory to the Agent, as the same may be amended from time to time in accordance with the terms hereof.

     "Multiemployer Plan":  a plan which is a multiemployer plan as defined in
      ------------------
Section 4001(a)(3) of ERISA.

     "Net Asset Value":  as of any date of determination, with respect to the
      ---------------
Borrowers and their Subsidiaries on a consolidated basis, Operating Cash Flow for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters multiplied by eight, less Total Debt.
                                     ----

     "Net Income":  for the Borrowers and their Subsidiaries on a consolidated
      ----------
basis, net income as determined in accordance with GAAP.

     "Net Operating Revenue":  with respect to the Stations for any period (i)
      ---------------------
all times sales, including barter and trade and television subscription revenue and all affiliate compensation received from Univision less (ii) advertising
                                                       ----
commissions, music license fees and all similar commissions and fees paid by the Borrowers, calculated in accordance with GAAP. Unless otherwise agreed in writing by the Agent, barter and trade sales shall be valued at the fair market value of the goods or services received by the Borrowers.

     "Net Proceeds":  (A) with respect to any Asset Disposition, the net amount
      ------------
equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Disposition minus the sum of (a) the reasonable fees,
                                       -----
commissions and other out-of-pocket expenses incurred by the Borrowers or any of their Subsidiaries in connection with such Asset Disposition (other than amounts payable to Affiliates of the Person making such disposition), (b) Indebtedness, other than the Loans, required to be paid as a result of such Asset Disposition and (c) federal, state and local taxes incurred and paid in connection with such Asset Disposition; and (B) with respect to any Equity Offering, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Equity Offering minus the reasonable fees, commissions and
                                     -----
other out-of-pocket expenses incurred by the Borrowers in connection with such Equity Offering (other than amounts payable to Affiliates of the Person making such Equity Offering).

     "Net Working Investment":  for the Borrowers and their Subsidiaries on a
      ----------------------
consolidated basis, (i) current assets (excluding cash and permitted liquid investments) less (ii) current liabilities (excluding the current portion of Total Debt).

     "Non-Compete Agreements":  all agreements pursuant to which any Borrower or
      ----------------------
any Station has agreed to make payments (whether in cash or in kind) to another Person for the agreement of such Person not to compete with such Borrower or such Station in a given area.

     "Nonrecourse Guarantee":  each nonrecourse guarantee in form and substance
      ---------------------
substantially identical to those executed in connection with the Original Credit Agreement, made by each Pledgor in favor of the Agent, for the benefit of the Lenders, as the same may be amended from time to time in accordance with the terms hereof.

     "Note":  a Revolving Note or an Incremental Note, as the case may be, and
      ----
"Notes" shall mean the Revolving Notes and/or the Incremental Notes, as the case
------
may be.

     "Note Purchase Agreement":  the Subordinated Note Purchase and Option
      -----------------------
Agreement dated as of December 30, 1996, among Univision, the Borrowers and the Managing Members, as the same may be amended from time to time in accordance with the terms hereof.

     "Obligations":  the unpaid principal of and interest on (including, without
      -----------
limitation, interest accruing after the maturity of the Incremental Loans and the Revolving Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Notes, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any drawings under outstanding Letters of Credit), all obligations of the Borrowers to any Lender or Affiliate of a Lender (or any Person that was a Lender or Affiliate of a Lender at the time of its entry into an Interest Rate Agreement) arising under any Interest Rate Agreement, and all other obligations and liabilities of the Borrowers to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letters of Credit, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel, and the allocated reasonable cost of internal counsel, to the Agent or the Lenders that are required to be paid by the Borrowers pursuant to the terms of this Agreement) or otherwise.

     "Obligor":  each Borrower, each Subsidiary, each Guarantor and any other
      -------
Person (other than a Lender) obligated under any Loan Document.

     "Occupancy Agreements":  as defined in Section 5.15.
      --------------------

     "Operating Agreement": that certain First Amended and Restated Operating
      -------------------
Agreement for Entravision Communications Company, L.L.C. dated December 30, 1996, as amended by Amendment No. 1 to Amended and Restated Operating Agreement dated to be effective as of January 23, 1997, Second Amendment to the First Amended and Restated Operating Agreement dated to be effective as of December 31, 1997 and Third Amendment to the First Amended and Restated Operating Agreement dated to be effective as of November [10], 1998 and as such Agreement may be further amended from time to time in accordance with the terms hereof.

     "Operating Cash Flow":  for any period, for the fiscal quarter most
      -------------------
recently ended and the immediately preceding three fiscal quarters, Net Income after eliminating extraordinary gains and losses, plus (i) provisions for taxes,
                                                  ----
(ii) depreciation and amortization (including amortization of Program Payments),
(iii) Interest Expense, (iv) permitted termination payments owing by the Borrowers resulting from early termination of a time brokerage agreement, local marketing agreement or similar agreement and (v) other non-cash charges, all to the extent deducted from the computation of Net Income, but after deducting, without duplication, (A) Program Payments made or scheduled to be made, (B) non-cash revenues, (C) Management Fees and (D) Corporate Overhead, all to the extent included in the calculation of Net Income.

     "Option Agreement":  any option or similar agreement providing for any
      ----------------
Borrower or its Subsidiaries to purchase the stock or assets of any Person owning any radio or television station or assets used or useful in the operation of any radio or television station, including the KO6MB Option Agreement.

     "Organic Documents":  relative to any entity, its certificate and articles
      -----------------
of incorporation or organization, its by-laws or operating agreements, and all Equityholder Agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its member interests, and any other arrangements relating to the control or management of any such entity (whether existing as corporation, a partnership, a limited liability company or otherwise).

     "Participant":  as defined in Section 9.6(b).
      -----------

     "PBGC":  the Pension Benefit Guaranty Corporation established pursuant to
      ----
Subtitle A of Title IV of ERISA or any successor thereto.

     "Person":  any individual, firm, partnership, joint venture, corporation,
      ------
association, limited liability company, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan":  as to any Person, any plan (other than a Multiemployer Plan)
      ----
subject to Title IV of ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

     "Pledge Agreements":  each pledge agreement in form and substance
      -----------------
substantially identical to those executed in connection with the Original Credit Agreement, made by each Pledgor in favor of the Agent, for the benefit of the Lenders, as the same may be amended from time to time in accordance with the terms hereof.

     "Pledgor":  each holder of an equity interest in any Borrower, other than
      -------
(i) any Borrower or (ii) the Minority Shareholders.

     "Program Contracts":  all contracts for television, film, programs, music
      -----------------
and related audio rights and syndicated series exhibition rights acquired under license agreements.

     "Program Obligations":  all obligations in respect of the purchase, use,
      -------------------
license or acquisition of programs, programming materials, films and similar assets used in connection with the business and operations of the Borrowers.

     "Program Payments":  for any period the sum (determined on a consolidated
      ----------------
basis and without duplication) of all payments by the Borrowers made or scheduled to be made during such period in respect of Program Obligations.

     "Program Services Agreements": any local marketing agreement, time
      ---------------------------
brokerage agreement, program services agreement or similar agreement providing for any Borrower or its Subsidiaries (other than License Subsidiaries) to program or sell advertising on all or any portion of the broadcast time of any television or radio station, including the K06MB LMA.

     "Prohibited Transaction":  with respect to any Plan, a prohibited
      ----------------------
transaction (as defined in Section 406 of ERISA) with respect to such Plan.

     "Properties":  the collective reference to the real and personal property
      ----------
owned, leased, used, occupied or operated, under license or permit, (i) by the Borrowers and the Guarantors (other than the Pledgors) and (ii) by the Pledgors, to the extent encumbered by a Pledge Agreement.

     "Purchasing Lenders":  as defined in Section 9.6(c).
      ------------------

     "Register":  as defined in Section 9.6(d).
      --------

     "Regulation D":  Regulation D of the Board of Governors of the Federal
      ------------
Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

     "Regulation U":  Regulation U of the Board of Governors of the Federal
      ------------
Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

     "Reorganization":  with respect to any Multiemployer Plan, the condition
      --------------
that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event":  any of the events set forth in Section 4043(b) of
      ----------------
ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

     "Requirement of Law":  as to any Person, the Organic Documents of such
      ------------------
Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer":  with respect to any Person, the chief executive
      -------------------
officer, the president, the managing member or members (as applicable, with respect to any limited liability company), any executive vice president, any senior vice president or any vice president or, with respect to financial matters, the chief financial officer, treasurer or controller; provided that,
                                                               -------- ----
with
respect to any Borrower (other than Entravision), a "Responsible Officer" shall be a Responsible Officer of Entravision to the extent such authority has been so delegated pursuant to resolutions of such Borrower delivered to the Agent.

     "Restricted Payments":  as defined in Section 6.6.
      -------------------

     "Revolving Loan":  as defined in Section 2.1(a).
      --------------

     "Revolving Loan Commitment":  with respect to each Lender having a
      -------------------------
Revolving Loan Commitment, its commitment listed as its "Revolving Loan Commitment" on the signature pages hereto to make Revolving Loans and participate in Letters of Credit hereunder through its Applicable Lending Office, as the same shall be adjusted from time to time pursuant to this Agreement.

     "Revolving Loan Commitment Expiration Date":  November 10, 2006 or such
      -----------------------------------------
earlier date as the Aggregate Revolving Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

     "Revolving Loan Commitment Percentage":  with respect to each Revolving
      ------------------------------------
Loan Lender, the percentage equivalent of the ratio which such Revolving Loan Lender's Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment, as such Revolving Loan Lender's Revolving Loan Commitment and the Aggregate Revolving Loan Commitment may be adjusted from time to time pursuant to the terms hereof.

     "Revolving Loan Lender":  each Lender having a Revolving Loan Commitment
      ---------------------
and/or which shall have (i) Revolving Loans outstanding and/or (ii) participations in Letters of Credit which are outstanding.

     "Revolving Loan Leverage Level":  if the Maximum Total Debt Ratio shall be
      -----------------------------
greater than or equal to 6.50:1, the Revolving Loan Leverage Level shall be 1; if the Maximum Total Debt Ratio shall be less than 6.50:1 and greater than or equal to 6.00:1, the Revolving Loan Leverage Level shall be 2; if the Maximum Total Debt Ratio shall be less than 6.00:1 and greater than or equal to 5.50:1, the Revolving Loan Leverage shall be 3; if the Maximum Total Debt Ratio shall be less than 5.50:1 and greater than or equal to 5.00:1, the Revolving Loan Leverage Level shall be 4; if the Maximum Total Debt Ratio shall be less than 5.00:1 and greater than or equal to 4.50:1, the Revolving Loan Leverage Level shall be 5; if the Maximum Total Debt Ratio shall be less than 4.50:1 and greater than or equal to 4.00:1, the Revolving Loan Leverage Level shall be 6; if the Maximum Total Debt Ratio shall be less than 4.00:1, the Revolving Loan Leverage Level shall be 7.

     "Revolving Note" and "Revolving Notes":  as defined in Section 2.1(c).
      ------------------------------------

     "Security Agreement":  the Amended and Restated Security Agreement in form
      ------------------
and substance reasonably satisfactory to the Majority Lenders, made by the Borrowers in favor of the Agent, for the benefit of the Lenders, in respect of the tangible and intangible personal property of the Borrowers described therein, as the same may be amended from time to time in accordance with the terms hereof.

     "Senior Debt":  Total Debt other than Subordinated Indebtedness.
      -----------

     "Single Employer Plan":  any Plan which is covered by Title IV of ERISA,
      --------------------
but which is not a Multiemployer Plan.

     "Solvent":  when used with respect to any Person, that:
      -------

               (i) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

               (ii)  such Person is able to pay its debts as they become due;
     and

               (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

     "Station":  any radio station, any full power television station, low power
      -------
television station, any translator and any other television system now or hereafter owned, leased or operated by the Borrowers or any of their Subsidiaries.

     "Subordinated Indebtedness":  the sum of (i) Indebtedness of the Borrower
      -------------------------
under the Univision Investment Documents and (ii) all other Indebtedness of the Borrowers which is subordinated to the payment of the Obligations on terms and conditions satisfactory to the Majority Lenders as evidenced by their written consent thereto prior to the incurrence of such Indebtedness.

     "Subordination Agreement":  the Univision Subordination Agreement.
      -----------------------

     "Subsidiary":  as to any Person at any time of determination, a
      ----------
corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers.

     "Taxes":  as defined in Section 2.14(a).
      -----

     "Tecate Acquisition":  the investment by Entravision, pursuant to the
      ------------------
Tecate Letter Agreement, in (i) a minority interest in a Mexican entity which is to own the Mexican concession for XHTEB-TV, Channel 49, Tecate, Mexico (which is, as of the Closing Date, in the process of being constructed), and (ii) 100% ownership of a Mexican entity which is to have the right to program such station.

     "Tecate Letter Agreement":  that certain letter agreement dated as of May
      -----------------------
6, 1998 among Entravision, Televisora Alco, S.A. de C.V., a Mexican corporation, Comercializadora Frontera

Norte S.A. de C.V., a Mexican corporation, and the other parties referred to therein, as amended from time to time in accordance with the terms of this Agreement.

     "Termination Event":  (i) a Reportable Event, (ii) the institution of
      -----------------
proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

     "Total Debt":  the aggregate principal amount of all Indebtedness
      ----------
(including Subordinated Indebtedness and Capitalized Lease Obligations) of the Borrowers (but excluding the Univision Subordinated Note).

     "Total Debt Service":  as of any date, for the fiscal quarter most recently
      ------------------
ended and the immediately preceding three fiscal quarters, the sum of (i) Interest Expense and (ii) regularly scheduled principal payments due on Total Debt (excluding optional and mandatory prepayments but including principal payments on Revolving Loans due in connection with reductions in the Revolving Loan Commitment).

     "Total Interest Coverage Ratio":  the ratio of Operating Cash Flow to
      -----------------------------
Interest Expense.

     "Tranche":  the collective reference to LIBOR Loans the Interest Periods
      -------
with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

     "Transferee":  as defined in Section 9.6(f).
      ----------

     "Type":  as to any Incremental Loan or any Revolving Loan, its nature as a
      ----
Base Rate Loan or a LIBOR Loan.

     "Univision":  as applicable, Univision Communications, Inc., a Delaware
      ---------
corporation, or The Univision Network Limited Partnership, a Delaware limited partnership.

     "Univision Investment Documents":  the Note Purchase Agreement, the
      ------------------------------
Univision Subordinated Note, and such other documents as may relate to the Univision Subordinated Note, in form and substance acceptable to the Agent, as the same may be amended from time to time in accordance with the terms hereof.

     "Univision Option":  Univision's option, pursuant to Section 3 of the
      ----------------
Univision Subordinated Note, to purchase Class A Membership Units in
Entravision.

     "Univision Subordinated Note":  that certain Non-Negotiable Subordinated
      ---------------------------
Note dated December 30, 1996, executed by Entravision in favor of Univision in the principal amount of $10,000,000, as the same may be amended from time to time in accordance with the terms hereof.

     "Univision Subordination Agreement":  that certain Amended and Restated
      ---------------------------------
Subordination Agreement in form and substance satisfactory to the Agent, made by Univision in favor of the Agent, for the benefit of the Lenders, with regard to the Univision Investment Documents, as the same may be amended from time to time in accordance with the terms hereof.

     "Voting Control":  (i) with respect to any corporation, the power to elect
      --------------
a majority of the board of directors of such corporation and (ii) with respect to Entravision, ownership of a Majority in Interest (as defined in the Operating Agreement) of each class of membership units of Entravision having voting power.

     1.2  Other Definitional Provisions.
          -----------------------------

     (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein, in the Notes, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (e) For the purpose of determining financial covenant compliance hereunder for any period, acquisitions, divestitures, and asset sales occurring during such period will be included in the calculations for such period on a pro forma basis, and will be deemed to have occurred on the first day of such period.

     SECTION 2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS

     2.1  Revolving Loans and Letters of Credit; Revolving Loan Commitment
          ----------------------------------------------------------------
Amounts.
-------

     (a) Subject to the terms and conditions hereof, each Lender having a Revolving Loan Commitment severally agrees to (i) make loans on a revolving credit basis through its Applicable Lending Office to the Borrowers from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Revolving Loan", and collectively, the "Revolving Loans") in accordance with the provisions of this Agreement and (ii) participate through its Applicable Lending Office in letters of credit issued for the account of the Borrowers pursuant to Section 2.3 from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Letter of Credit", and collectively, the "Letters of Credit"); provided, however, that the sum of (A) the aggregate principal amount of all Revolving Loans outstanding, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed the Aggregate Revolving Loan Commitment at any time; and provided, further, that the sum of (x) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (y) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $10,000,000 at any time. Within the limits of each Revolving Loan Lender's Revolving Loan Commitment, the Borrowers may borrow, have Letters of Credit issued for the Borrowers' account, prepay Revolving Loans, reborrow Revolving Loans, and have additional Letters of Credit issued for the Borrowers' account after the expiration of previously issued Letters of Credit.

     The principal amount of each Revolving Loan Lender's (A) Revolving Loan and
(B) participation in a Letter of Credit shall be in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Revolving Loan or Revolving Loans, or the Letter of Credit or Letters of Credit, requested; provided that, in no event shall any Revolving Loan Lender be obligated to make
-------- ----
a Revolving Loan or participate in a Letter of Credit if after giving effect to such Revolving Loan or such participation the sum of such Revolving Loan Lender's (x) Revolving Loans outstanding, (y) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (z) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit would exceed its Revolving Loan Commitment or if the amount of such requested Revolving Loan or such Revolving Loan Lender's Revolving Loan Commitment Percentage of such Letter of Credit is in excess of such Revolving Loan Lender's Available Revolving Loan Commitment.

     (b) Subject to Sections 2.10 and 2.12, the Revolving Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Agent in accordance with either Section 2.1(d) or 2.6. Each Revolving Loan Lender may make or maintain its Revolving Loans or participate in Letters of Credit to or for the account of the Borrowers by or through any Applicable Lending Office.

     (c) The Revolving Loans made by each Revolving Loan Lender to the Borrowers shall be evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit A (a "Revolving Note"), with appropriate
                                           --------------
insertions therein as to payee, date and principal amount, payable to the order of such Revolving Loan Lender and representing the obligations of the Borrowers to pay the aggregate unpaid principal amount of all Revolving Loans made by such Revolving Loan Lender to the Borrowers pursuant to Section 2.1(a) or 2.3(c), with interest thereon as prescribed in Sections 2.8 and 2.9. Each Revolving Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Revolving Loans made to the Borrowers, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Revolving Loan Lender, and any such recordation shall constitute prima facie evidence of
                                                       ----- -----
the accuracy of the information so recorded. The failure of any Revolving Loan Lender to make any such recordation or notation in the books and records of the Revolving Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrowers hereunder or under the Revolving Notes. Each Revolving Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.8 and 2.9 and (iii) be stated to be payable on the Revolving Loan Commitment Expiration Date.

     (d) The Borrowers shall give the Agent irrevocable written notice (which notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to each proposed borrowing date or, if all or any part of the Revolving Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to each proposed borrowing date) requesting that the Revolving Loan Lenders make the Revolving Loans on the proposed borrowing date and specifying (i) the aggregate amount of Revolving Loans requested to be made,
(ii) subject to Section 2.1(b), whether the Revolving Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (iii) if the Revolving Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Periods therefor. On receipt of such notice, the Agent shall promptly notify each Revolving Loan Lender thereof not later than 11:00 A.M., Los Angeles time, on the date of receipt of such notice. On the proposed borrowing date, not later than 12:00 noon, Los Angeles time, each Revolving Loan Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Revolving Loan Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.1(a)) in immediately available funds. The Agent may, in the absence of notification from any Revolving Loan Lender that such Revolving Loan Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrowers on the books of such office of the Agent with the aggregate amount of Revolving Loans.

     (e) On each date set forth below, the Aggregate Revolving Loan Commitment shall automatically reduce to the corresponding amount set forth below:

                                              Reduced Aggregate
     Effective Date of Reduction          Revolving Loan Commitment
     ---------------------------          -------------------------

     December 31, 2000                           $147,000,000
     March 31, 2001                              $145,500,000
     June 30, 2001                               $144,000,000
     September 30, 2001                          $139,500,000
     December 31, 2001                           $135,000,000
     March 31, 2002                              $131,250,000
     June 30, 2002                               $127,500,000
     September 30, 2002                          $123,750,000
     December 31, 2002                           $120,000,000
     March 31, 2003                              $114,750,000
     June 30, 2003                               $109,500,000
     September 30, 2003                          $104,250,000
     December 31, 2003                           $ 99,000,000
     March 31, 2004                              $ 92,250,000
     June 30, 2004                               $ 85,500,000
     September 30, 2004                          $ 78,750,000
     December 31, 2004                           $ 72,000,000
     March 31, 2005                              $ 64,500,000

     June 30, 2005                          $ 57,000,000
     September 30, 2005                     $ 49,500,000
     December 31, 2005                      $ 42,000,000
     March 31, 2006                         $ 31,500,000
     June 30, 2006                          $ 21,000,000
     September 30, 2006                     $ 10,500,000

All outstanding Revolving Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Revolving Loan Commitment Expiration Date.

     (f) Reductions of the Aggregate Revolving Loan Commitment pursuant to this
Section 2.1 or Section 2.5 shall automatically effect a reduction of the Revolving Loan Commitment of each Revolving Loan Lender to an amount equal to the product of (i) the Aggregate Revolving Loan Commitment of all Revolving Loan Lenders, as reduced pursuant to this Section 2.1 or Section 2.5 and (ii) the Revolving Loan Commitment Percentage of such Revolving Loan Lender, in each case determined immediately prior to such reduction of the Aggregate Revolving Loan Commitment on such date.

     (g) Upon each reduction of the Aggregate Revolving Loan Commitment, the Borrowers shall (i) pay the unused commitment fee, payable pursuant to Section 2.16, accrued on the amount of the Aggregate Revolving Loan Commitment so reduced through the date of such reduction, (ii) prepay the amount, if any, by which the sum of (A) the aggregate unpaid principal amount of the Revolving Loans, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds the amount of the Aggregate Revolving Loan Commitment as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment (or, with respect to outstanding Letters of Credit, make a Cash Collateral Deposit in an amount equal to such excess to the extent such excess is not corrected by the foregoing prepayment) and (iii) compensate the Revolving Loan Lenders for their funding costs, if any, in accordance with
Section 2.15.

     (h) Neither the Agent nor any Revolving Loan Lender shall be responsible for the obligation or Available Revolving Loan Commitment of any other Revolving Loan Lender hereunder, nor will the failure of any Revolving Loan Lender to comply with the terms of this Agreement relieve any other Revolving Loan Lender or the Borrowers of their obligations under this Agreement and the Revolving Notes. Nothing herein shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrowers may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

     (i) The Revolving Loan Commitment of each Revolving Loan Lender and the Aggregate Revolving Loan Commitment shall terminate on the Revolving Loan Commitment Expiration Date.

     2.2  Incremental Loan Facility.
          -------------------------

     (a) The Borrowers, and all or certain of the Lenders who agree in writing to participate in such facility and who are selected by the Borrowers may, with the consent of the Agent, such consent not to be unreasonably withheld, at any one time during the period from and including the Closing Date to but excluding September 30, 2000, agree that such Lenders shall become Incremental Loan Lenders by executing and delivering to the Agent an Activation Notice specifying the respective Incremental Loan Commitments of the Incremental Loan Lenders and the Activation Date, and otherwise duly completed. Each Incremental Loan Lender severally agrees, on the terms and conditions of this Agreement, to make loans on a revolving credit basis through its Applicable Lending Office to the Borrowers from time to time from and including the Activation Date to but excluding the Incremental Loan Commitment Expiration Date (each an "Incremental Loan" and, collectively, the "Incremental Loans") in an aggregate principal amount up to but not exceeding its Incremental Loan Commitment. Within the limits of each Incremental Loan Lender's Incremental Loan Commitment, the Borrowers may borrow and prepay Incremental Loans and reborrow Incremental Loans hereunder. Only one Activation Notice may be given under this Agreement. Nothing in this Section 2.2(a) shall be construed to obligate any Lender to execute an Activation Notice.

     The principal amount of each Incremental Loan Lender's Incremental Loan shall be in an amount equal to the product of (i) such Incremental Loan Lender's Incremental Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Incremental Loan or Incremental Loans requested; provided that in no event shall any Incremental Loan Lender be obligated to make an Incremental Loan if after giving effect to such Incremental Loan such Incremental Loan Lender's Incremental Loans outstanding would exceed its Incremental Loan Commitment or if the amount of such requested Incremental Loan is in excess of such Incremental Loan Lender's Available Incremental Loan Commitment.

     (b) Subject to Sections 2.10 and 2.12, the Incremental Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Agent in accordance with either Section 2.2(e) or 2.6. Each Incremental Loan Lender may make or maintain its Incremental Loans to the Borrowers by or through any Applicable Lending Office.

     (c) The Incremental Loans made by each Incremental Loan Lender to the Borrowers shall be evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit B (an "Incremental Note"), with appropriate
                                            ----------------
insertions therein as to payee, date and principal amount, payable to the order of such Incremental Loan Lender and representing the obligations of the Borrowers to pay the aggregate unpaid principal amount of all Incremental Loans made by such Incremental Loan Lender to the Borrowers pursuant to Section 2.2(a), with interest thereon as prescribed in Sections 2.8 and 2.9. Each Incremental Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Incremental Loans made to the Borrowers, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Incremental Loan Lender, and any such recordation shall constitute prima facie
                                                                   ----- -----
evidence of the accuracy of the information so recorded. The failure of any Incremental Loan Lender to make any such recordation or notation in the books and records of the Incremental Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrowers hereunder or under the Incremental

Notes. Each Incremental Note shall (i) be dated the date of issuance thereof,
(ii) provide for the payment of interest in accordance with Sections 2.8 and 2.9 and (iii) be stated to be payable on the Incremental Loan Commitment Expiration Date.

     (d) The Borrowers shall give the Agent irrevocable written notice (which notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior each proposed borrowing date or, if all or any part of the Incremental Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to each proposed borrowing date) requesting that the Incremental Loan Lenders make the Incremental Loans on the proposed borrowing date and specifying (i) the aggregate amount of Incremental Loans requested to be made, (ii) subject to Section 2.2(b), whether the Incremental Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (iii) if the Incremental Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Incremental Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Agent shall promptly notify each Incremental Loan Lender thereof not later than 11:00 A.M., Los Angeles time, on the date of receipt of such notice. On the proposed borrowing date, not later than 12:00 noon, Los Angeles time, each Incremental Loan Lender shall make available to the Agent at its office specified in Section
9.2 the amount of such Incremental Loan Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.2(a)) in immediately available funds. The Agent may, in the absence of notification from any Incremental Loan Lender that such Incremental Loan Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrowers on the books of such office of the Agent with the aggregate Incremental Loans.

     (e) Neither the Agent nor any Incremental Loan Lender shall be responsible for the obligations or Available Incremental Loan Commitment of any other Incremental Loan Lender hereunder, nor will the failure of any Incremental Loan Lender to comply with the terms of this Agreement relieve any other Incremental Loan Lender or the Borrowers of their obligations under this Agreement and the Incremental Notes. Nothing herein shall be deemed to relieve any Incremental Loan Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrowers may have against any Incremental Loan Lender as a result of any default by such Incremental Loan Lender hereunder.

     (f) On each date set forth below, the Aggregate Incremental Loan Commitment shall automatically reduce by that percentage of the initial Aggregate Incremental Loan Commitment (as in effect on the Activation Date) set forth below:

                                                  Percent Reduction in
                                                        Aggregate
     Effective Date of Reduction               Incremental Loan Commitment
     ---------------------------               ---------------------------

          September 30, 2001                              3.750%
          December 31, 2001                               3.750%
          March 31, 2002                                  4.375%
          June 30, 2002                                   4.375%
          September 30, 2002                              4.375%
          December 31, 2002                               4.375%
          March 31, 2003                                  4.375%
          June 30, 2003                                   4.375%
          September 30, 2003                              4.375%
          December 31, 2003                               4.375%
          March 31, 2004                                  5.000%
          June 30, 2004                                   5.000%
          September 30, 2004                              5.000%
          December 31, 2004                               5.000%
          March 31, 2005                                  5.625%
          June 30, 2005                                   5.625%
          September 30, 2005                              5.625%
          December 31, 2005                               5.625%
          March 31, 2006                                  5.000%
          June 30, 2006                                   5.000%
          September 30, 2006                              5.000%

All outstanding Incremental Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Incremental Loan Commitment Expiration Date.

     (g) Reductions of the Aggregate Incremental Loan Commitment pursuant to this Section 2.2 or Section 2.5 shall automatically effect a reduction of the Incremental Loan Commitment of each Incremental Loan Lender to an amount equal to the product of (i) the Aggregate Incremental Loan Commitment of all Incremental Loan Lenders, as reduced pursuant to this Section 2.2 or Section 2.5 and (ii) the Incremental Loan Commitment Percentage of such Incremental Loan Lender, in each case determined immediately prior to such reduction of the Aggregate Incremental Loan Commitment on such date.

     (h) Upon each reduction of the Aggregate Incremental Loan Commitment, the Borrowers shall (i) pay the unused commitment fee, payable pursuant to Section 2.16, accrued on the amount of the Aggregate Incremental Loan Commitment so reduced through the date of such reduction, (ii) prepay the amount, if any, by which the aggregate unpaid principal amount of the Incremental Loans exceeds the amount of the Aggregate Incremental Loan Commitment as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment and (iii) compensate the Incremental Loan Lenders for their funding costs, if any, in accordance with Section 2.15.

     (i) The Incremental Loan Commitment of each Lender and the Aggregate Incremental Loan Commitment shall terminate on the Incremental Loan Commitment Expiration Date.

     2.3  Issuance of Letters of Credit.
          -----------------------------

     (a) The Borrowers shall be entitled to request the issuance of Letters of Credit from time to time from and including the Closing Date to but excluding the date which is two Business Days prior to the Revolving Loan Commitment Expiration Date, by giving the Agent a Letter of Credit Request at least three
(3) Business Days before the requested date of issuance of such Letter of Credit (which shall be a Business Day). Any Letter of Credit Request received by the Agent later than 10:00 a.m., Los Angeles time, shall be deemed to have been received on the next Business Day. Each Letter of Credit Request shall be made in writing, shall be signed by a Responsible Officer, shall be irrevocable and shall be effective upon receipt by the Agent. Provided that a valid Letter of Credit Request has been received by the Agent and upon fulfillment of the other applicable conditions set forth in Section 4.3, the Agent will issue the requested Letter of Credit from its office specified in Section 9.2. No Letter of Credit shall have an expiration date later than two Business Days prior to the Revolving Loan Commitment Expiration Date.

     (b) Immediately upon the issuance of each Letter of Credit, the Agent shall be deemed to have sold and transferred to each Revolving Loan Lender, and each Revolving Loan Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement in respect thereof in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage and (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). The Agent shall promptly advise each Revolving Loan Lender of the issuance of each Letter of Credit, the Letter of Credit Amount of such Letter of Credit, any change in the face amount or expiration date of such Letter of Credit, the cancellation or other termination of such Letter of Credit and any drawing under such Letter of Credit.

     (c) The payment by the Agent of a draft drawn under any Letter of Credit shall first be made from any Cash Collateral Deposit held by the Agent with respect to such Letter of Credit. After any such Cash Collateral Deposit has been applied, the payment by the Agent of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Agent in its individual capacity as a Lender hereunder (in such capacity, the "Drawing Lender") of a Base Rate Loan in the amount of such payment (but
 --------------
without any requirement of compliance with the conditions set forth in Section 4.3). In the event that any such Loan by the Drawing Lender resulting from a drawing under any Letter of Credit is not repaid by the Borrowers by 12:00 noon, Los Angeles time, on the day of payment of such drawing, the Agent shall promptly notify each other Revolving Loan Lender. Each Revolving Loan Lender shall, on the day of such notification (or if such notification is not given by 3:00 p.m., Los Angeles time, on such day, then on the next succeeding Business
Day), make a Base Rate Loan, which shall be used to repay the applicable portion of the Base Rate Loan of the Drawing Lender with respect to such Letter of Credit drawing, in an amount equal to the amount of such Revolving Loan Lender's participation in such drawing for application to repay the Drawing Lender (but without any requirement of compliance with the applicable conditions set forth in Section 4.3) and shall deliver to the Agent for the account of the Drawing Lender, on the day of such notification (or if such notification is not given by

3:00 p.m., Los Angeles time, on such day, then on the next succeeding Business
Day) and in immediately available funds, the amount of such Base Rate Loan. In the event that any Revolving Loan Lender fails to make available to the Agent for the account of the Drawing Lender the amount of such Base Rate Loan, the Drawing Lender shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest thereon at the Federal Funds Effective Rate for each day such amount remains outstanding.

     (d) The obligations of the Borrowers with respect to any Letter of Credit, any Letter of Credit Request and any other agreement or instrument relating to any Letter of Credit and any Base Rate Loan made under Section 2.3(c) shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following:

          (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document;

          (ii) the existence of any claim, setoff, defense or other right that the Borrowers may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Agent, any Lender (other than the defense of payment to a Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction;

          (iii) any statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever; and

          (iv) any exchange, release or nonperfection of any Collateral or other collateral, or any release, amendment or waiver of or consent to departure from any Guarantee, other Loan Document or other guaranty, for any of the Obligations of the Borrowers in respect of the Letters of Credit.

     (e) The Borrowers shall pay to the Agent for the account of the Revolving Loan Lenders with respect to each Letter of Credit issued hereunder, for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, a letter of credit fee equal to the product of (i) the Applicable Revolving Loan Margin for LIBOR Loans per
                                                                        ---
annum and (ii) the Letter of Credit Amount of such Letter of Credit from time
-----
to time, such letter of credit fee to be payable quarterly in arrears on the last day of each March, June, September and December and on the expiration date of such Letter of Credit.

     (f) The Borrowers shall pay to the Agent for its own account, with respect to each Letter of Credit issued hereunder, from time to time such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Agent's standard internal charge guidelines and the related Letter of Credit Request.

     (g) The Borrowers agree to the provisions in the Letter of Credit Request form; provided, however, that the terms of the Loan Documents shall take
      --------  -------
precedence if there is any inconsistency between the terms of the Loan Documents and the terms of said form.

     (h) The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent nor any Lender nor any of their respective officers or directors shall be liable or responsible for (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; or (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Agent may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     2.4  Optional Prepayments.  The Borrowers may on the last day of any
          --------------------
Interest Period with respect thereto, in the case of LIBOR Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Base Rate Loans, from the Borrowers to the Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and whether the prepayment is of Incremental Loans or Revolving Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice from the Borrowers, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrowers on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 and integral multiples of $250,000 in excess thereof.

     2.5  Mandatory Prepayments.  (a)  On the day of receipt by the Borrowers or
          ---------------------
any of their Subsidiaries of any Net Proceeds with respect to an Asset Disposition, the Borrowers shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.5(e)) and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to 100% of such Net Proceeds; provided that no prepayment shall be required with respect to an Asset
-------- ----
Disposition if (i) the consummation of such Asset Disposition would not result in (x) the Operating Cash Flow attributable to the assets subject to such Asset Disposition (based on the most recent financial statements received by the Agent under Section 5.1(a) or (b) at the time of such Asset Disposition) plus (y) the
                                                                   ----
Operating Cash Flow attributable to the assets subject to all prior Asset Dispositions consummated since the Closing Date (based, respectively, on the most recent financial statements received by the Agent under Section 5.1(a) or
(b) at the time of such Asset Disposition) exceeding 15% of the Operating Cash Flow of the Borrowers as of the date of such Asset Disposition and (ii) the Net Proceeds of any such Asset Dispositions are used, within one year of such disposition, to invest in assets of the same type and use as those disposed and with respect to which the Lenders shall have a first-priority perfected Lien (subject to Section 6.3). On or prior to the date of any Asset Disposition, the Borrowers agree to provide the Agent with calculations used by the Borrowers in determining the amount of any such prepayment (or in determining that a prepayment is not required) under this
Section 2.5(a).

     (b) In the event that at the end of any fiscal year of the Borrowers ending on and after December 31, 1999 there shall exist Excess Cash Flow with respect to such fiscal year, then on the date which is ten Business Days after the earlier to occur of (i) the date upon which the audited financial statements of the Borrowers with respect to such fiscal year become available and (ii) the 120th day after the end of such fiscal year, the Borrowers shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.5(e)) and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to 50% of such Excess Cash Flow; provided that no such prepayment shall
                                       -------- ----
be required if the Maximum Total Debt Ratio as of the end of such fiscal year is less than 4.50:1. On or prior to the date of any prepayment required by this
Section 2.5(b), the Borrowers agree to provide the Agent with the calculations, substantially in the form of Exhibit H hereto, used by the Borrowers in determining the amount of any such prepayment.

     (c) If the Borrowers or any of their Subsidiaries receive insurance proceeds or condemnation proceeds with respect to any of their Properties which are not fully applied (or contractually committed pursuant to contract(s) approved by the Agent in its reasonable discretion) toward the repair or replacement of such damaged or condemned Property within 90 days of the receipt thereof, the Borrowers shall, on such 90th day prepay the Loans and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to the amount of such proceeds not so applied (and such prepayment shall be applied as set forth in Section 2.5(e)).

     (d) In the event that the Borrowers or any of their Subsidiaries makes an Equity Offering during any period in which a Default has occurred and is continuing, the Borrowers shall immediately prepay the Loans and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to the Net Proceeds of such Equity Offering (and such prepayment shall be applied as the Agent shall elect in its sole discretion). No such prepayment shall limit or restrict the rights and remedies of the Lenders under the Loan Documents upon the occurrence and during the continuance of a Default.

     (e) (i) Each prepayment of the Loans pursuant to this Section 2.5 shall be applied to the outstanding amounts of Incremental Loans and Revolving Loans on a pro rata basis determined on the basis of the amount of Incremental Loans, on the one hand, and Revolving Loans, on the other hand, outstanding at the time of such prepayment. Each prepayment shall be accompanied by payment in full of all accrued interest and accrued commitment fees thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to
Section 2.15.

          (i) If, at any time, the Revolving Loans are repaid in full, additional prepayments hereunder shall be applied first, to make a Cash
                                                       -----
     Collateral Deposit and
     thereafter, to permanently reduce the Aggregate Revolving Loan Commitment
     ----------
     by an amount equal to what such prepayment would have been under this
     Section 2.5 if Revolving Loans had been outstanding against which to apply such prepayment. Each prepayment of the Revolving Loans and each Cash Collateral Deposit under this Section 2.5 shall be applied to permanently reduce the Aggregate Revolving Loan Commitment pro rata with respect to each of the scheduled reduction dates set forth in Section 2.1(e) remaining at such time.

        (ii) Each prepayment of the Incremental Loans under this Section 2.5 shall be applied to permanently reduce the Aggregate Incremental Loan Commitment pro rata with respect to each of the scheduled reduction dates set forth in Section 2.2(f) remaining at such time.

        (iii) Cash Collateral Deposits held by the Agent shall be applied to reimburse drawings on Letters of Credit in the order in which such drawings are presented to the Agent. Upon written request of the Borrowers with regard to any Letter of Credit for which the Agent is holding a Cash Collateral Deposit, the Agent shall release to the Borrowers any portion of such Deposit not applied to reimburse drawings thereunder upon the earliest of (i) fourteen days following expiration of such Letter of Credit according to its terms, (ii) receipt by the Agent of written acknowledgement from the beneficiary of such Letter of Credit (a "Beneficiary Acknowledgement") requesting the cancellation thereof and
      ---------------------------
     relinquishing all its rights thereunder, which Beneficiary Acknowledgement shall be accompanied by the original of such Letter of Credit and (iii) receipt by the Agent of a Beneficiary Acknowledgement and a certificate of a Responsible Officer of the Borrowers stating that thirty days have elapsed since the beneficiary of such Letter of Credit received a written request from the Borrowers to cancel and return the original of such Letter of Credit, and such beneficiary has failed to respond to such request (provided that, with respect to the preceding clause (iii), the Agent shall
      -------- ----
     not be required to release such Deposit if the Letter of Credit to which it relates by its terms permits the transfer thereof to a successive beneficiary without the prior written consent of the Agent); provided that,
                                                                  -------- ----
     in any case, no Default has occurred and is continuing.

     2.6  Conversion and Continuation Options
          -----------------------------------

     (a) The Borrowers may elect from time to time to convert LIBOR Loans to Base Rate Loans, by the Borrowers giving the Agent at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert Base Rate Loans to LIBOR Loans by the Borrowers giving the Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and Base Rate Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section 2.7 shall not have been contravened, (ii) no Incremental Loan may be converted into a LIBOR

Loan after the date that is one month prior to the Incremental Loan Commitment Expiration Date, (iii) no Revolving Loan may be converted into a LIBOR Loan after the date that is one month prior to the Revolving Loan Commitment Expiration Date and (iv) the Borrowers shall not have the right to elect to continue at the end of the applicable Interest Period, or to convert to, a LIBOR Loan if a Default shall have occurred and be continuing.

     (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrowers giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan, provided that no LIBOR Loan may be continued
                                  --------
as such (i) if, after giving effect thereto, Section 2.7 would be contravened,
(ii) after the date that is one month prior to the Incremental Loan Commitment Expiration Date, (iii) after the date that is one month prior to the Revolving Loan Commitment Expiration Date or (iv) if a Default shall have occurred and be continuing and provided, further, that if the Borrowers shall fail to give any
               --------  -------
required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Base Rate Loans on the last day of such then-expiring Interest Period.

     2.7  Minimum Amounts of Tranches.  All borrowings, conversions and
          ---------------------------
continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche (except Loans made pursuant to Section 2.3(c)) shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and, in any case, there shall not be more than 12 Tranches.

     2.8  Interest Rates and Payment Dates.
          --------------------------------

     (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus the Applicable Revolving Loan Margin.

     (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Revolving Loan Margin.

     (c) If any Default shall have occurred and be continuing, all amounts outstanding shall bear interest at a rate per annum which is the rate described in paragraph (b) of this Section plus 2% from the date of the occurrence of such Default until such Default is no longer continuing (after as well as before judgment).

     (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable on demand.

     (e)  For purposes of determining (i) the Applicable Margin for all Loans,
(ii) the Applicable Margin for the letter of credit fees referred to in Section 2.3(e) and (iii) the Maximum Total Debt Ratio for the commitment fees referred to in Section 2.16, interest rates on the Loans and such fees shall be calculated on the basis of the Maximum Total Debt Ratio set forth in the most recent Covenant Compliance Certificate received by the Agent in accordance with
Section 5.1(b). For accrued and unpaid interest and fees only (no changes being made for interest or fee payments previously made), changes in interest rates on the Loans, or in such fees, attributable to changes in the Applicable Margin (with respect to Loans and letter of credit fees) and changes in the Maximum Total Debt Ratio (with respect to commitment fees) caused by changes in the applicable Covenant Compliance shall be calculated upon the delivery of a Covenant Compliance Certificate and such change shall be effective (y) in the case of a Base Rate Loan or such fees, from the first day subsequent to the last day covered by the Covenant Compliance Certificate and (z) in the case of a LIBOR Loan , from the first day of the Interest Period applicable to such LIBOR Loan subsequent to the last day covered by the Covenant Compliance Certificate. If, for any reason, Entravision shall fail to deliver a Covenant Compliance Certificate when due in accordance with Section 5.1(b), and such failure shall continue for a period of ten days, the Revolving Loan Leverage Level shall be deemed to be Revolving Loan Leverage Level 1 (for purposes of determining the Applicable Margin on Loans or letter of credit fees) and the applicable rate shall be deemed to be the highest rate set forth in Section 2.16 (for purposes of determining commitment fees), as applicable, in each case retroactive to the date on which Entravision should have delivered such Covenant Compliance Certificate and shall continue until a Covenant Compliance Certificate indicating a different Revolving Loan Leverage Level is delivered to the Agent.

     2.9  Computation of Interest and Fees.
          --------------------------------

     (a) Interest on Base Rate Loans (other than Base Rate Loans based on the Federal Funds Effective Rate) shall be calculated on the basis of a 365- (or 366-, as the case may be), day year for the actual days elapsed and interest on LIBOR Loans, unused commitment fees and all other Obligations of the Borrowers shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a LIBOR Adjusted Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Base Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

     2.10  Inability to Determine Interest Rate.  In the event that prior to the
           ------------------------------------
first day of any Interest Period:

     (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period, or

     (b) the Agent shall have received notice from the Majority Lenders acting in good faith that the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such

Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall accrue interest at the Base Rate, (y) Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Base Rate Loans to LIBOR Loans.

     2.11  Pro Rata Treatment and Payments.  Each borrowing by the Borrowers
           -------------------------------
from the Lenders hereunder, and any reduction of the Aggregate Revolving Loan Commitment or the Aggregate Incremental Loan Commitment, shall be made pro rata according to the respective Commitment Percentages of the applicable Lenders. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal and interest amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrowers hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, Los Angeles time, on the due date thereof to the Agent, for the account of the applicable Lenders, at the Agent's office specified in
Section 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

     2.12  Illegality.  Notwithstanding any other provision herein, if any
           ----------
change after the Closing Date in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Applicable Lending Office to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall forthwith be suspended during such period of illegality and (b) the Loans of such Lender or Applicable Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.15. To the extent that a Lender's LIBOR Loans have been converted to Base Rate Loans pursuant to this Section 2.12, all payments and prepayments of principal that otherwise would be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans.

     2.13  Increased Costs.
           ---------------

     (a) In the event that any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, letters of credit or guarantees issued by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

          (ii) shall impose on such Lender or Applicable Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to the Agent of issuing or maintaining any Letter of Credit by an amount which the Agent deems to be material, or to such Lender or Applicable Lending Office, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, or purchasing or maintaining any participation in a Letter of Credit, or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrowers shall immediately pay to the Agent, for its own account or on behalf of such Lender or Applicable Lending Office, as applicable, upon the demand of the Agent for itself or at the request of such Lender, as applicable, any additional amounts necessary to compensate such Lender or the Agent, as applicable, for such increased cost or reduced amount receivable. If the Agent, any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrowers, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Agent or such Lender or Applicable Lending Office, through the Agent, to the Borrowers shall be conclusive evidence of the accuracy of the information so recorded, absent manifest error. This covenant shall survive the termination of this Agreement, expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

     (b) If, after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the Agent at the request of such

Lender, the Borrowers shall immediately pay to the Agent on behalf of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be conclusive, absent manifest error. This obligation of the Borrowers under this Section 2.13(b) shall survive repayment of the Loans, expiration of the Letters of Credit and all other amounts hereunder in full and the termination of this Agreement.

     2.14 Taxes.
          -----

     (a) All payments made by the Borrowers in respect of the Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender in respect of the Obligations, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. The Agent or a Lender, as the case may be, shall deliver to the Borrowers a certificate in good faith setting forth the amount of such Taxes, the calculation of such Taxes and an explanation of the requirement therefor, all in reasonable detail and such certificate shall be conclusive, absent manifest error. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter, the Borrowers shall send to the Agent, for its own account or for the account of such Lender, as the case may be, a copy of an original official receipt received by the Borrowers showing payment thereof or such other evidence of payment reasonably satisfactory to the Agent. If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

     (b) Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrowers and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner or certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers or the Agent, unless in any such case an event beyond the control of such Lender (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advised the Borrowers and the Agent. Each such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

     2.15  Indemnity.  The Borrowers agree to indemnify each Lender and to hold
           ---------
each Lender harmless from and to pay each Lender within 5 Business Days of such Lender's demand the amount of any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which such Lender may sustain or incur as a consequence of
(a) default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Loan, (b) default by the Borrowers in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrowers of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. A Lender's certificate as to such liability, loss or expense shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     2.16  Unused Commitment Fees.
           ----------------------

     (a) The Borrowers agree to pay to the Revolving Loan Lenders an unused commitment fee to be shared pro rata among the Revolving Loan Lenders with respect to the Revolving Loan Commitments for the period from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date, based on the average daily aggregate amount of the unused Aggregate Revolving Loan Commitment from time to time in effect and computed at the applicable per annum rate set forth below:

     Maximum Total                         Commitment
      Debt Ratio                              Fee
     ------------                          ----------

      *6.00:1                                0.500%
     **6.00:1 - *5.00:1                      0.375%
     **5.00:1                                0.250%

Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Loan Commitment Expiration Date, commencing on the first such date to occur after the Closing Date.

     (b) The Borrowers agree to pay to the Incremental Loan Lenders following activation of the Aggregate Incremental Loan Commitment, an unused commitment fee to be shared pro rata among the Incremental Loan Lenders with respect to the Incremental Loan Commitments for the period from and including the Activation Date to but excluding the Incremental Loan Commitment Expiration Date, based on the average daily aggregate amount of the unused Aggregate Incremental Loan Commitment from time to time in effect and computed at the applicable per annum rate set forth below:

     Maximum Total                         Commitment
      Debt Ratio                               Fee
     -------------                         -----------

      *6.00:1                                 0.500%
     **6.00:1 - *5.00:1                       0.375%
     **5.00:1                                 0.250%

Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December and the Incremental Loan Commitment Expiration Date, commencing on the first such date to occur after the Activation Date.

     2.17  Mitigation of Costs. If any Lender, by changing its Applicable
           -------------------
Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the Borrowers under Section 2.10, 2.12, 2.13, or 2.14, such Lender shall take such action.

     SECTION 3.   REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the Loans and participate in the Letters of Credit, and to induce the Agent to issue the Letters of Credit, each Borrower hereby represents and warrants to the Agent and each Lender that:

     3.1   Organization and Good Standing. Each Borrower and each Subsidiary (a)
           ------------------------------
is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority (corporate, partnership, limited liability company and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted and (c) is duly qualified to conduct business as a foreign organization and is currently in good standing in each state and jurisdiction in which it conducts business.

*   greater than or equal to.
**  less than.

Each state and jurisdiction in which any Borrower or any Subsidiary is organized or is (or should be) qualified to conduct business is listed on Schedule 3.1 hereto.

     3.2   Power and Authority. Each Borrower has all requisite power and
           -------------------
authority under applicable law and under its Organic Documents to borrow hereunder. Each Borrower and each Subsidiary has all requisite power and authority under applicable law and under its Organic Documents to execute, deliver and perform the obligations under the Loan Documents to which it is a party. Except as disclosed on Schedule 3.2 hereto, all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for each Borrower and each Subsidiary to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

     3.3   Validity and Legal Effect. This Agreement constitutes, and the other
           -------------------------
Loan Documents to which any Borrower or any Subsidiary is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of each Borrower (jointly and severally) and each Subsidiary enforceable against it in accordance with the terms thereof.

     3.4   No Violation of Laws or Agreements. The execution, delivery and
           ----------------------------------
performance of the Loan Documents, (a) will not violate or contravene any Requirement of Law, (b) will not result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which any Borrower, any Subsidiary or any of its respective property may be bound, and (c) will not result in or require the creation of any Lien (other than pursuant to the Loan Documents ) upon or with respect to any properties of any Borrower or any Subsidiary, whether such properties are now owned or hereafter acquired.

     3.5   Title to Assets; Existing Encumbrances; Intellectual and Real
           -------------------------------------------------------------
Property. Each Borrower and each Subsidiary has good and marketable title to all
--------
of its real and personal properties and assets, free and clear of any Liens, except the security interests granted to the Agent for the benefit of the Lenders under the Loan Documents. Schedule 3.5A hereto lists each trademark, service mark, copyright, patent, database, customized application software and systems integration software, trade secret and other intellectual property owned, licensed, leased, controlled or applied for by any Borrower or any Subsidiary (the "Intellectual Property"). To the Borrowers' knowledge, no claim
                 ---------------------
has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do the Borrowers know of any valid basis for any such claim. To each Borrower's knowledge, the use of such Intellectual Property by the Borrowers and their Subsidiaries does not infringe on the rights of any Person, nor, to the Borrowers' knowledge, do the use by other Persons of such Intellectual Property infringe on the rights of the Borrowers and their Subsidiaries. Schedule 3.5B hereto lists each real property interest and license owned, leased or otherwise used by any Borrower or any Subsidiary, together with relevant identifying information describing, among other things, the location and use of each such real property interest or license, whether such interest is owned or leased. Each such property and asset is in good order and repair (ordinary wear and tear excepted) and is fully covered by the insurance required under the Loan Documents. Each such property and asset owned by any Borrower is titled in the current legal name of such Borrower. Each such property and asset owned by any Subsidiary is titled in the current legal name of such Subsidiary. No Borrower and no Subsidiary has used (or permitted the filing of any financing statement under) any legal or operating name at any time during the twelve consecutive calendar months immediately preceding the execution of this Agreement, except as identified on Schedule 3.5C hereto.

     3.6   Capital Structure and Equity Ownership. Schedule 3.6 hereto
           --------------------------------------
accurately and completely discloses (a) the number of shares and classes of equity ownership rights and interests of each Borrower (whether existing as common or preferred stock, general or limited partnership interests, or limited liability company membership interests, or warrants, options or other instruments convertible into such equity) and (b) the ownership thereof. All such shares and interests are validly existing, fully paid and non-assessable. In addition to the equity interests in the Borrowers set forth on Schedule 3.6, Univision is entitled to purchase Class A Membership Interests in Entravision by exercising the Univision Option. If the Univision Option were exercised on the Closing Date, Univision would be entitled to purchase an approximately 25.86% interest in Entravision. Pursuant to the terms of the Univision Investment Documents and the Operating Agreement, such interest may increase or decrease over time.

     3.7   Subsidiaries, Affiliates and Investments. Schedule 3.7 hereto
           ----------------------------------------
accurately and completely discloses (a) each Subsidiary and Affiliate of each Borrower (other than its officers and directors) and (b) each investment in or loan to any other Person by any Borrower.

     3.8   Material Contracts. Schedule 3.8 hereto accurately and completely
           ------------------
discloses each contract and agreement material to the financial condition or operation of any Borrower or any Subsidiary (each, a "Material Contract," and
                                                      -----------------
collectively, the "Material Contracts"). No Borrower and no Subsidiary has
                   ------------------
committed any unwaived breach or default under any Material Contract, and no Borrower has any knowledge or reason to believe that any other party to any Material Contract has or might have committed any unwaived breach or default thereof. For purposes of this Section 3.8, Program Contracts, Affiliation Agreements, Option Agreements, Material Leases and Program Services Agreements are "Material Contracts" and each Program Contract, Affiliation Agreement, Option Agreement, Material Lease and Program Services Agreement to which any Borrower or any Subsidiary is a party is described on Schedule 1.1 or 3.8, as applicable. Each of the Material Contracts is a legal, valid and binding obligation of each Borrower and Subsidiary party thereto, enforceable in accordance with its terms. The Agent has received a complete and correct copy of each of the Material Contracts (including in each case all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto and other side letters or agreements affecting the terms thereof. The Borrowers represent that the expiration dates for the Material Leases set forth on Schedule 1.1 are accurate as of the Closing Date.

     3.9   Media Licenses. Each Borrower and each Subsidiary possesses all Media
           --------------
Licenses necessary or required in the conduct of its businesses and/or the operation of its properties. Each Media License is valid, binding and enforceable on, against and by such Borrower or such Subsidiary, as applicable. Each Media License is subsisting without any defaults thereunder or enforceable adverse limitations thereon, and no Media License is subject to any proceedings or claims opposing the issuance, renewal, development or use thereof or contesting the validity thereof. Schedule 3.9 hereto accurately and completely lists each material Media License directly or indirectly owned by each Borrower (including, whether or not otherwise "material", each Media License issued by the FCC, and further including all pending applications and renewals therefor), together with relevant identifying information describing such Media License. With respect to each FCC license listed on Schedule 3.9 hereto, the description includes, among other things, the call sign, frequency, location, file number, issuance date (original or most recent renewal), and expiration date.

     3.10  Taxes and Assessments. Except as disclosed on Schedule 3.10 hereto,
           ---------------------
each Borrower and each Subsidiary has timely filed all required tax returns and reports (federal, state and local) or has properly filed for extensions of the time for the filing thereof. No Borrower has knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such taxes. All taxes (federal, state and local) imposed upon any Borrower or any Subsidiary or any of its properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for those taxes being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP (all as also disclosed on Schedule 3.10 hereto). There are no taxes imposed on the Borrowers or their Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Borrowers, the Agent, or the Lenders of this Agreement or any other Loan Document to which the Borrowers or the Subsidiaries are party, or on any payment to be made by the Borrowers pursuant hereto or thereto.

     3.11  Litigation and Legal Proceedings. Except as disclosed on Schedule
           --------------------------------
3.11 hereto, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the best of each Borrower's knowledge and information after due inquiry, threatened (i) with respect to any Loan Document or the transactions contemplated thereby or
(ii) against any Borrower, any Subsidiary or any Property that, if adversely resolved, could have a Material Adverse Effect.

     3.12  Accuracy of Financial Information.
           ---------------------------------

     (a) All information previously furnished to the Agent and the Lenders that was prepared by or on behalf of any Borrower concerning the financial condition and operations of any one or more Borrowers, including (i) the unaudited combined and combining financial statements of the Borrowers as of June 30, 1998 for the quarter then ended as well as for the 12 months ended as of the end of such quarter and (ii) the audited combined and combining financial statements of each Borrower as of December 31, 1997, (A) have been prepared in accordance with GAAP consistently applied (except as described in Schedule 3.12 hereto), (B) are true, accurate and complete in all material respects, (C) fairly present the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby and (D) disclose all material liabilities (contingent and otherwise) of each Borrower; provided, that, with
                                                         --------  ----
regard to clause (i), to the extent such financial statements relate to an Acquisition (and to periods prior to the date such Acquisition was consummated by Entravision), the foregoing representations shall be given to the best of each Borrower's knowledge.

     (b) Since December 31, 1997 there has been no event or condition resulting in a Material Adverse Effect.

     3.13 Accuracy of Other Information. All information contained in any material application, schedule, report, certificate, or any other document given to the Agent or any Lender by any Borrower or any other Person in connection with the Loan Documents is in all material respects true, accurate and complete, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All projections given to the Agent or any Lender by any Borrower or any other Person on behalf of any Borrower have been prepared with a reasonable basis and in good faith making use of such information as was available at the date such projection was made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrowers to be reasonable at the time made and as of the Closing Date, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

     3.14  Compliance with Laws Generally. Each Borrower and each Subsidiary is
           ------------------------------
in compliance in all material respects with all Requirements of Law applicable to it, its operations and its properties.

     3.15  ERISA Compliance.
           -----------------

     (a) Each Borrower and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA, and all rules, regulations and orders implementing ERISA.

     (b) None of the Borrowers, any Subsidiary or any ERISA Affiliate thereof maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which any Borrower, any Subsidiary or any ERISA Affiliate thereof could have any withdrawal liability.

     (c) None of the Borrowers, any Subsidiary or any ERISA Affiliate thereof sponsors or maintains any defined benefit pension plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived.

     (d) The liability for accrued benefits under each defined benefit pension plan that will be sponsored or maintained by any Borrower, any Subsidiary or any ERISA Affiliate thereof (determined on the basis of the actuarial assumptions utilized by the PBGC) does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan.

     (e) The aggregate liability of each Borrower, each Subsidiary and each ERISA Affiliate thereof arising out of or relating to a failure of any employee benefit plan within the meaning of Section 3(2) of ERISA to comply with provisions of ERISA or the Code will not have a Material Adverse Effect.

     (f) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of any Borrower, any Subsidiary or any ERISA Affiliate thereof under any plan, program or arrangement providing post-retirement, life or health benefits.

     (g) No Reportable Event and no Prohibited Transaction (as defined in ERISA) has occurred or is occurring with respect to any plan with which any Borrower or any Subsidiary is associated.

     3.16  Environmental Compliance.
           ------------------------

     (a) Each Borrower and each Subsidiary has received all permits and filed all notifications necessary under and is otherwise in compliance in all material respects with all federal, state and local laws, rules and regulations governing the control, removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products, including, without limitation, as provided in the provisions of and the regulations under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, (ii) the Solid Waste Disposal Act, (iii) the Clean Water Act and the Clean Air Act, (iv) the Hazardous Materials Transportation Act, (v) the Resource Conservation and Recovery Act of 1976 and (vi) the Federal Water Pollution Control Act Amendments of 1972 (all of the foregoing enumerated and non-enumerated statutes, including without limitation any applicable state or local statutes, all as amended, collectively, the "Environmental Control Statutes").
                   ------------------------------

     (b) No Borrower or Subsidiary has given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local agency with regard
                                  ---
to any actual or imminently threatened removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products either (i) on properties owned or leased by such Borrower or such Subsidiary or (ii) otherwise in connection with the conduct of its business and operations.

     (c) No Borrower or Subsidiary has received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.

     (d) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrowers, threatened, under any Environmental Control Statute to which the Borrowers or any of their Subsidiaries is named as a party with respect to the Properties or the business conducted at the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Control Statute with respect to the Properties or such business.

     3.17  Federal Regulations. No Letter of Credit and no part of the proceeds
           -------------------
of any Loans are intended to be or will be used, directly or indirectly for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Lender or the Agent, and in any event upon consummation of any acquisition involving the purchase of stock by the Borrowers or any Subsidiary, the Borrowers will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

     3.18  Fees and Commissions. Except as disclosed on Schedule 3.18 hereto or
           --------------------
as required by Section 2.16 hereof or the letter referred to in Section 4.1(f), no Borrower or Subsidiary owes or will owe any fees or commissions of any kind in connection with this Agreement or the transactions contemplated hereby (including any acquisition consummated under Section 6.7(e)), and no Borrower knows of any claim (or any basis for any claim) for any fees or commissions in connection with this Agreement or such transactions.

     3.19  [Intentionally Omitted].
           -----------------------

     3.20  Solvency. Immediately prior to and upon the execution of this
           --------
Agreement and the funding of the Loans and the issuance of any Letters of Credit to be funded or issued on the Closing Date, each Borrower and each Guarantor not an individual was, is and will be Solvent.

     3.21  FCC-Related Representations. Without limiting the generality of the
           ---------------------------
foregoing representations and warranties, each Borrower further represents and warrants as follows:

     (a) Except as described on Schedule 3.21 hereto, there is no outstanding or unresolved (i) application by any Borrower or any Subsidiary for any Media License (except for those applications described on Schedule 3.9, if any, for modifications of facilities or licenses to cover construction permits), including any renewal of any Media License, (ii) to the best of such Borrower's knowledge, material complaint to the FCC regarding any Borrower or any Subsidiary or any Media License, (iii) litigation, investigation or other inquiry by or before the FCC involving any Borrower, any Subsidiary or any Media Licenses, or (iv) FCC enforcement proceeding against any Borrower, any Subsidiary or any Media License, including without limitation, any notice of violation, any notice of apparent liability for forfeiture, or any forfeiture.

     (b) The Media Licenses identified on Schedule 3.9 hereto constitute all of the Media Licenses required by the Communications Act for the operation of each Borrower's and each Subsidiary's business as it is currently being operated. Each such Media License is validly outstanding and effective and has been renewed by the FCC without condition for a full term in accordance with the Communications Act. There are no modifications, amendments or revocations (pending or, to the best knowledge of each Borrower after due inquiry, threatened) that could materially and adversely affect the operations or financial condition of any Borrower, any Subsidiary or any Station. After due inquiry, no Borrower knows of any reason why the FCC would not routinely grant, for a full term and without condition, the application by such Borrower or such Subsidiary, as applicable, for the renewal of each such Media License over which the FCC has jurisdiction, when and as such application shall become due to be filed with the FCC.

     (c) Except as described on Schedule 3.21 hereto, after due inquiry, no Borrower knows of any application currently pending before, or to be filed with, the FCC, the grant of which application would result in the authorization of a new or modified station whose authorized transmissions would materially and impermissibly interfere with any of the operations, signals, transmission or receptions of such Borrower or its Subsidiaries (as such impermissible interference is described in the FCC's rules, regulations and policies, including, without limitation, the FCC's rules relating to Receiver Induced Third Order Intermodulation Effect, Blanketing, Antenna Separation, Desired-to-Undesired Signal Ratios, and Prohibited Contour Overlap).

     (d) The execution, delivery and performance of the Univision Investment Documents, including the exercise of the Univision Option in accordance with the terms thereof, do not and will not result in a violation of the Communications Act or any rule, regulation or policy of the FCC; provided that a waiver of the FCC will be
                                 -------- ----
required, prior to exercise of the Univision Option, with regard to the Grade B contour overlap between KSMS and KDTV(TV) Channel 14, San Francisco, California ("KDTV"), owned and operated by Univision. No Grade A contour overlap exists
  ----
between KSMS and KDTV and KSMS and KDTV are located in different "Nielsen DMA's," as defined by the FCC in the Second Further Notice of Proposed Rule
                                     --------------------------------------
Making Docket No. 91-221 et al., FCC 96-438 (released November 7, 1996) (the
------
"Second Further Notice") at Paragraph 4, so as to be eligible for waiver
 ---------------------
pursuant to paragraphs 56-57 of the Second Further Notice.

     3.22  Investment Company Act; Other Regulations. None of the Borrowers or
           -----------------------------------------
the Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").
                 ----------------------

     3.23  Copyright Act Requirements. Each Borrower and each Subsidiary has
           --------------------------
recorded or deposited with and paid to the United States Copyright Office, the Registrar of Copyrights, the Patent and Trademark Office, the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and/or any other licensors of copyrighted materials, all notices, statements of account, royalty fees and other documents and instruments required under the terms and conditions of any patent, trademark, service mark, trade name and copyright used in the operation of a Station and/or the Copyright Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder and, except as disclosed in writing to the Agent, is not liable in a material amount to any Person for copyright infringement under any law, rule, regulation, contract or license as a result of its business operation.

     3.24  Nature of Business. Neither the Borrowers nor any of their
           ------------------
Subsidiaries is engaged in any material business other than (i) the ownership and operation of primarily Spanish-language television and radio stations and translators, (ii) the outdoor advertising business, (iii) the acquisition, financing, production and exploitation of programming and (iv) the ownership of stock of or other interests in companies that own and operate such facilities and businesses.

     3.25  Ranking of Loans. This Agreement and the other Loan Documents to
           ----------------
which the Borrowers are party, when executed, and the Loans, when borrowed are and will be the direct and general obligations of the Borrowers. The Borrowers obligations hereunder and thereunder rank and will rank at least pari passu in
                                                                 ---- -----
priority of payment to all other Senior Debt.


     3.26  Condemnation. To the Borrowers knowledge, no taking of any of the
           ------------
Properties or any part thereof through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to the knowledge of the Borrowers, threatened by any Governmental Authority.

     SECTION 4.   CONDITIONS PRECEDENT

     4.1   Conditions to Closing Date. The agreement of each Lender to make the
           --------------------------
Loans requested to be made by it on the Closing Date and participate in any Letters of Credit issued on the Closing Date and the agreement of the Agent to issue any Letters of Credit requested to be issued on the Closing Date are subject to the satisfaction, immediately prior to or concurrently with the making of such Loans and/or the issuance of and participation in such Letters of Credit on the Closing Date, of the following conditions precedent:

     (a)   Credit Agreement. The Agent shall have received this Agreement,
           ----------------
executed and delivered by an officer of each of the Borrowers as of the Closing Date.

     (b)   Other Loan Documents. The Agent shall have received the Revolving
           --------------------
Notes, the Guarantees, the Guarantor Security Agreements, the Mortgage Modifications, the Security Agreement, the Univision Subordination Agreement, such spousal consents as the Agent shall require and all UCC-1 Financing Statements, amendments to UCC-1 Financing Statements, and other agreements or instruments required to create or perfect a security interest in the Collateral executed in connection herewith, in each case executed and delivered by an officer of the relevant Obligor.

     (c)   Incumbency Certificates. The Agent shall have received an incumbency
           -----------------------
certificate of each Borrower, each corporate or limited liability company Guarantor and Univision, in each case dated the Closing Date, executed by one of its Responsible Officers or its Secretary or Assistant Secretary.

     (d)   Corporate/Limited Liability Company Proceedings. The Agent shall have
           -----------------------------------------------
received a copy of the resolutions of the Board of Directors of each of the corporate Borrowers and Guarantors, and a copy of the resolutions of the Executive Committee of each limited liability company Borrower and Guarantor, each dated as of the Closing Date authorizing (i) the execution, delivery and performance of the Loan Documents to which it is or will be a party, (ii) the borrowings contemplated hereunder (in the case of the Borrowers), and (iii) the execution and delivery by the Managing Members on behalf of each Borrower of all notices, certificates and other documents to be delivered under the Loan Documents from time to time, in each case certified by the Secretary or an Assistant Secretary of such Obligor or the Managing Members of such Obligor, as applicable, as of the Closing Date, which certificate states that such resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

     (e)   Organic Documents. The Agent shall have received copies of the
           -----------------
Organic Documents of each Borrower and each corporate or limited liability company Guarantor, certified as of the Closing Date as complete and correct copies thereof (or, with respect to copies of Organic Documents which have not been amended since their delivery to the Agent under the Original Credit Agreement, a certificate stating that such copies remain complete and correct and such documents have not been amended) by the Secretary or an Assistant Secretary of such Obligor.

     (f)   Fees and Costs. The Agent shall have received payment of all fees,
           --------------
costs and expenses, including legal fees (if requested by the Agent) and the fees set forth in the fee side letter executed by the Borrowers and the Agent in connection herewith, accrued and unpaid and otherwise due and payable on or before the Closing Date by the Borrowers in connection with this Agreement.

     (g)   Legal Opinions. The Agent shall have received, with a counterpart for
           --------------
each Lender, the following executed legal opinions:

           (i) the executed legal opinion of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., counsel to the Borrowers and the Guarantors, in form and substance satisfactory to the Agent;

           (ii) the executed legal opinion of Thompson, Hine & Flory, LLP, FCC counsel to the Borrowers and the Guarantors, in form and substance satisfactory to the Agent; and

           (iii) such other legal opinions as the Agent may reasonably request.

     (h)   Material Contracts. The Agent shall have received, with a counterpart
           ------------------
for each Lender, copies of (i) each Affiliation Agreement, each Program Services Agreement and each Option Agreement, each of which shall have been duly assigned to the Agent, (ii) each other Material Contract, (iii) each Equityholder Agreement, (iv) each employment agreement and non-compete agreement between any Borrower and any director, officer or employee of any Borrower, (v) each written agreement between any Borrower and any Affiliate of any Borrower and (vi) the Univision Investment Documents, all of the foregoing in form and substance satisfactory to the Agent and all as certified as true and correct by a Responsible Officer of the Borrowers (or, with respect to copies of such documents which have not been amended since their delivery to the Agent under the Original Credit Agreement, a certificate stating that such copies remain complete and correct and such documents have not been amended).

     (i)   Recording. The Agent shall have received as of the Closing Date
           ---------
evidence of the recording, or of the provision acceptable to the Agent for the recording, of each Mortgage Modification and any other documents reasonably necessary to be recorded in such office or offices as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect each Lien purported to be created thereby or to otherwise protect the rights of the Agent and the Lenders thereunder and evidence of the filing, or of provision acceptable to the Agent for the filing, of appropriate financing statements on Form UCC-1 naming the Agent, for the benefit of the Lenders, as secured party, in such office or offices as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests purported to be created by any of the Collateral Documents or the Guarantor Collateral Documents.

     (j)   Lien Searches. The Agent shall have received such UCC searches as it
           -------------
shall deem necessary.

     (k)   Stock Certificates; Etc. The Agent shall have received, to the extent
           ------------------------
not previously delivered to the Agent under the Original Credit Agreement, (i) original stock certificates representing all outstanding shares of stock of each corporate Borrower (other than the shares of the Minority Shareholders) and each corporate Subsidiary, together with an undated stock power for each of such certificates, duly executed in blank by an authorized officer of the pledgor and
(ii) such Limited Liability Company Notices and Limited Liability Company Acknowledgments as are required by the Security Agreement.

     (l)   Good Standing Certificates. With respect to each Borrower and each
           --------------------------
corporate and limited liability company Guarantor, the Agent shall have received a certificate, dated a recent date, of the Secretary of State of the state of formation of such Obligor and each other jurisdiction where such Obligor is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, each Obligor in such state.

     (m)   Univision Affiliation Agreements. A consent and acknowledgment, in
           --------------------------------
form and substance acceptable to the Agent, executed by Univision with regard to each of its Consents to Assign and Encumber.

     (n)   No Default/Representations.  No Default shall have occurred and be
           --------------------------
continuing on the Closing Date or would occur after giving effect to the Loans requested to be made, or Letters of Credit requested to be issued, on the Closing Date, and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in this Section 4.1 prior to or on the Closing Date shall be correct in all material respects on and as of the Closing Date, and the Agent shall have received a certificate of the Borrowers to such effect in the form of Exhibit D, dated as of the Closing Date and executed by a Responsible Officer of each Borrower.

     (o)   No Prohibitions.  No statute, rule, regulation, order, decree or
           ---------------
preliminary or permanent injunction of any court or administrative agency or, to the best knowledge of the Borrowers, any such action threatened by any Person, shall be in effect that prohibits the Lenders from consummating the transactions contemplated by this Agreement or any other Loan Document, and the Agent shall have received a certificate of a Responsible Officer of the Borrowers to such effect.

     (p)   Solvency Certificate. The Agent shall have received (i) a certificate
           --------------------
of the Chief Financial Officer of each Borrower and each Guarantor not an individual, to the effect that each Borrower and each such Guarantor is Solvent after giving effect to the funding of the Loans and the issuance of any Letters of Credit to be made or issued on the Closing Date, the execution and delivery of the Guarantees, and the payment of all estimated legal, investment banking, accounting, and other fees related hereto and thereto and (ii) a certificate of each individual Guarantor to the effect that such Guarantor is Solvent after giving effect to the execution and delivery of such Guarantor's Guarantee.

     (q)   Flood Plain. The Agent shall have received and approved, with respect
           -----------
to each Property referred to on Schedule 1.1, evidence whether such Property is located in an area identified as a flood plain area as defined by the U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973.

     (r)   Abstractor's Certificate. The Agent shall have received as of the
           ------------------------
Closing Date, with respect to the El Paso Headquarters Deed of Trust, an abstractor's certificate evidencing the continued first-priority Lien of the El Paso Headquarters Deed of Trust, subject only those exceptions reasonably acceptable to the Agent.

     (s)   Insurance Policies.  The Agent shall have received evidence that the
           ------------------
insurance policies provided for in Section 5.5 and in the other Loan Documents are in full force and effect, certified by the insurance broker therefor, together with appropriate evidence showing the Agent as an additional named insured or loss payee, as appropriate, for the benefit of the Lenders, all in form and substance reasonably satisfactory to the Agent.

     (t)  Operational Consents; FCC Matters. The Agent shall have received
          ---------------------------------
evidence, in form and substance reasonably satisfactory to the Agent that (i) the Borrowers and their Subsidiaries have obtained all FCC consents and licenses required by law or necessary for the operation of the Borrowers and their Subsidiaries and (ii) the Borrowers and their Subsidiaries have obtained all other consents and licenses required by law or necessary for the operation of the Borrowers and their Subsidiaries.

     (u)  Additional Proceedings. The Agent shall have received such other
          ----------------------
approvals, opinions and documents as any Lender, through the Agent, may reasonably request and all legal matters incident to the making of such Loans and issuance of such Letters of Credit shall be reasonably satisfactory to the Agent.

     4.2  Conditions to Incremental Loans. The agreement of each Incremental
          -------------------------------
Loan Lender to make the initial Incremental Loans on or after the Activation Date shall be subject to the satisfaction, immediately prior to or concurrently with the making of such Loans of the following conditions precedent (in addition to such other conditions precedent, including the payment of facility fees, as shall be mutually agreed to by the Borrowers and the Incremental Loan Lenders prior to the Activation Date), in each case to the satisfaction of the Agent and the Majority Incremental Loan Lenders:

     (a)  Closing Date.  The Closing Date shall have occurred.
          ------------

     (b)  Incremental Notes. The Agent shall have received, for each Incremental
          -----------------
Loan Lender, an Incremental Note duly executed by the Borrowers in favor of such Lender in a principal amount equal to such Incremental Loan Lender's Incremental Loan Commitment.

     (c)  Corporate/Limited Liability Proceedings. The Agent shall have received
          ---------------------------------------
a copy of the resolutions of the Board of Directors of each of the corporate or Borrowers and Guarantors and a copy of the resolutions of the Executive Committee of each of the limited liability company Borrowers and Guarantors, each dated as of the date of such initial borrowing authorizing the borrowing of Incremental Loans pursuant to the Incremental Loan Commitments and certified by the Secretary or an Assistant Secretary, or the Managing Members, of such Obligor, which certificate states that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect.

     (d)  Omnibus Certificate. The Agent shall have received an Omnibus
          -------------------
Certificate of each Borrower and each corporate or limited liability company Guarantor, dated the date of such borrowing, stating that (i) the Organic Documents and Incumbency Certificate of such Borrower or Guarantor delivered to the Agent on the Closing Date remain true and correct and in full force and effect with no amendments thereto (or, if amended, attaching copies of such amendments not previously delivered to the Agent), (ii) the copies of the Material Contracts delivered to the Agent on the Closing Date remain true and correct and in full force and effect with no amendments thereto (or, if amended, attaching copies of such amendments not previously delivered to the Agent) and such Material Contracts, together with the contracts and agreements delivered on the Closing Date, constitute all contracts and agreements delivered on the Closing Date, constitute all contracts and agreements material to the financial condition or operation of each Borrower and each Subsidiary and
(iii) no change in such Borrower's financial condition or otherwise has occurred which would make any financial certificate delivered to the Agent in connection with the Closing Date incorrect or misleading.

     (e)  Fees and Costs. The Agent shall have received payment of all fees,
          --------------
costs and expenses, including legal fees, accrued and unpaid and otherwise due and payable on or before such date by the Borrowers in connection with this Agreement.

     (f)  Pro Forma Covenant Compliance Certificate. The Agent shall have
          -----------------------------------------
received a Covenant Compliance Certificate showing compliance with the covenants referred to therein, on a pro forma basis, as of such date.
                          --- -----

     (g)  No Default/Representations. No Default shall have occurred and be
          --------------------------
continuing on such borrowing date or would occur after giving effect to the Loans requested to be made on such borrowing date and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in this Section 4.2 prior to or on such borrowing date shall be correct in all material respects on and as of such borrowing date, and the Agent shall have received a certificate of the Borrowers to such effect in the form of Exhibit D, dated as of such borrowing date and executed by a Responsible Officer of each Borrower.

     (h)  Additional Proceedings. The Agent shall have received such other
          ----------------------
approvals, opinions and documents as any Incremental Loan Lender, through the Agent, may reasonably request and all legal matters incident to the making of such Incremental Loans shall be reasonably satisfactory to the Agent.

     4.3  Conditions to Each Loan or Letter of Credit. The agreement of each
          -------------------------------------------
Lender to make each Loan and to participate in each Letter of Credit, and the agreement of the Agent to issue each Letter of Credit, requested to be made, issued or participated in by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or the issuance or participation in such Letter of Credit, of the following conditions precedent:

     (a)  Representations and Warranties; No Default. The following statements
          ------------------------------------------
shall be true and the Borrowers' acceptance of the proceeds of such Loan or their delivery of an executed Letter of Credit Request shall be deemed to be a representation and warranty of each Borrower on the date of such Loan or as of the date of issuance of such Letter of Credit, as applicable, that:

          (i) The representations and warranties contained in this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Closing Date pursuant hereto and on or prior to the date for such Loan or the issuance of such Letter of Credit are correct on and as of such date in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

          (ii) No Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of such Letter of Credit as of such date.

     (b)  Legality. The making of such Loan or the issuance of such Letter of
          --------
Credit, as applicable, shall not contravene any law, rule or regulation applicable to any Lender or the Borrowers or any other Obligor.

     (c)  Borrowing Notice/Letter of Credit Request. The Agent shall have
          -----------------------------------------
received a borrowing notice or Letter of Credit Request, as applicable, pursuant to the provisions of this Agreement from the Borrowers.

     (d)  Approvals. With respect to a borrowing in connection with an
          ---------
Acquisition, the Agent shall have received copies of all FCC and regulatory approvals and licenses necessary in connection with any such Acquisition (if such Acquisition shall be of a radio or television station), and all shareholder approvals necessary in connection with any such acquisition.

     (e)  Collateral Documentation. With respect to a borrowing in connection
          ------------------------
with an Acquisition, the Agent shall have received, reviewed and approved all documents reasonably necessary to insure that the Lenders have a first priority security interest in, and assignment of, all assets and interests acquired, unless the Majority Lenders shall otherwise consent with respect to any real property interests acquired, including consents of third parties if reasonably requested by the Agent.

     4.4  Conditions Subsequent
          ---------------------
     (a) Within 30 days after the Closing Date, the Borrowers shall deliver to the Agent the following, in each case in form and substance satisfactory to the Agent:

          (i) an executed copy of a Shareholders Agreement among the Telecorpus shareholders;

          (ii) with respect to the Telecorpus stock pledged by Walter F. Ulloa, an original undated stock power (executed in blank);

          (iii) an executed copy of the Univision Affiliation Agreement for Station KORO, Corpus Chrisi, Texas; and

          (iv) UCC Financing Statement amendments executed by the following entities for filing in the jurisdictions indicated: Cabrillo (California), Golden Hills (California, Colorado), KSMS (California), Las Tres Palmas (California), Tierra Alta (California, Nevada) and Entravision Holdings, L.L.C. (California).

     (b) Within 45 days after the Closing Date, the Borrowers shall use best efforts to deliver to the Agent the following, in each case in form and substance satisfactory to the Agent:

          (i) with respect to The Zevnik-Harvard Fund, a trust formed under the laws of the State of California, with respect to all membership interests owed by such trust in Entravision, the documents described in clauses (A)-(C) of the first sentence of Section 6.14; and

          (ii) with respect to the Luery Trust, (A) original undated stock power (executed in blank) with regard to the stock in Telecorpus pledged by the Luery Trust, (B) original undated stock power (executed in blank) with regard to the stock in Valley Channel 48 pledged by the Luery Trust, (C) a UCC Financing Statement amendment for filing in the State of California and
     (D) a Solvency Certificate.

     SECTION 5.  AFFIRMATIVE COVENANTS

     Each Borrower hereby agrees that from and after the Closing Date, so long as any Commitment remains in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, or any Letter of Credit remains outstanding:

     5.1  Financial Statements
          --------------------

     (a) Within 120 days after the close of each fiscal year, the Borrowers shall deliver to the Agent, for distribution to the Lenders, a complete set of audited annual combined and combining financial statements of the Borrowers, including a balance sheet, an income statement, a cash flow statement and a reconciliation of consolidated net worth (with accompanying notes and schedules). Such financial statements (i) must be prepared in accordance with GAAP consistently applied and (ii) must be certified without qualification by the Accountants. Together with the audited financial statements, the Agent must also receive a certificate signed by such Accountants, at the time of the completion of the annual audit, (A) stating that the financial statements fairly present the combined and combining financial condition of the Borrowers as of the date thereof and for the periods covered thereby and (B) that, to the knowledge of such Accountants, no Default exists under Section 6.1, to the extent such Section relates to accounting matters. In addition, such financial statements shall be accompanied by a certificate of a Responsible Officer of Entravision substantially in the form of Exhibit H hereto setting forth the calculation of Excess Cash Flow for such fiscal year;

     (b) Within 45 days of the end of each fiscal quarter, the Borrowers shall deliver to the Agent, for distribution to the Lenders, (x) unaudited combined and combining financial statements of the Borrowers for such quarter and (y) unaudited combined and combining financial statements for the Borrowers for the twelve months ended as of the end of such quarter, in each case in form and substance acceptable to the Agent. Such financial statements shall include, without limitation, a balance sheet, income statement and operating cash flow statement (with appropriate notes and schedules). In the case of the financial statements referred to in clause (x), such financial statements shall include a comparison of the results of such period with the budgeted results set forth in the budget referred to in Section 5.2(c)(or, prior to delivery of such budget, the budget delivered under the Original Credit Agreement), and must be prepared in accordance with GAAP consistently applied. In the case of the financial statements referred to in clause (y), such financial statements shall be prepared in accordance with GAAP consistently applied (except as required by Section 1.2(e)). Together with the quarterly financial statements, the Agent must also receive (i) a certificate executed by the Chief Financial Officer of each Borrower (A) stating that the financial statements fairly present the financial condition of each Borrower as of the date thereof and for the periods covered thereby, (B) certifying that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate and (C) certifying that to the best of such officer's knowledge, no

Default has occurred and the Borrowers are in compliance with their respective covenants in the Loan Documents to which they are party and (ii) a Covenant Compliance Certificate.

     (c) Within 30 days of the end of each month, the Borrowers shall deliver to the Agent, for distribution to the Lenders, an unaudited monthly combined and combining income statement, along with a comparison of the results of such month with the budgeted results set forth in the budget referred to in Section 5.2(c)(or, prior to delivery of such budget, the budget delivered under the Original Credit Agreement), in each case in form and substance acceptable to the Agent, certified by a Responsible Officer of each Borrower as fairly presenting the financial condition of each Borrower as of the date thereof and for the period covered thereby.

     (d) Within 45 days of the end of each fiscal quarter, the Borrowers shall deliver to the Agent, for distribution to the Lenders, a financial report, in form and substance acceptable to the Agent, relating to the operations of each Station (and to the outdoor advertising business, if any, operated by Entravision or any Subsidiary) as at the end of such quarter and the portion of the fiscal year through the end of such quarter, certified by a Responsible Officer of each Borrower as fairly presenting the financial condition of each Station (or such outdoor advertising business) as of the end of such quarter.

     5.2 Certificates; Other Information. The Borrowers shall furnish to the
         -------------------------------
Agent, for distribution to the Lenders:

     (a) within five Business Days after the same are filed, copies of all financial statements and reports which the Borrowers or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

     (b) promptly but, in any event, within five Business Days after receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Borrowers or any Subsidiary by the Accountants in connection with any annual or interim audit of the books thereof;

     (c) (i) by January 31 of each year, commencing with the fiscal year ending on December 31, 1999, a copy of the annual operating budget for Entravision and its Subsidiaries for such fiscal year, in form satisfactory to the Agent (notwithstanding the foregoing, Entravision shall have until March 31 of such year to amend the annual operating budget for such year to include the effect of any Acquisition consummated during the fourth quarter of the prior year); and
(ii), upon the consummation of any Acquisition having a purchase price equal to or greater than $15,000,000, a summary financial forecast for Entravision (which forecast shall be based on the budget figures delivered under clause (i), with such changes as are necessary to reflect such Acquisition on a pro forma basis) covering the period from consummation of said Acquisition to the Revolving Loan Commitment Expiration Date;

     (d) as soon as possible and in any event within five Business Days after the occurrence of a Default or, in the good faith determination of a Responsible Officer of Entravision, a Material Adverse Effect, the written statement by a Responsible Officer of Entravision, setting forth the details of such Default or Material Adverse Effect and the action which Entravision proposes to take with respect thereto;

     (e) promptly, but in any event within 30 days after any change in the senior management personnel of Entravision (including any change in the title or status of Walter F. Ulloa, Philip C. Wilkinson or Jeanette Tully), written notice of such change;

     (f) promptly but, in any event, within five Business Days after the same become available, copies of all statements, reports and other information which any Borrower sends to any holder of an equity interest therein;

     (g) (A) as soon as possible and in any event within 30 days after any Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower proposes to take with respect thereto, (B) promptly and in any event within ten days after receipt thereof by any Borrower or any ERISA Affiliate of any Borrower from the PBGC, copies of each notice received by such Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Borrowers or any Subsidiary if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of $500,000 and (D) promptly and in any event within ten days after receipt thereof by any Borrower or any ERISA Affiliate of any Borrower from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by such Borrower or such ERISA Affiliates concerning the imposition or amount of withdrawal liability under
Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

     (h) promptly after the commencement thereof, but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge by, any Borrower or any Subsidiary, notice of each material action, suit or proceeding before any Governmental Authority;

     (i) promptly after the sending or filing thereof, but in any event not later than ten Business Days following such sending or filing, copies of (A) all Ownership Reports on FCC Form 323 (or any similar form which may be adopted by the FCC from time to time) and any supplements thereto, and (B) all statements, reports and other information filed by or on behalf of the Borrowers or any Subsidiary with the FCC;

     (j) promptly, but in any event within one Business Day after any period during which the transmission at any Station or transmission site is interrupted or curtailed for an aggregate of 12 hours or more (whether or not consecutive), written notice thereof;

     (k) promptly upon receipt thereof, but in any event not later than five Business Days following such receipt, copies of all notices and other communications that any Borrower or any Subsidiary shall have received from the FCC with respect to any FCC hearing, order or dispute (A) directly concerning the Borrowers, any Subsidiary, any Station or any Media License or (B) that may have a Material Adverse Effect;

     (l) promptly upon receipt thereof, but in any event not later than ten Business Days following such receipt, copies of all Nielsen or Arbitron rating period reports; and

     (m) promptly, such additional financial and other information as any Lender, through the Agent, may from time to time reasonably request.

     5.3  Payment of Obligations. Each Borrower shall, and shall cause each of
          ----------------------
its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the failure to so satisfy such obligations would not have a Material Adverse Effect or except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower or its Subsidiaries, as the case may be.

     5.4  Conduct of Business and Maintenance of Existence. Each Borrower shall,
          ------------------------------------------------
and shall cause each of its Subsidiaries to, continue to engage in business of the same general type as conducted by such Borrower and its Subsidiaries as of the Closing Date and preserve, renew and keep in full force and effect its corporate or limited liability company existence, as applicable, and take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     5.5  Maintenance of Property; Insurance. Each Borrower shall, and shall
          ----------------------------------
cause each of its Subsidiaries to, keep all property useful or necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies or associations insurance on such of its property in at least such amounts and against such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (including casualty, liability, fire, flood, business interruption, earthquake and workers' compensation); and furnish to the Agent, upon written request, full information as to the insurance carried. All such policies of insurance on the property of the Borrowers and the Subsidiaries shall contain an endorsement, in form and substance reasonably satisfactory to the Agent in its sole discretion, showing the Agent, on behalf of the Lenders, as additional insured or loss payee, as appropriate, or as its interests appear. Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance companies will give the Agent at least 25 days' prior written notice before any such policy or policies of insurance shall be altered or canceled. All policies of insurance required to be maintained under this Agreement shall be in customary form and with insurers reasonably acceptable to the Agent and all such policies shall be in such amounts as shall be customary for similar companies in the same or similar business in the same geographical area. Each Borrower shall deliver to the Agent insurance certificates certified by such Borrower's insurance brokers, as to the existence and effectiveness of each policy of insurance and evidence of payment of all premiums then due and payable therefor. In addition, the Borrowers shall notify the Agent promptly of any occurrence causing a material loss of any insured Property and the estimated (or actual, if available) amount of such loss. Further, the Borrowers and their Subsidiaries shall maintain all insurance required under the other Loan Documents.

          (i) Each policy for liability insurance shall provide for all losses to be paid on behalf of the Agent and such Borrower or Subsidiary (as the case may be), as their respective interests may appear, and each policy for property damage insurance shall, to the extent applicable to equipment and inventory, provide for all losses (except for losses of less than $500,000 per occurrence, which may be paid directly to such Borrower or such Subsidiary, as applicable) to be paid directly to the Agent.

          (ii) Reimbursement under any liability insurance maintained by the Borrowers or their Subsidiaries pursuant to this Section 5.5 may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to equipment or inventory as to which clause (iii) of this Section 5.5 is not applicable, the Borrowers will make or cause to be made the necessary repairs to or replacements of such equipment or inventory, and any proceeds of insurance maintained by the Borrowers or their Subsidiaries pursuant to this Section
     5.5 shall be paid by the Agent to the Borrowers or such Subsidiaries, upon presentation of invoices and other evidence of obligations, as reimbursement for the costs of such repairs or replacements.

          (iii) Upon the occurrence and during the continuance of a Default, all insurance proceeds in respect of such equipment or inventory shall be paid to the Agent and applied in repayment of the Loans, as set forth in
     Section 2.5.

     5.6  Inspection of Property; Books and Records; Discussions. Each Borrower
          ------------------------------------------------------
shall, and shall cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and upon reasonable notice and at such reasonable times during usual business hours, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of such Borrower and its Subsidiaries with officers and employees of such Borrower and its Subsidiaries and with its Accountants.

     5.7 Environmental Laws. Each Borrower shall, and shall cause each of its
         ------------------
Subsidiaries to:

     (a) Comply in all material respects with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Control Statutes and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Control Statutes;

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Control Statutes and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Control Statutes except to the extent that the same are being contested in good faith by appropriate proceedings; and

     (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Control Statutes applicable to the operations of the Borrowers or any of their Subsidiaries, or the Borrowers' or any of their Subsidiaries' interest in Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

     5.8 Use of Proceeds. The Borrowers will use the proceeds of the Loans, and
         ---------------
any Letters of Credit issued hereunder, as follows:

          (i) the Revolving Loans shall be used (A) to finance the El Centro Radio Stations Acquisition, and other Acquisitions in accordance with Sections 6.7(e) and 4.3, and expenses associated therewith; (B) to redeem shareholder interests of Minority Shareholders, (C) for the payment of fees and expenses associated with the closing of the transaction set forth in this Agreement, (D) to refinance Indebtedness under the Original Credit Agreement, (E) for capital expenditures and general corporate purposes, including the payment of fees and expenses due hereunder from time to time and (F) to fund Escrow Deposits;

          (ii) the Incremental Loans shall be used (A) to finance Acquisitions in accordance with Sections 6.7(e) and 4.3 and (B) for capital expenditures and general corporate purposes; and

          (iii) any Letters of Credit shall be used for general corporate purposes and for Escrow Deposits.

Notwithstanding anything herein to the contrary, no Loan or Letter of Credit will be used for the purchasing or carrying of any Margin Stock.

     5.9  Compliance With Laws, Etc. Each Borrower shall comply, and shall cause
          -------------------------
each of its Subsidiaries to comply, in all material respects with all applicable Requirements of Law, such compliance to include, without limitation (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its Properties and (ii) paying all lawful claims which if unpaid might become a Lien upon any of its Properties; provided, however, that neither such Borrower
                                 --------  -------
nor any of such Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (A) the validity or applicability thereof is being contested in good faith by appropriate proceedings or the failure to pay such tax, assessment, charge, levy or claim would not (in the reasonable judgment of the Majority Lenders) have a Material Adverse Effect and (B) such Borrower or such Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves with respect thereto.

     5.10 Media Licenses. Each Borrower will obtain, maintain and preserve, and
          --------------
cause each of its Subsidiaries to obtain, maintain and preserve, all Media Licenses, including without limitation, by filing with the FCC (i) those of the Loan Documents required to be filed under the FCC's rules and regulations within 30 days after the Closing Date and (ii) all reports (including Ownership Reports on FCC Form 323) and other documents required to be filed by the Communications Act in connection with the transactions contemplated hereby and maintaining public records and files in accordance with Communications Act and the rules and regulations of the FCC.

     5.11 Guarantees, Etc. Each Borrower will cause each of its Subsidiaries
          ---------------
hereafter formed or acquired to execute and deliver to the Agent promptly upon the formation or acquisition thereof (i) a Guarantee in form and substance satisfactory to the Agent, guaranteeing the Obligations, (ii) a Guarantor Security Agreement, in form and substance satisfactory to the Agent, granting to the Agent, for the benefit of the Lenders, a security interest in the tangible and intangible personal property of such Subsidiary, together with appropriate Lien searches requested by the Agent indicating the Lenders' first priority Lien on such personal property and (iii) UCC-1 Financing Statements, duly executed by such Subsidiary, in form and substance satisfactory to the Agent and, in connection with such deliveries, cause to be delivered to the Agent (A) the stock certificates representing the issued and outstanding shares of stock of such Subsidiaries, together with undated stock powers executed in blank, (B) a favorable written opinion of counsel satisfactory to the Agent as to such matters relating thereto as any Lender through the Agent may reasonably request, in form and substance satisfactory to the Agent and (C) such other agreements, instruments, approvals or other documents as any Lender through the Agent may reasonably request.

     5.12 License Subsidiaries. Each Borrower will cause each Media License
          --------------------
owned by it to be held in the Entravision License Subsidiary at all times until the Obligations have been paid in full and all Commitments and Letters of Credit have expired. The Borrowers will not permit the Entravision License Subsidiary to (i) own any right, franchise or other asset except for Media Licenses (and FCC files and records with respect thereto) or (ii) engage in any business other than holding such Media License, files and records.

     5.13 Interest Rate Protection. Within 30 days after the Closing Date, the
          ------------------------
Borrowers will enter into and maintain, for at least a two-year period ending on the second anniversary of the Closing Date, at any time during which the Maximum Total Debt Ratio is greater than or equal to 4.50 to 1, Interest Rate Agreements, each in form and substance reasonably satisfactory to the Agent, covering a minimum of 50% of the outstanding Loans from time to time (including Incremental Loans).

     5.14 Acquisition of Real Property in Fee Simple.
          ------------------------------------------

     (a) The Borrowers and their Subsidiaries shall submit to the Agent for its prior approval any documents relating to any fee simple real property interest to be acquired by the Borrowers or any of their Subsidiaries having a purchase price (together with the assumption of Indebtedness or purchase money Indebtedness relating thereto) in excess of $2,000,000. Each such acquisition, and the documents governing such acquisition, shall be subject to the approval of the Agent. The Agent may require that any such fee simple property interest become part of the Collateral or the Guarantor Collateral and the Borrowers and their Subsidiaries shall provide or cause to be provided any and all information relating to such real property interest and any and all Collateral Documents or Guarantor Collateral Documents and other documents to be executed in connection therewith requested by the Agent and provide the Agent with title insurance as a condition to approval.

     (b) Notwithstanding the foregoing, Entravision shall be entitled to acquire the KNVO Real Property without complying with Section 5.14(a).

     5.15 Leases and Licenses. The Borrowers shall or shall cause their
          -------------------
Subsidiaries to perform and carry out, in all material respects, all of the provisions of all of the leases, licenses, permits and any other occupancy agreements relating to real property or real property interests (the "Occupancy
                                                                      ---------
Agreements") to be performed by the Borrowers or any of their Subsidiaries and
----------
shall appear in and defend any action in which the validity of any of the Occupancy Agreements relating to any real property or real property interests is at issue and shall commence and maintain any action or proceeding necessary to establish or maintain the validity of any of such Occupancy Agreements and to enforce the provisions thereof.

     5.16 Lease and License Approvals. The Borrowers and their Subsidiaries
          ---------------------------
shall submit to the Agent for its prior approval any leases, licenses, permits or other Occupancy Agreements relating to real property or real property interests that the Borrowers or any of their Subsidiaries may desire to execute or obtain which provide for the payment of rent or license fees in excess of $100,000 in any fiscal year. Each such agreement shall be subject to the approval of the Agent, such approval not to be unreasonably withheld. The Agent may require that any lease, license or other similar agreement become part of the Collateral or the Guarantor Collateral and the Borrowers and their Subsidiaries shall provide or cause to be provided any and all Collateral Documents or Guarantor Collateral Documents or other documents to be executed in connection therewith requested by the Agent and provide the Agent with title insurance (to the extent applicable) as a condition to approval.

     5.17 Notices. The Borrowers will provide, and will cause their Subsidiaries
          -------
to provide to the Agent, within 5 Business Days following receipt by any Borrower or Subsidiary, copies of all notices received by such Borrower or Subsidiary (i) under any Material Contract or any instrument, document or agreement relating to any Subordinated Indebtedness, relating to any material default, any claimed force majeure or any other material provision thereof and
(ii) from the Internal Revenue Service or other taxing authority relating to any material dispute regarding deductions, audits or any other material matter which, if adversely determined against the Borrowers or such Subsidiary, would have a Material Adverse Effect.

     5.18 Additional Material Contracts and Media Licenses. Each Borrower (a)
          ------------------------------------------------
will notify the Agent in writing within 90 calendar days after executing, entering into, becoming bound by or subject to or otherwise obtaining any contract, agreement or Media License that should have been listed on Schedule
3.8 hereto or Schedule 3.9 hereto if it had existed as of the Closing Date, (b) will concurrently update Schedule 3.8 hereto or Schedule 3.9 hereto (as appropriate) and (c) will, with respect to any replacement or additional Affiliation Agreements entered into with Univision, cause Univision to execute and deliver a Consent to Assign, in substantially the form previously delivered by Univision under the Original Credit Agreement.

     5.19 Status of Certain Borrowers. Each Borrower agrees that (i) each
          ---------------------------
Borrower (other than Entravision) shall have no assets other than its ownership interest in Entravision (provided that and (ii) each Borrower (other than
                         -------- ----
Entravision) shall conduct no operations or business other than the holding of its ownership interest in Entravision.

     5.20 Las Tres Campanas Acquisition. In the event that Entravision (or any
          -----------------------------
other Borrower) acquires any stock or assets of Las Tres Campanas Television, Inc., pursuant to Section 7(e) of the Operating Agreement for Entravision or otherwise, Entravision (or such other Borrower) will (i) promptly notify the Agent thereof and (ii) execute all documents reasonably requested by the Agent to grant to the Agent a perfected security interest in, and pledge of, all such stock and personal property assets.

     5.21 Year 2000. The Borrowers will take, and will cause their Subsidiaries
          ---------
to take, all those actions reasonably necessary to assure that each Borrower's and each Subsidiary's computer-based systems are able to operate effectively and process data effectively, including data composed of or including dates on and after January 1, 2000. At the request of any Lender, the Borrowers will provide the Lenders assurances reasonably acceptable to the Agent of the Borrowers' and each Subsidiary's capacity to deal with the foregoing.

     SECTION 6.  NEGATIVE COVENANTS

     Each Borrower hereby agrees that from and after the Closing Date, so long as any Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, or any Letter of Credit remains outstanding:

     6.1 Financial Condition Covenants.  The Borrowers shall not:
         -----------------------------

     (a) Maximum Total Debt Ratio. Permit the Maximum Total Debt Ratio as of the
         ------------------------
end of any fiscal quarter of the Borrowers and their Subsidiaries on a consolidated basis to exceed the following levels for the periods indicated:

         Period                                                                 Ratio
         -----                                                                  -----
         Closing Date to and including September 30, 1999                       7.00:1


         October 1, 1999 to and including March 31, 2000                        6.50:1


         April 1, 2000 to and including September 30, 2000                      6.00:1


         October 1, 2000 to and including March 31, 2001                        5.50:1

         April 1, 2001 to and including September 30, 2001                      5.00:1


         October 1, 2001 and thereafter                                         4.50:1

     (b) Total Interest Coverage Ratio. Permit the Total Interest Coverage Ratio
         -----------------------------
as of the end of any fiscal quarter of the Borrowers and their Subsidiaries on a consolidated basis to be less than the following levels for the periods indicated:

          Period Ratio
          ------------

          Closing Date to and including
          December 31, 1999                                    1.75:1

          January 1, 2000 to and including
          December 31, 2000                                    2.00:1

          January 1, 2001 and thereafter                       2.25:1

     (c)  Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as
          ---------------------------
of the end of any fiscal quarter of the Borrowers and their Subsidiaries on a consolidated basis to be less than 1.05:1.

     (d)  Maximum Capital Expenditures. Permit Capital Expenditures of the
          ----------------------------
Borrowers and their Subsidiaries on a consolidated basis for any fiscal year of the Borrowers to be more than the following levels for the periods indicated:

                  Period                                      Maximum Amount
                  ------                                      --------------

                  Fiscal Year Ending
                  December 31, 1998                           $4,000,000

                  Fiscal Year Ending
                  December 31, 1999                           $7,500,000

                  Fiscal Years Ending
                  December 31, 2000
                  and thereafter                              $3,000,000

; provided that, in the event the Borrowers and the Subsidiaries do not, in any
  -------- ----
fiscal year, exhaust such amount with respect to such fiscal year, such excess amount may be used to make, or commit to make, Capital Expenditures in the immediately following fiscal year (provided no Default has occurred and is continuing), but not thereafter. Notwithstanding the foregoing, expenditures made by Entravision for the purchase of the KNVO Real Property shall not be included as Capital Expenditures for determining compliance with this Section 6.1(d).

     6.2  Limitation on Indebtedness. The Borrowers shall not create, incur,
          --------------------------
assume or suffer to exist any Indebtedness, and shall not permit any of their Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for:

     (a)  Indebtedness created hereunder and under the Notes;

     (b) Indebtedness of the Borrowers or any of their Subsidiaries secured by Liens permitted with respect to the Borrowers or their Subsidiaries by Section 6.3;

     (c) Indebtedness of Golden Hills and Entravision, in an aggregate principal amount not exceeding $500,000, to make payments to Teresa E. Romero under that certain Stock Purchase Agreement dated as of September 30, 1998 among Entravision, Golden Hills and Teresa E. Romero;

     (d) Indebtedness of the Borrowers outstanding on the Closing Date and listed on Schedule 6.2;

     (e)  the Subordinated Indebtedness;

     (f) Indebtedness (i) under any Interest Rate Agreement required pursuant to Section 5.13, (ii) evidenced by performance bonds or letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof, (iii) evidenced by a letter of credit facility related to insurance associated with claims for work-related injuries or (iv) for bank overdrafts incurred in the ordinary course of business that are promptly repaid;

     (g) trade credit incurred to acquire goods, supplies, services and incurred in the ordinary and normal course of business;

     (h)  Lease Expenses;

     (i)  the KNVO Mortgage Indebtedness;

     (j) Indebtedness of any Borrower to the Luery Trust, Richard Norton and/or Irma Rico in connection with the purchase by such Borrower of such minority shareholder's interests in the Borrowers, provided that (i) the Majority Lenders
                                          -------------
have given their prior written consent (such consent not to be unreasonably withheld) to such Indebtedness (including, without limitation the principal, interest, repayment terms and other terms of such Indebtedness) and (ii) such Indebtedness shall, if requested by the Majority Lenders, be fully subordinated to the prior payment in full of the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Majority Lenders; and

     (k) other Indebtedness in an amount not exceeding $7,500,000 at any time outstanding (less the amount of Escrow Deposits under Section 6.7(f)).

Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to create, incur, assume or suffer to exist any Indebtedness, other than the Indebtedness created under the Loan Documents.

     6.3  Limitation on Liens. The Borrowers shall not, and shall not permit any
          -------------------
of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

     (a)  Liens created hereunder or under any of the other Loan Documents;

     (b) Liens existing on any Property at the time of its acquisition and not created in anticipation of such acquisition;

     (c) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and claims secured thereby are being contested in good faith by appropriate proceedings;

     (d) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto
                            --------
are maintained on the books of the Borrowers or their Subsidiaries, as the case may be, in conformity with GAAP;

     (e) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

     (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

     (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a Material Adverse Effect;

     (i) the KNVO Purchase Money Mortgage, provided that (x) it shall secure only the KNVO Mortgage Indebtedness and (y) it shall not be spread to cover any other property; and

     (j)  Liens on Property or assets securing leases referred to in Section
3.5A.

Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to incur any consensual Liens or Liens securing the payment of Indebtedness for money borrowed or guaranteed, other than Liens created by the Loan Documents.

     6.4  Limitation on Fundamental Changes. The Borrowers shall not, and shall
          ---------------------------------
not permit any of their Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or create or acquire any Subsidiary or Affiliate (unless the documents required by Section 5.11 are executed and delivered) or convey, sell, lease, assign, transfer or otherwise dispose of (including by making any Station subject to any local marketing or similar agreement) all or substantially all of its property, business or assets, except that, so long as no Default has occurred and is continuing or would result therefrom, (i) the Borrowers may consummate the Acquisitions permitted by Section 6.7 and (ii) one or more Borrowers may merge with one or more other Borrowers (provided that the
                                                              -------- ----
Agent receives at least twenty Business Days' prior written notice thereof and the Borrowers execute and deliver to the Agent such documents as the Agent shall reasonably request in connection therewith, including but not limited to UCC-1 Financing Statements).

Notwithstanding the foregoing, the License Subsidiaries shall not merge, consolidate, amalgamate or liquidate, wind up or dissolve or convey, sell, lease, assign (except pursuant to the Loan Documents), transfer or otherwise dispose of, all or substantially all of their respective property or assets.

     6.5  Limitation on Sale of Assets. The Borrowers shall not, and shall not
          ----------------------------
permit any of their Subsidiaries to, make any Asset Disposition, unless (i) the Borrowers make the mandatory prepayment, if any, required in connection therewith pursuant to Section 2.5(a) and (ii) no Default has occurred and is continuing or would result from such Asset Disposition. In any case, the Borrowers may not sell, and will not permit any of their Subsidiaries to sell, any Station or the ownership interests of any License Subsidiary without the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld.

     6.6  Limitation on Dividends. No Borrower shall, or shall permit any of its
          -----------------------
Subsidiaries to (a) if a corporation, declare or pay any dividend (other than dividends payable solely in common stock of such Borrower or its Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of such Borrower or its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, and (b) if a partnership or a limited liability company, make any distribution with respect to the ownership interests therein, or, in either case, any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrowers or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"), except for Restricted
                                   -------------------
Payments by Entravision to its members, and by each corporate Borrower to its shareholders, in each case to permit such members and shareholders to pay their respective income tax liabilities attributable to the income of Entravision or such corporate Borrower, respectively (provided that no Default has occurred and
                                       -------- ----
is continuing or would result from the making of such Restricted Payment).

     6.7  Limitation on Investments, Loans and Advances. The Borrowers shall
          ---------------------------------------------
not, and shall not permit any of their Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "investment"), any Person, except for:
                      ----------

     (a)  each of the following Acquisitions, provided that (i) no Default has
                                              -------- ----
occurred and is continuing or would result from the consummation of such Acquisition (and Entravision shall have delivered to the Agent a Covenant Compliance Certificate showing pro forma calculations assuming such Acquisition had been consummated), (ii) the Borrowers shall have delivered to the Agent a certificate of an Authorized Officer of Entravision stating that such investment does not violate the Univision Investment Documents and (iii) the Agent shall have received, reviewed and reasonably approved all material documents reasonably requested by the Agent to insure that the Lenders have a first priority security interest in, and assignment of, all personal property assets and interests acquired, including consents of third parties if reasonably requested: (A) the El Centro Radio Stations Acquisition (provided that the
                                                         -------- ----
Consideration therefor does not exceed $2,900,000), (B) the Tecate Acquisition (provided that the Consideration therefor (including investments therein made
 -------- ----
prior to the Closing Date and referred to on Schedule 6.7) does not exceed an aggregate of $20,500,000), (C) the purchase by Entravision of television station WBSV, Channel 62, Venice, Florida (provided that the Consideration therefor does
                                   -------- ----
not exceed $17,500,000), (D) the purchase by Entravision of television station KPMR, Channel 38, Santa Barbara, California (provided that the Consideration
                                             -------- ----
therefor does not exceed $5,250,000) and (E) the purchase by Entravision of television station KLUZ, Channel 41, Albuquerque, New Mexico (provided that the
                                                              -------- ----
Consideration therefor does not exceed $1,000,000 plus the Additional Equity Rights);

     (b)  the Borrowers' ownership interest in their Subsidiaries;

     (c) investments in marketable securities, liquid investments and other financial instruments that are acquired for investment purposes and may be readily sold or otherwise liquidated, that have a value which may be readily established and which are investment grade;

     (d)  extensions of trade credit in the ordinary course of business;

     (e) Acquisitions (other than those referred to in clause (a) above) having a maximum Consideration in an aggregate amount during the term of this Agreement not to exceed the greater of (A) $5,000,000 and (B) ten percent of Net Asset Value as of the date of consummation of the proposed Acquisition (or such greater amount as the Majority Lenders may agree to in writing, in their sole discretion, and provided that such amount is authorized by the Univision Investment Documents); provided that (i) no Default has occurred and is
                       -------- ----
continuing or would result from the consummation of such Acquisition (and Entravision shall have delivered to the Agent a Covenant Compliance Certificate showing pro forma calculations assuming such Acquisition had been consummated);
        --- -----
and (ii) the Agent shall have received, reviewed and approved all documents reasonably requested by the Agent to insure that the Lenders have a first priority security interest in, and assignment of, all personal property assets and interests acquired, including consents of third parties if reasonably requested;

     (f) Escrow Deposits in an aggregate amount not to exceed $7,500,000 during the term of this Agreement (less Indebtedness outstanding under Section 6.2(k)), provided that no Default has occurred and is continuing or would result from the
-------- ----
making of such investment; and

     (g)  investments existing on the Closing Date and listed on Schedule 6.7;

Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to make any investments.

     6.8  Limitation on Modifications of Certain Documents and Instruments
          ----------------------------------------------------------------

     (a)  No Borrower shall, and no Borrower shall permit its Subsidiaries to,
(i) terminate, amend or modify any provision of any document, instrument or agreement relating to the Subordinated Indebtedness (provided that the Borrowers may, (A) with the prior written consent of the Majority Lenders, amend the Tecate Letter Agreement and (B) amend the Univision Investment Documents to permit the Additional Equity Rights), any Material Contract, any Equityholder Agreement or any Organic Document or (ii) change its official name, its operating names or the names under which it executes contracts and conducts business, in each case without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld.

     (b) In furtherance of Section 6.8(a)(i), Entravision will not consent to any assignment of the Univision Option pursuant to the Note Purchase Agreement, or consent to any assignment of the Univision Subordinated Note, without the prior written consent of the Majority Lenders.

     6.9  Transactions with Affiliates. The Borrowers shall not, and shall not
          ----------------------------
permit any of their Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or any Subsidiary less than wholly-owned, directly or indirectly, by the Borrowers, unless such transaction (i) is otherwise permitted under this Agreement or (ii) is in the ordinary course of the Borrowers' or such Subsidiary's business and is upon terms no less favorable to the Borrowers or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     6.10 Fiscal Year. No Borrower shall permit its fiscal year or the fiscal
          -----------
year of any of its Subsidiaries to end on a day other than December 31.

     6.11 Lease Obligations. The Borrowers shall not, and shall not permit any
          -----------------
of its Subsidiaries to, sell, assign or otherwise transfer any of its Properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property.

     6.12 Unfunded Liabilities. The Borrowers shall not permit unfunded
          --------------------
liabilities for any and all Plans maintained for or covering employees of the Borrowers or any Subsidiary to exceed $500,000 in the aggregate at any time.

     6.13 Management Fees. The Borrowers shall not, and shall not permit any of
          ---------------
their Subsidiaries to, incur any management fees for services rendered; provided
                                                                        --------
that, if no Default has occurred and is continuing or would result therefrom,
----
Entravision may pay management fees (the "Management Fees") to Walter F. Ulloa
                                          ---------------
and Philip C. Wilkinson for services rendered to Entravision (which Management Fees may be paid in the form of bonuses under employment agreements to which Walter F. Ulloa and Philip C. Wilkinson are party), on an annual basis, in an aggregate amount not to exceed 2% of Net Operating Revenue of Entravision for such fiscal year. The Management Fees shall accrue quarterly but be payable annually, following the Lenders' receipt of the financial statements (which must be unqualified) and Covenant Compliance Certificate referred to in Section 5.1(b).

     6.14  Equity Offerings. No Borrower shall, or shall permit any of their
           ----------------
Subsidiaries to, consummate or agree to consummate any Equity Offering unless
(i) such Borrower has given the Agent (who shall promptly give copies of such notice to the Lenders) 30 days prior written notice thereof and (ii) except as set forth in the proviso below, each Person becoming an equityholder as a result of such Equity Offering shall have executed (A) a Nonrecourse Guarantee in form and substance satisfactory to the Agent, guaranteeing the Obligations, (B) a Pledge Agreement, in form and substance satisfactory to the Agent, granting to the Agent, for the benefit of the Lenders, a security interest in such equity interest and all rights associated therewith, together with appropriate Lien searches requested by the Agent indicating the Lenders' first priority Lien on such interests and rights and (C) UCC-1 Financing Statements, duly executed by such equityholder, in form and substance satisfactory to the Agent and, in connection with such deliveries, cause to be delivered to the Agent (1) such stock certificates or limited liability company interest certificates as may exist with regard to such equity interest, together with undated stock powers executed in blank, (2) a favorable written opinion of counsel satisfactory to the Agent as to such matters relating thereto as any Lender through the Agent may reasonably request, in form and substance satisfactory to the Agent and (3) such other agreements, instruments, approvals or other documents as any Lender through the Agent may reasonably request; provided that compliance with the
                                          -------- ----
foregoing clause (ii) shall not be required with regard to an initial public offering of equity interests, the issuance of membership interests in Entravision having no voting power or the Equity Offering to Univision contemplated by the Univision Option. Notwithstanding any provision in this Agreement to the contrary, (a) there shall at all times be pledged to the Agent, for the benefit of the Lenders, pursuant to Nonrecourse Guarantees, Pledge Agreements and related documentation required by this Agreement, direct or indirect Voting Control of each Borrower. In addition, the Borrowers shall not permit the aggregate equity interest of any Minority Shareholder in any Borrower or any Guarantor to increase, whether through the purchase of shares of stock, the receipt of shares of stock as dividends, or otherwise, unless such Minority Shareholder has executed and delivered to the Agent a Nonrecourse Guarantee, Pledge Agreement and such other documents as the Agent shall reasonably request in connection therewith; provided that nothing in this sentence shall be construed to prohibit the exercise of the Univision Option or any increase in Univision's equity interest in Entravision in accordance with the Univision Investment Documents and the Operating Agreement.

     SECTION 7.  EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

     (a) The Borrowers shall fail to pay any principal on any Note when due or the Borrowers shall fail to pay any interest on any Note, any fee referred to in
Section 2.3(e), Section 2.16 or the letter referred to in Section 4.1(f) within two Business Days after any such interest or fee becomes due in accordance with the terms thereof and hereof or the Borrowers shall fail to pay any other amount payable hereunder within five Business Days after written notice that such other amount is due; or

     (b) Any representation or warranty made or deemed made by any Obligor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; provided that
                                                                 -------- ----
representations and warranties of any Pledgor and any Borrower other than Entravision shall be limited to those the incorrectness of which could reasonably be expected to have a Material Adverse Effect; or

     (c) The Borrowers shall default in the observance or performance of any agreement contained in Section 4.4, 5.2(d), 5.3, 5.4, 5.8, 5.9, 5.10, 5.12,
5.13, or any provision of Section 6; or

     (d) (i) Any Obligor shall default in the observance or performance of any other material agreement contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of
(y) notice thereof from the Agent to the Borrowers and (z) actual knowledge thereof by a senior officer of such Obligor (unless such default is of such a nature that it cannot reasonably be cured within 30 days after the date described in clause (y) or (z), as applicable, in which case the defaulting Obligor has not commenced the cure thereof within such 30 day period and/or has not thereafter diligently pursued the completion of the same), provided that any
                                                               -------- ----
default referred to in this clause (i) by a Borrower other than Entravision shall be limited to those which could reasonably be expected to have a Material Adverse Effect; or (ii) any material provision of any Loan Document shall at any time for any reason be declared null and void, or the validity or enforceability of any Loan Document shall at any time be contested by any Obligor, or a proceeding shall be commenced by any Obligor, or by any Governmental Authority or other Person having jurisdiction over any Obligor, seeking to establish the invalidity or unenforceability thereof, or any Obligor shall deny that it has any liability or obligation purported to be created under any Loan Document; or

     (e) Any Guarantee shall cease, for any reason, to be in full force and effect, and such occurrence shall have a Material Adverse Effect; or

     (f) The Borrowers or any other Obligor shall (i) default in any payment of principal or interest, regardless of the amount, due in respect of any (A) Indebtedness (other than the Notes), issued under the same indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is $500,000 or greater or (B) any Guarantee Obligation with respect to an amount of $500,000 or greater, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, whether or not such default has been waived by the holders of such Indebtedness or Guarantee Obligation; or (ii) default in the observance or performance of any other material agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or such Indebtedness to be required to be defeased or purchased; provided that, any
                                                         -------- ----
default referred to in this Section 7(f) by a Pledgor or any Borrower other than Entravision, shall be limited to those which could reasonably be expected to have a Material Adverse Effect; or

     (g) (i) Any Borrower or any other Obligor (other than a Pledgor) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Borrower or any other Obligor (other than a Pledgor) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any other Obligor (other than a Pledgor) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any other Obligor (other than a Pledgor) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any other Obligor (other than a Pledgor) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any other Obligor (other than a Pledgor) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

     (h) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination) or (v) any Borrower or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case regarding clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject such Borrower or any other Obligor to any tax, penalty or other liabilities in the aggregate to exceed $500,000; or

     (i) One or more judgments or decrees shall be entered against the Borrowers or any other Obligor (other than a Pledgor) involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree or any non-monetary judgment or order shall be entered against the Borrowers or any other Obligor (other than a Pledgor) that is reasonably likely to have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment which has not been stayed pending appeal or
(ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided that, judgments and decrees referred
                                   -------- ----
to in this Section 7(i) entered against any Borrower other than Entravision shall be limited to those which could reasonably be expected to have a Material Adverse Effect; or

     (j) There shall occur any default in the material observance or material performance of any Material Contract (other than those referred to in Section 7(p)) or any such Material Contract shall terminate or otherwise no longer be in full force and effect, in each case to the extent such default or termination could reasonably be expected to have a Material Adverse Effect; or

     (k) (A) any designation by any Governmental Authority (including the FCC) of an evidentiary hearing with regard to any application of any Borrower (or any Affiliate thereof) requesting any authorization from such Governmental Authority shall fail to be dismissed within 120 days after such designation and the Agent, in its reasonable judgment after consultation with its FCC counsel, believes that it is more likely than not that the result thereof will be the termination, revocation, suspension, non-renewal or material (and adverse) modification of any material Media License held by any Borrower (or any Affiliate thereof), or
(B) any Governmental Authority (including the FCC) shall terminate, revoke or substantially and adversely modify any material Media License of any Borrower (or any Affiliate thereof), or (C) any action or proceeding commenced by any Governmental Authority (including the FCC) seeking the termination, suspension, revocation, non-renewal or substantial and adverse modification of any material Media License shall fail to be dismissed within 120 days after such commencement and the Agent, in its reasonable judgment after consultation with its FCC counsel, believes that such proceeding will more likely than not result in such termination, suspension, revocation, non-renewal or substantial and adverse modification, or (D) any material Media License shall expire by its terms and is not renewed in a timely manner, or any material agreement which is necessary to the operation of any broadcast facility or transmission site shall expire or is revoked or terminated and is not replaced by a comparable substitute or a substitute reasonably acceptable to the Agent. (For purposes of this Section 7(k), a "material" Media License is (1) any Media License (other than a Media License issued by the FCC), alone or in conjunction with other Media Licenses then subject to any of the circumstances described in this Section, the loss of which (in the Agent's reasonable judgment) could have a Material Adverse Effect and (2) any Media License issued by the FCC. Notwithstanding the foregoing, with respect to the type of event described in clause (A) or clause (C) above, the occurrence of such event will not constitute an Event of Default under and for purposes of clause (A) or clause (C) of this Section 7(k) only, provided that
                                                                -------- ----
(and so long as) each of the following conditions is satisfied to the Agent's satisfaction:

          (i) the Borrowers provide the Agent with written notice of such event within five Business Days after being notified by the FCC of such designation (and also provide a copy of any such notice received from the FCC), and

          (ii) the notice of designation affirmatively indicates that it relates only to the licenses or applications of a single Station rather than to the licenses and/or applications of more than one Station, and

          (iii) if an adverse ruling in the proceeding would threaten Entravision's ability to continue providing the same level of underlying service by such Station as theretofore provided, then (A) the Borrowers shall make a prepayment of the Loans (within 30 Business Days after receiving notice of such designation from the FCC) in an amount sufficient for Borrowers to remain in compliance with each of the financial covenants under Section 6.1 hereof without including any of the Operating Cash Flow attributable to such Station and (B) the Borrowers shall thereafter exclude the Operating Cash Flow attributable to such Station from the calculation of the Borrowers' consolidated Operating Cash Flow. Any such prepayment and exclusion from Operating Cash Flow will be permanent unless and until the FCC proceeding regarding such license or application is finally resolved to the Agent's satisfaction in a manner favorable to Entravision and without any divestiture of assets required by the FCC or otherwise voluntarily accomplished by the Borrowers pursuant to the next sentence. Once the Borrowers have made such prepayment and exclusion from Operating Cash Flow under the circumstances contemplated by this clause (iii), then Entravision may thereafter sell the assets relating to such Station (and only such Station) pursuant to a transaction with an unrelated third party (i.e., a
                                                                       ----
     non-Affiliate) for value received provided that (1) Entravision gives the
                                       -------- ----
     Agent written notice of such transaction at least 30 days (but not more than 60 days) prior to consummation of such transaction, (2) the representation under Section 3.20 regarding solvency of the Borrowers is true immediately prior to and following any such disposition, (3) such transaction does not cause a Material Adverse Effect or otherwise violate any covenant hereunder or otherwise cause a Default hereunder, (4) Entravision provides the Agent with a certificate renewing the representations and warranties in the Loan Documents and (if and to the extent appropriate) updating the various schedules to the Loan Documents to make the representations and warranties therein true, accurate and complete following such transaction and (5) the proceeds of such transaction are promptly used to prepay the Loans in accordance with the terms of Section 2.5(e); or

     (l) Any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason other than an act or omission by the Agent, cease to be valid or enforceable in accordance with its terms and such cessation shall have a Material Adverse Effect, or any security interest created under any Loan Document shall for any reason other than an act or omission by the Agent, cease to be a valid and perfected first priority security interest or Lien (except as otherwise stated or permitted herein or therein) in any material portion of the Collateral, the Guarantor Collateral or the property purported to be covered thereby; or

     (m)  A Change in Control shall have occurred; provided that, the occurrence
                                                   -------- ----
of any event which would constitute a Change in Control shall not constitute an Event of Default under this Section 7(m) if such event is by reason of the death or disability of either or both of Walter F. Ulloa and Philip C. Wilkinson and (i) no other Default has occurred and is continuing and (ii) there has been presented to the Lenders within 120 days of such death or disability a plan for reorganization of, and operation of the business of, the Borrowers (which plan shall include compliance with the terms of this Agreement) in the absence of such individual or individuals (as applicable) which is satisfactory to the Majority Lenders in their reasonable discretion; or

     (n) The operations of any Station shall be interrupted or curtailed at any time for a period in excess of 96 hours (whether or not consecutive) during any period of seven consecutive days; or

     (o) (i) Any Borrower that is organized as a limited liability company shall lose its qualification for treatment as a partnership for income tax purposes (i.e., its right to utilize pass-through taxation) or if the Internal
          ----
Revenue Service or any state revenue service with taxing jurisdiction over such Borrower otherwise shall make a determination (which is no longer being diligently contested in good faith) that such Borrower no longer qualifies for treatment as a partnership for income tax purposes, in each case to the extent such loss or determination could reasonably be expected to have a Material Adverse Effect;

          (ii) With respect to any Borrower or any other Obligor that is organized as a limited liability company, any member thereof (A) experiences an event described in Section 7(g) hereof, (B) dies, dissolves or otherwise terminates its existence, or (C) withdraws from membership in such limited liability company. Notwithstanding the foregoing, such event will not constitute an Event of Default hereunder if (1) within 15 Business Days of the occurrence such event, the Agent is notified thereof in writing and (2) within 30 days of the occurrence of such event (or within such shorter period as may be required by applicable law or the applicable Organic Documents for such limited liability company), the remaining members of such limited liability company take all action necessary, if any (in a manner reasonably acceptable to the Agent) to continue the existence of such limited liability company as an operating organization liable to the Agent for its obligations under the Loan Documents; or

     (p) (i) Any Univision Affiliation Agreement with respect to any broadcast facility of any Borrower or any Subsidiary, or any broadcast facility subject to a Program Services Agreement, is at any time terminated, revoked or not renewed upon expiration; or (ii) any Affiliation Agreement with a network or programmer other than Univision which relates to any broadcast facility of any Borrower or any Subsidiary, or any broadcast facility subject to a Program Services Agreement, is at any time terminated, revoked or not renewed upon expiration (and not replaced, within 30 days of such termination, revocation or expiration, with a new Affiliation Agreement reasonably acceptable to the Majority Lenders), in either case in this clause (ii) relating to a broadcast facility accounting for more than 5% of the Borrowers' combined Operating Cash Flow as of the quarter ending immediately prior to such termination, revocation or non-renewal;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically the Commitments to the Borrowers and the commitment to issue Letters of Credit shall immediately terminate and the Loans made to the Borrowers hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, take any or all of the following actions: (i) by notice to the Borrowers declare the Commitments to the Borrowers and the commitment to issue Letters of Credit to be terminated forthwith, whereupon such Commitments and the commitment to issue Letters of Credit shall immediately terminate; and (ii) by notice of default to the Borrowers, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the Notes to be due and payable forthwith, whereupon (x) the same shall immediately become due and payable and (y) to the extent any Letters of Credit are then outstanding, the Borrowers shall make a Cash Collateral Deposit in an amount equal to the aggregate Letter of Credit Amount. In all cases, with the consent of the Majority Lenders, the Agent may enforce any or all of the Liens and security interests and other rights and remedies created pursuant to any Loan Document or available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

     SECTION 8.  THE AGENT

     8.1  Appointment. Each Lender hereby irrevocably designates and appoints
          -----------
Union Bank of California, N.A. as Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Union Bank of California, N.A., as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     8.2  Delegation of Duties. The Agent may execute any of its duties under
          --------------------
this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     8.3  Exculpatory Provisions. Neither the Agent nor any of its officers,
          ----------------------
directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers, any Subsidiary or any other Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrowers, any Subsidiary or any other Obligor to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers, any Subsidiary or any other Obligor.

     8.4  Reliance by the Agent. The Agent shall be entitled to rely, and shall
          ---------------------
be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), the Accountants and independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except to the extent incurred as a result of the Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     8.5  Notice of Default. The Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default hereunder unless the Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders or all Lenders as appropriate; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders or as the Agent shall believe necessary to protect the Lenders' interests in the Collateral or the Guarantor Collateral.

     8.6  Non-Reliance on the Agent and Other Lenders. Each Lender expressly
          -------------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrowers, any Subsidiary or any other Obligor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers, any Subsidiary and the other Obligors and made its own decision to make its Loans, and participate in Letters of Credit, hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers, their Subsidiaries and the other Obligors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers, any Subsidiary or any other Obligor which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7  Indemnification. The Lenders agree to indemnify the Agent in its
          ---------------
capacity as such (to the extent not reimbursed by the Borrowers, their Subsidiaries or the other Obligors and without limiting the obligation of such Persons to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent, in its capacity as Agent, but not as a Lender hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder and the expiration of the Letters of Credit.

     8.8  The Agent in Its Individual Capacity. The Agent and its Affiliates
          ------------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers, any Subsidiary and the other Obligors as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Agent, the Loans made or renewed and the Letters of Credit issued or participated in by the Agent, and any Note issued to the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     8.9  Successor Agent. The Agent may resign as Agent upon 30 days' notice
          ---------------
to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrowers (which consent shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Further, if the Agent no longer has any Loans, Letter of Credit participations or Commitments hereunder, the Agent shall immediately resign and shall be replaced, and have the benefits, as set forth in this Section 8.9. In addition, after the replacement of an Agent hereunder, the retiring Agent shall remain a party hereto and shall continue to have all the rights and obligations of an Agent under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     SECTION 9.  MISCELLANEOUS

     9.1  Amendments and Waivers. Neither this Agreement, any Note, any other
          ----------------------
Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Majority Lenders and the Borrowers (and, in the case of any Loan Document other than this Agreement, the relevant Obligor), the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purposes of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Lenders, the Borrowers or any other Obligor hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment,
                  --------  -------
supplement or modification shall (i) (a) reduce the amount or extend the maturity of any Note or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender hereunder, or change the amount of any Lender's Commitment, or amend, modify or waive any provision of Section 2.4 or 2.5(e), in each case without the written consent of the Lender affected thereby; or (b) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in or otherwise modify the definition of Majority Lenders, or consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement and the other Loan Documents (except as permitted under Section 6.4); or (c) release any Obligor from any liability under its respective Loan Documents; or (d) release any material portion of the Collateral or any material portion of the Guarantor Collateral, except for any Asset Disposition or release of Lien permitted by this Agreement or any other Loan Document; or (e) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1(h), 2.2(e) or 2.11; or (f) amend, modify or waive any provision of this Agreement requiring the consent or approval of all Lenders; or (g) increase the amount of the Aggregate Commitment, in each case set forth in clauses (i)(b) through (i)(g) above without the written consent of all the Lenders; or (ii) amend, modify or waive any provision of Section 4.3 with respect to the making of a Revolving Loan, or reduce the percentage specified in, or otherwise modify the definition of, Majority Revolving Loan Lenders, without the written consent of the Majority Revolving Loan Lenders; or (iii) amend, modify or waive any provision of Section 4.2 or 4.3 with respect to the making of an Incremental Loan, or reduce the percentage specified in, or otherwise modify the determination of, Majority Incremental Loan Lenders, without the written consent of the Majority Incremental Loan

Lenders; or (iv) amend, modify or waive any provision of Section 8 without the written consent of the then Agent, or any provision affecting the rights and duties of the Agent as the issuer of Letters of Credit without the consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Obligors, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the other Obligors, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

     9.2  Notices. All notices, requests and demands or other communications to
          -------
or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows in the case of the Borrowers and the Agent, and as set forth on the signature page hereto, or in the Assignment and Acceptance pursuant to which a Person becomes a party hereto, in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrowers:

                                   Entravision Communications Company, L.L.C.
                                   11900 Olympic Boulevard, Suite 590
                                   Los Angeles, California 90064
                                   Attention: Walter F. Ulloa
                                              Philip C. Wilkinson
                                              Jeanette Tully
                                   Telecopy:  (310) 820-2445

                                   With a Copy to (which shall not constitute notice to the Borrowers):

                                   (i) Thompson Hine & Flory, LLP
                                   1920 N Street, N.W.
                                   Washington, DC 20036-1601
                                   Attention: Barry A. Friedman, Esq.
                                   Telecopy:  (202) 331-8330, and

                                   (ii) Zevnik Horton Guibord
                                   McGovern Palmer & Fognani, L.L.P.
                                   101 West Broadway, 17th Floor
                                   San Diego, California 92101
                                   Attention: Kenneth D. Polin, Esq.
                                   Telecopy:  (619) 515-9628

The Agent:                         Union Bank of California, N.A
                                   445 South Figueroa Street
                                   Los Angeles, California 90071
                                   Attention: Lena M. Bryant
                                   Telecopy: (213) 236-5747

provided that any notice, request or demand to or upon the Agent or the Lenders
--------
pursuant to Section 2.1, 2.2, 2.3, 2.4 or 2.6 shall not be effective until received.

     9.3  No Waiver; Cumulative Remedies. No failure to exercise and no delay in
          ------------------------------
exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4  Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

     9.5  Payment of Expenses and Taxes. The Borrowers agree (a) to pay or
          -----------------------------
reimburse the Agent for all its reasonable costs and out-of-pocket expenses (including travel and other expenses incurred by it or its agents in connection with performing due diligence with regard hereto) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including those contemplated to occur on the Closing Date), including, without limitation, syndication efforts in connection with this Agreement and the reasonable fees and disbursements of counsel to the Agent (including special counsel with regard to FCC matters, special counsel with regard to Collateral or Guarantor Collateral located outside of California and the allocated costs of internal counsel to the Agent) and the Agent agrees to provide the Borrowers with a good faith estimate of such counsel fees, which counsel fees shall be subject to the approval of the Borrowers, such approval not to be unreasonably withheld or delayed, (b) after the occurrence and during the continuance of a Default, to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding, including, without limitation, reasonable legal fees and disbursements of counsel to the Agent and each Lender (including the allocated costs of internal counsel to the Agent), (c) to pay, and indemnify and hold harmless each Lender and the Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents and
(d) to pay, and indemnify and hold harmless each Lender and the Agent from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including the allocated cost of internal counsel and the reasonable legal fees and disbursements of outside counsel to the Lenders and the Agent), expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and the other Loan Documents, the Acquisitions or the use of the proceeds of the Loans or the Letters of Credit and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder
               --------
to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or such Lender or their agents or attorneys-in-fact. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder. The Agent and the Lenders agree to provide reasonable details and supporting information concerning any costs and expenses required to be paid by the Borrowers pursuant to the terms hereof.

     9.6  Successors and Assigns; Participations; Purchasing Lenders.
          ----------------------------------------------------------

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrowers may not assign, transfer or delegate any of their rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any
                                  ------------
Loan owing to such Lender, any Letter of Credit participated in by such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided
                                                                      --------
that the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of a Loan or Commitment, the expiration of a Letter of Credit or any portion of interest or fees related thereto allocated to such participation or a reduction of the principal amount or principal payment amount of or the rate of interest payable on the Loans or any fees related thereto or reduction of the amount to be reimbursed under any Letter of Credit, or a release of any Obligor or any substantial portion of the Collateral or the Guarantor Collateral or any increase in participation amounts. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note and the participant in any such Letter of Credit for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount continuing of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to
                       --------
such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7. The Borrowers also agree that each
                    --------
Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the Commitments and the Loans and the Letters of Credit outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any of its Affiliates or to any Lender, any Affiliate thereof or to one or more additional lenders or financial institutions, which additional lenders shall be subject to the consent of the Borrowers, such consent not to be unreasonably withheld and not to be required if a Default has occurred and is continuing ("Purchasing
                                                                 ----------
Lenders") all or any part of its rights and obligations under this Agreement,
-------
the Notes and the other Loan Documents pursuant to an Assignment and Acceptance substantially in the form of Exhibit C, executed by such Purchasing Lender and such transferor Lender and delivered to the Agent for its acceptance and recording in the Register (as defined in (d) below), provided, that any such
                                                     --------
sale must result in the Purchasing Lender having at least $5,000,000 in aggregate amount of obligations under this Agreement, the Notes and the other Loan Documents. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Loan Documents. On or prior to the transfer effective date determined pursuant to such Assignment and Acceptance, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance, and if the transferor Lender has retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrowers marked "canceled."

     (d) The Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and
 --------
the Commitments of, and principal amount of the Loans owing to, and, if applicable, the Letters of Credit participated in by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans and the participant in the Letters of Credit, if applicable, recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrowers and the Agent) together with payment to the Agent (except in the case of a Lender assigning to its Affiliate) of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

     (f) The Borrowers authorize each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and
                            ----------
all financial information in such Lender's possession concerning the Borrowers and their Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Subsidiaries and Affiliates prior to becoming a party to this Agreement.

     (g) If, pursuant to this Section, any interest in this Agreement, any Letter of Credit or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender and the Agent (for the benefit of the transferor Lender, the Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrowers or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans or the Letters of Credit, (ii) to furnish to the transferor Lender, the Agent and the Borrowers either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrowers) to provide the transferor Lender, the Agent and the Borrowers a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under its Notes, or, if applicable, its participation in any Letter of Credit, to any Federal Reserve Bank in accordance with applicable law.

     9.7  Adjustments; Set-Off.
          --------------------

     (a)  If any Lender (a "benefitted Lender") shall at any time receive any
                            -----------------
payment of all or part of its Loans, its participations in Letters of Credit, or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, its participations in Letters of Credit, or interest thereon, or fees, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, participations in Letters of Credit, or fees, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits
--------  -------
is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Loan or its participations in Letters of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (b) In addition to any rights and remedies of the Lenders provided by law, with the prior consent of the Majority Lenders, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default and acceleration of the Obligations pursuant to Section 7, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, to set-off and appropriate and apply against any such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Borrowers. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of
--------
such set-off and application.

     9.8  Counterparts. This Agreement may be executed by one or more of the
          ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     9.9  Severability. Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 Integration. This Agreement represents the entire agreement of the
          -----------
Borrowers, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     9.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
          -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

     9.12 Alternative Dispute Resolution.
          ------------------------------

     (a)  Claims or Controversies Subject to Arbitration or Judicial Reference.

          (i) Any Claim other than a Claim that arises out of or relates to any obligation under any Loan Document that is secured, in whole or in part, by an interest in real property shall, at the written request of any Party, be determined by Arbitration.

          (ii) Any Claim that arises out of or relates to any obligation under any Loan Document that is secured, in whole or in part, by an interest in real property shall be determined by Arbitration only with the consent of both, (A) the Obligor party to the Loan Document under which such Claim arises and (B) the Majority Lenders. If both such Parties do not consent to the determination of any such Claim by Arbitration, then such Claim shall, at the written request of either of such Parties, be determined by Reference.

          (iii) The determination as to whether or not a Claim arises out of or relates to any obligation under any Loan Document that is secured, in whole or in part, by an interest in real property shall be made at the time the arbitrator or referee is selected pursuant to Section 9.12(b).

     (b)  Selection of Arbitrator or Referee. Within thirty (30) days after
          ----------------------------------
written demand, or within thirty (30) days after commencement by any Party of any lawsuit subject to this Agreement, the parties shall select a single neutral arbitrator pursuant to the Commercial Arbitration Rules of the AAA or a single neutral referee pursuant to the Judicial Reference Procedures of the AAA. However, the arbitrator or referee selected must be a retired state or federal court judge with at least five years of judicial experience in civil matters. In the event that the selection pursuant to such Commercial Arbitration Rules or Judicial Reference Procedures does not result in the appointment of a single neutral arbitrator or a single neutral referee within such thirty (30) day period, any Party may petition the court to appoint a single neutral arbitrator or a single neutral referee having such qualifications. The Parties shall equally bear the fees and expenses of the arbitrator or referee unless the arbitrator or referee otherwise provides in the award or statement of decision.

     (c)  Conduct of Arbitration or Reference. The arbitrator shall have the
          -----------------------------------
powers provided under Applicable State Law and the Commercial Arbitration Rules of the AAA, and the referee shall have the powers provided under Applicable State Law and the Judicial Reference Procedures of the AAA except as provided in this Agreement, including without limitation the following:

          (1) The arbitrator or referee shall determine all challenges to the legality and/or enforceability of this Agreement.

          (2) The arbitrator or referee shall apply the rules of evidence to the same extent as they would be applied in a court of law.

          (3) Subject to the provisions of this Agreement, the arbitrator may award or the referee may report, a statement of decision providing for any remedy or relief, including without limitation judicial foreclosure, a deficiency judgment or equitable relief, and give effect to all legal and equitable defenses, including without limitation statutes of limitation, the statute of frauds, waiver and estoppel.

          (4) A Party may not conduct discovery unless the arbitrator or referee grants such party leave to do so upon a showing of good cause. All discovery shall be completed within 90 days after the appointment of the arbitrator or referee, except upon a showing of good cause by any Party. The arbitrator or referee shall limit discovery to non-privileged material that is relevant to the issues to be determined by the arbitrator or referee.

          (5) The referee shall determine the time of the hearing. The hearing shall take place in Los Angeles, California. The hearing must be commenced within sixty (60) days after completion of discovery, unless the arbitrator or referee grants a continuance upon a showing of good cause by any Party. At least fourteen (14) days before the date set for hearing, the Parties shall exchange copies of exhibits to be offered as evidence, and lists of witnesses who will testify, at such hearing. Once commenced, the hearing shall proceed day to day until completed, unless the arbitrator or the referee grants a continuance upon a showing of good cause by any Party. Any Party may cause to be prepared, at its expense, a written transcription or electronic recordation of such hearing.

          (6) Any award of the arbitrator or the statement of decision of the referee shall be supported by written findings of fact and conclusions of law which the arbitrator or the referee shall concurrently deliver to the Parties.

          (7) The arbitrator shall have the power to award or the referee shall have the power to report a statement of decision providing for reasonable attorneys' fees and costs (including a reasonable allocation for the costs of in-house counsel) to the prevailing party.

          (8) In the event that punitive damages are permitted under Applicable State Law, the award of the arbitrator or the statement of decision of the referee may provide for recovery of punitive damages provided that the arbitrator or referee first makes written findings of fact that would satisfy the requirements for recovery of punitive damages under Applicable State Law. Any such punitive damages shall not exceed a sum equal to three times the amount of actual damages as determined by the arbitrator or referee.

          (9) In the event that Applicable State Law provides that publications or communications made in a judicial proceeding are subject to a litigation privilege, such litigation privilege shall apply to the same extent to publications or communications made in the Arbitration or Reference.

     (d)  Provisional Remedies, Self-Help and Foreclosure. No provision of this
          -----------------------------------------------
Section 9.12 shall limit the right of any Party (i) to exercise any self-help remedies or seek specific performance, (ii) to foreclose upon or sell any collateral, by power of sale or otherwise, or (iii) to obtain or oppose provisional remedies or necessary procedural orders from a court of competent jurisdiction, including without limitation appointment of a receiver, before, after or during the pendency of the Arbitration or Reference. The exercise of, or opposition to, any such remedy does not waive the right of any Party to Arbitration or Reference pursuant to this Agreement.

     (e)  Miscellaneous. Any court of competent jurisdiction shall, upon the
          -------------
petition of any Party, confirm the award of the arbitrator and enter judgment in conformity therewith. Any court of competent jurisdiction shall, upon the filing of the statement of decision of the referee, enter judgment thereon. Any such judgment shall be final, binding and non-appealable (subject to vacation or correction in the amounts set forth, respectively, in California Code of Civil Procedure Sections 1286.2, 1286.4, 1286.6 and 1286.8). No party shall take any action to contest such award or judgment except as set forth above. In the event that multiple claims are asserted, some of which are found not subject to this Agreement, the Parties agree to stay the proceedings of the claims not subject to this Agreement until all other claims are resolved in accordance with this Agreement. In the event that claims are asserted against multiple parties, some of whom are not subject to this Agreement, the Parties agree to sever the claims subject to this Agreement and resolve them in accordance with this Agreement. In the event that any provision of this Section 9.12 is found to be illegal or unenforceable, the remainder of this Section 9.12 shall remain in full force and effect. In the event of any challenge to the legality or enforceability of this
Section 9.12, the prevailing Party shall be entitled to recover the costs and expenses, including reasonable attorneys' fees, incurred by it in connection therewith. Applicable State Law shall govern the interpretation of this Section 9.12.

     (f)  Waiver of Right to Trial by Jury. IN CONNECTION WITH ANY ARBITRATION,
          --------------------------------
ANY REFERENCE OR ANY OTHER ACTION, PROCEEDING OR COUNTERCLAIM, THE BORROWERS, THE LENDERS AND THE AGENT HEREBY EXPRESSLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO TRIAL BY JURY OF ANY CLAIM.

     (g)  Defined Terms.  As used in this Section 9.12, the following terms
          -------------
shall have the respective meanings set forth below:

          (i)  "AAA" shall mean the American Arbitration Association.
                ---

          (ii) "Applicable State Law" shall mean the law of the State of
                --------------------
     California; provided, however, that if any Party seeks (A) to exercise self-help remedies, including without limitation set-off, (B) to foreclose against or sell any collateral, by power of sale or otherwise or (iii) to obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of the Arbitration or

     Reference, the law of the state where such collateral is located shall govern the exercise of or opposition to such rights and remedies.

          (iii) "Arbitration" shall mean an arbitration conducted pursuant to
                 -----------
     this Agreement in accordance with Applicable State Law, and under the Commercial Arbitration Rules of the AAA, as in effect at the time the arbitrator is selected pursuant to Section 9.12(b).

          (iv)  "Claim" shall mean any claim, cause of action, action, dispute
                 -----
     or controversy between or among the Parties, including any claim, cause of action, action, dispute or controversy alleged in or subject to a lawsuit between or among the Parties, which arises out of or relates to:

                (1)  any of the Loan Documents,

                (2) any negotiations, correspondence or communications relating to any of the Loan Documents, whether or not incorporated into the Loan Documents or any indebtedness evidenced thereby,

                (3) the administration or management of the Loan Documents or any indebtedness evidenced thereby or

                (4) any alleged agreements, promises, representations or transactions in connection therewith, including but not limited to any claim, cause of action, action, dispute or controversy which arises out of or is based upon an alleged tort or other breach of legal duty.

          (v)   "Party" shall mean any Obligor, any Lender or the Agent.
                 -----

          (vi)  "Reference" shall mean a judicial reference conducted pursuant
                 ---------
     to this Agreement in accordance with Applicable State Law and under the Judicial Reference Procedures of the AAA, as in effect at the time the referee is selected pursuant to Section 9.12(b) of this Agreement.

     9.13 Acknowledgements.  The Borrowers hereby acknowledge that:
          ----------------

     (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

     (b) neither the Agent nor any Lender has any fiduciary relationship to the Borrowers solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Agent and the Lenders, on one hand, and the Borrowers on the other hand, is solely that of creditor and debtor; and

     (c) no joint venture exists among the Lenders or among the Borrowers, on one hand and the Lenders, on the other hand.

     9.14 Obligations Absolute. The obligations of each Borrower hereunder
          --------------------
(which are joint and several) shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may be taken without the consent of, or notice to, such Borrower (except as otherwise required by this Agreement), nor shall any of the following give such Borrower any recourse or right of action against the Agent or any Lender:

     (a) Any express or implied amendment, modification, renewal, addition, supplement, extension (including, without limitation, extensions beyond the original term) or acceleration of or to any of the Loan Documents;

     (b) Any exercise or non-exercise by any Lender of any right or privilege under any of the Loan Documents;

     (c) Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Borrower, any Obligor or any other guarantor of the Obligations (which term shall include any other party at any time directly or contingently liable for any Borrower's obligations under the Loan Documents) or any Affiliate of any Borrower, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Borrower shall have had notice or knowledge of any of the foregoing;

     (d) Any release or discharge of any Borrower from its liability under any of the Loan Documents or any release or discharge of any endorser or guarantor or of any other party at any time directly or contingently liable for the Obligations;

     (e) Any subordination, compromise, release (by operation of law or otherwise), discharge, compound, collection or liquidation of any or all of the Collateral or the Guarantor Collateral described in any of the Loan Documents or otherwise in any manner, or any substitution with respect thereto;

     (f) Any assignment or other transfer of this Agreement in whole or in part or of any of the Loan Documents;

     (g) Any acceptance of partial performance of the Obligations by any Obligor (and such Borrower waives any and all of its rights under California Civil Code Section 2822(a));

     (h) Any consent to the transfer of the Collateral or the Guarantor Collateral or any portion thereof; and

     (i) Any bid or purchase at any sale of the Collateral or the Guarantor Collateral.

     9.15 Waivers.  Each Borrower unconditionally waives any defense to the
          -------
enforcement of this Agreement and the other Loan Documents, including, without limitation:

     (a) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and the other Loan Documents;

     (b) Any right to require the Agent and the Lenders to proceed against any other Borrower or any guarantor at any time, or to proceed against or exhaust any security held by the Agent and the Lenders at any time, or to pursue any other remedy whatsoever at any time;

     (c) The defense of any statute of limitations affecting the liability of such Borrower hereunder, the liability of any other Borrower or any guarantor under the Loan Documents, or the enforcement thereof, to the extent permitted by law;

     (d) Any defense arising by reason of any invalidity or unenforceability of any of the Loan Documents or any provision thereof, or any disability of any other Borrower or any guarantor or of any manner in which the Agent and the Lenders have exercised their rights and remedies under the Loan Documents, or by any cessation from any cause whatsoever of the liability of any other Borrower or any guarantor;

     (e) Any defense based upon an election of remedies by the Agent and the Lenders, including, without limitation, any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including but not limited to, remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of such Borrower or the rights of such Borrower to proceed against any other Borrower or any guarantor for reimbursement, or both (including, without limitation, Code of Civil Procedure Sections 580a, 580b, 580d and 726);

     (f) Any right such Borrower may have under Code of Civil Procedure Section 580a including, without limitation, a right to a hearing with respect to the fair market value of any Collateral or Guarantor Collateral, either before or after foreclosure, and any right such Borrower may have to require the Agent and the Lenders to proceed against any Collateral or Guarantor Collateral before seeking to obtain a judgment against such Borrower hereunder;

     (g) Any duty of the Agent or the Lenders to advise such Borrower of any information known to the Agent or the Lenders regarding the financial condition of any other Borrower and all other circumstances affecting any other Borrower's ability to perform its obligations to the Agent and the Lenders, it being agreed that such Borrower assumes the responsibility for being and keeping informed regarding such condition or any such circumstances;

     (h) Any rights of subrogation, reimbursement, exoneration, contribution and indemnity, and any rights or claims of any kind or nature against any other Borrower which arise out of or are caused by this Agreement, and any rights to enforce any remedy which the Agent or the Lenders now have or may hereafter have against any other Borrower, and any benefit of, and any right to participate in, any security now or hereafter held by the Agent or the Lenders;

     (i) Any right such Borrower might have, under Section 2815 of the California Civil Code or otherwise, to revoke its obligations under this Agreement as to any advances made by the Lenders to or on behalf of any other Borrower or pursuant to the terms of any of the Loan Documents, it being the intention of such Borrower that its Obligations under this Agreement remain in full force and effect and apply to all Obligations whenever incurred; and

     (j) Without limiting the generality of the foregoing or any other provision hereof, any rights and benefits which might otherwise be available to such Borrower under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433, or any successor sections.

     9.16 Headings.  Section headings herein are included for convenience of
          --------
reference only and shall not constitute a part of this Agreement for any other purpose.

     9.17 Copies of Certificates, Etc. Whenever the Borrowers are required to
          ---------------------------
deliver notices, certificates, opinions, statements or other information hereunder to the Agent for delivery to any Lender (including under Article 4), it shall do so in such number of copies as the Agent shall reasonably specify.

     9.18 Publicity. The Agent shall have the right to review and approve, in
          ---------
advance, any public announcements (in any form) and any filings describing or quoting from the credit arrangements reflected in this Agreement and the other Loan Documents, provided, however, that the Borrowers (i) shall be permitted to
                --------  -------
file copies of any Loan Document with the FCC or any other governmental agency as required by law and (ii) shall also be permitted to disclose information concerning the Loan Documents if the Borrowers' attorneys reasonably believe that such disclosure is required by law.

     9.19 Confidentiality. The Lenders shall take normal and reasonable
          ---------------
precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrowers, but may, in any event, make disclosures (i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any of the Commitments or Loans or participations therein or participations in Letters of Credit or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender; provided that (a) such transferee, assignee or participant agrees to comply with the provisions of this Section 9.19 unless specifically prohibited by applicable law or court order and (b) in no event shall any Lender be obligated or required to return any materials furnished by any Borrower or any Subsidiary.

     9.20 Certain Powers of Managing Members. Notwithstanding any provision of
          ----------------------------------
this Agreement to the contrary, each Borrower hereby agrees that (i) at any time, any notice (including borrowing notices, Letter of Credit Requests, notices of prepayment and Continuation Notices) to be given by such Borrower, or an officer of such Borrower (including a Responsible Officer or the Chief Financial Officer of such Borrower) hereunder or under any other Loan Document may be executed on behalf of such Borrower or such officer by the Managing Members and such notice shall have the same force and effect, and be binding on such Borrower, as if it were executed by an officer of such Borrower; (ii) any consent, approval or agreement by such Borrower, or any certificate to be given by such Borrower or by an officer of such Borrower (including a Covenant Compliance Certificate but excluding a Solvency Certificate), required under the terms of this Agreement (including pursuant to Sections 8.9, 9.1 and 9.6(c)) or under any other Loan Document shall be deemed given if executed on behalf of such Borrower by the Managing Members and such consent, approval, agreement or certificate shall have the same force and effect, and be binding on such Borrower, as if it had been executed by an officer of such Borrower; and (iii) at any time, any notice or certificate to be given by the Agent or the Lenders hereunder (including notices of changes in Applicable Lending Offices and notices under Sections 2.9, 2.10, 2.13 and 2.14) or under any other Loan Document may be given by the Agent or the Lenders to Entravision only (such Borrower hereby appointing Entravision to accept and receive all notices hereunder on its behalf) and the Agent and the Lenders shall have no obligation to give such notice to any other Borrower hereunder.

     9.21 Relationship with Prior Agreements. This Agreement amends and restates
          ----------------------------------
in its entirety the Original Credit Agreement. This Agreement renews and continues the Original Credit Agreement without any novation, discharge or satisfaction of the underlying obligations or indebtedness (or any guaranty or collateral security therefor), all of which obligations, indebtedness and security remain outstanding under the Credit Agreement and the Notes. Notwithstanding anything herein to the contrary, (a) interest and other obligations under the Original Credit Agreement accrued and payable prior to the date of amendment and restatement hereof but remaining unpaid shall not be discharged and shall be due and payable in accordance with the terms of the Original Credit Agreement, (b) interest and other obligations under the Original Credit Agreement accrued and payable on or after the date of amendment and restatement hereof shall be due and payable in accordance with the terms of this Agreement and (c) Letters of Credit outstanding under the Original Credit Agreement shall be deemed, on and after the Closing Date, to be outstanding under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.

                                             BORROWERS
                                             ---------

                                             KSMS-TV, INC.


                                             By:  /s/ Walter F. Ulloa
                                             Name: Walter F. Ulloa
                                             Title: President & Treasurer


                                             TIERRA ALTA BROADCASTING, INC.


                                             By: /s/ Walter F. Ulloa
                                             Name: Walter F. Ulloa
                                             Title: Vice President & Treasurer

                                  CABRILLO BROADCASTING CORPORATION


                                  By: /s/ Philip C. Wilkinson
                                  Name: Philip C. Wilkinson
                                  Title: President & Chief Financial Officer


                                  GOLDEN HILLS BROADCASTING CORPORATION


                                  By: /s/ Walter F. Ulloa
                                  Name: Walter F. Ulloa
                                  Title: President & Treasurer


                                  LAS TRES PALMAS CORPORATION


                                  By: /s/ Walter F. Ulloa
                                  Name: Walter F. Ulloa
                                  Title: President & Treasurer


                                  VALLEY CHANNEL 48, INC.


                                  By: /s/ Walter F. Ulloa
                                  Name: Walter F. Ulloa
                                  Title: Chairman & Chief Executive Officer


                                  TELECORPUS, INC.


                                  By: /s/ Walter F. Ulloa
                                      /s/ Philip C. Wilkinson
                                  Name: Walter F. Ulloa      Philip C. Wilkinson
                                  Title: Chairman & Chief    President & Chief
                                         Executive Officer   Operating Officer


                                  ENTRAVISION COMMUNICATIONS COMPANY, L.L.C.


                                  By: /s/ Walter F. Ulloa
                                      Walter  F. Ulloa
                                      Managing Member

                                  By: /s/ Philip C. Wilkinson
                                      Philip C. Wilkinson
                                      Managing Member


                                  AGENT
                                  -----

                                  UNION BANK OF CALIFORNIA, N.A., as Agent


                                  By: /s/ Jenny Dongo
                                  Name: Jenny Dongo
                                  Title: Assistant Vice President


                                  LENDERS
                                  -------

                                  UNION BANK OF CALIFORNIA, N.A.,
                                  as a Lender


                                  By: /s/ Jenny Dongo
                                  Name: Jenny Dongo
                                  Title: Assistant Vice President


                                  Revolving Loan Commitment:
                                  $27,000,000

                                  Address for Notices
                                  -------------------

                                  (a)  For Credit:
                                       ----------

                                  445 South Figueroa Street
                                  Los Angeles, California 90071
                                  Attention:  Lena M. Bryant
                                  Telephone: (213) 236-7535
                                  Facsimile: (213) 236-5747

                                  (b)  For Operations:
                                       --------------

                                  445 South Figueroa Street
                                  Los Angeles, California 90071
                                  Attention:  Liliane Biermann
                                  Telephone: (213) 236-4054
                                  Facsimile: (213) 236-5276

                                  Approved Lending Offices
                                  ------------------------

                                  Applicable Lending Office for Base Rate Loans:
                                  445 South Figueroa Street
                                  Los Angeles, California 90071


                                  Applicable Lending Office for LIBOR Loans:
                                  445 South Figueroa Street
                                  Los Angeles, California 90071

                                  Applicable Lending Office for Participations in Letters of Credit:
                                  445 South Figueroa Street
                                  Los Angeles, California 90071


                                  CIBC INC., as a Lender


                                  By: /s/ Harold Birk
                                  Name: Harold Birk
                                  Title: Executive Director CIBC Oppenheimer
                                  Corp., as Agent


                                  Revolving Loan Commitment:
                                  $22,000,000

                                  Address for Notices
                                  -------------------

                                  (a)  For Credit:
                                       ----------

                                  425 Lexington Avenue
                                  New York, New York 10017
                                  Attention: Pamela Heyer Poutre
                                  Telephone: (212) 856-3536
                                  Facsimile: (212) 856-3991

                                  (b)  For Operations/Administration:
                                       -----------------------------

                                  2727 Paces Ferry Road, Suite 1200
                                  2 Paces West, Building 2
                                  Atlanta, Georgia 30339

                                  Attention: Kelly Swift (Operations)
                                  Telephone: (770) 319-4874 (K. Swift)
                                  Facsimile: (770) 319-4950 (K. Swift)

                                 Attention: Bonnie Harris (Admin.)
                                 Telephone: (770) 319-4850
                                 Facsimile: (770) 319-4950

                                 Approved Lending Offices
                                 ------------------------

                                 Applicable Lending Office for Base Rate Loans:
                                 2727 Paces Ferry Road, Suite 1200
                                 2 Paces West, Building 2
                                 Atlanta, Georgia 30339

                                 Applicable Lending Office for LIBOR Loans:
                                 2727 Paces Ferry Road, Suite 1200
                                 2 Paces West, Building 2
                                 Atlanta, Georgia 30339

                                 Applicable Lending Office for Participations in Letters of Credit:
                                 2727 Paces Ferry Road, Suite 1200
                                 2 Paces West, Building 2
                                 Atlanta, Georgia 30339

                                 ABN-AMRO BANK N.V.,
                                 as a Lender


                                 By: /s/ David C. Carrington
                                 Name: David C. Carrington
                                 Title: Vice President


                                 By: /s/ James Dunleavy
                                 Name: James Dunleavy
                                 Title: Sr. Vice President


                                 Revolving Loan Commitment:
                                 $17,000,000

                                 Address for Notices:
                                 -------------------

                                 500 Park Avenue
                                 New York, New York 10022
                                 Attention: David Carrington
                                 Telephone: (212) 446-4382
                                 Facsimile: (212) 446-4203
                                 with a copy to:
                                 --------------

                                 135 South LaSalle Street, Suite 2805
                                 Chicago, Illinois 60603
                                 Attention: Credit Administration
                                 Telephone: (312) 904-8835
                                 Facsimile: (312) 904-8840

                                 Approved Lending Offices
                                 ------------------------

                                 Applicable Lending Office for Base Rate Loans:
                                 135 South LaSalle Street, Suite 625
                                 Chicago, Illinois 60603
                                 Attention: Loan Administration

                                 Applicable Lending Office for LIBOR Loans:
                                 135 South LaSalle Street, Suite 625
                                 Chicago, Illinois 60603
                                 Attention: Loan Administration

                                 Applicable Lending Office for Participations in Letters of Credit:
                                 135 South LaSalle Street, Suite 625
                                 Chicago, Illinois 60603
                                 Attention:  Loan Administration

                                 THE BANK OF NOVA SCOTIA,
                                 as a Lender


                                 By: /s/ Ian A. Hodgart
                                 Name: Ian A Hodgart
                                 Title: Authorized Signature


                                 Revolving Loan Commitment:
                                 $9,000,000

                                 Address for Notices
                                 -------------------

                                 (a)  For Credit:
                                      ----------

                                 One Liberty Plaza
                                 New York, New York 10006
                                 Attention: Ian Hodgart
                                 Telephone: (212) 225-5079
                                 Facsimile: (212) 225-5090

                                 (b)  For Operations:
                                      --------------

                                 One Liberty Plaza
                                 New York, New York 10006
                                 Attention:  Adriene Mays
                                 Telephone:  (212) 225-5047
                                 Facsimile:  (212) 225-5145

                                 Approved Lending Offices
                                 ------------------------

                                 Applicable Lending Office for Base Rate Loans:
                                 One Liberty Plaza
                                 New York, New York 10006

                                 Applicable Lending Office for LIBOR Loans:
                                 One Liberty Plaza
                                 New York, New York 10006

                                 Applicable Lending Office for Participations in Letters of Credit:
                                 One Liberty Plaza
                                 New York, New York 10006


                                 THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender


                                 By: /s/ J.E. Palmer
                                 Name: J.E. Palmer
                                 Title: Assistant Vice President


                                 Revolving Loan Commitment:
                                 $12,000,000

                                 Address for Notices
                                 -------------------

                                 (a)  For Credit:
                                      ----------

                                 900 Ashwood Parkway, 6th Floor
                                 Atlanta, Georgia 30338
                                 Attention: John Palmer
                                 Telephone: (770) 551-7827
                                 Facsimile: (770) 206-9295

                                 (b)  For Operations:
                                      --------------

                                 900 Ashwood Parkway, 6th Floor
                                 Atlanta, Georgia 30338
                                 Attention: Joe O'Laughlin
                                 Telephone: (770) 677-3471
                                 Facsimile: (770) 551-7867

                                 Approved Lending Offices
                                 ------------------------

                                 Applicable Lending Office for Base Rate Loans:
                                 900 Ashwood Parkway, 6th Floor
                                 Atlanta, Georgia 30338

                                 Applicable Lending Office for LIBOR Loans:
                                 900 Ashwood Parkway, 6th Floor
                                 Atlanta, Georgia 30338

                                 Applicable Lending Office for Participations in Letters of Credit:
                                 900 Ashwood Parkway, 6th Floor
                                 Atlanta, Georgia 30338

                                 CITY NATIONAL BANK,
                                 as a Lender


                                 By: /s/ David C. Burdge
                                 Name: David C. Burdge
                                 Title: Senior Vice President


                                 Revolving Loan Commitment:
                                 $12,000,000

                                 Address for Notices
                                 -------------------

                                 (a)  For Credit:
                                      ----------

                                 400 North Roxbury Drive
                                 Beverly Hills, California 90210
                                 Attention: David Burdge
                                 Telephone: (310) 888-6154
                                 Facsimile: (310) 888-6564

                                (b)  For Operations:
                                     --------------

                                831 South Douglas Street, Suite 100
                                El Segundo, California 90245
                                Attention: Lenora Williams
                                Telephone: (310) 297-8075
                                Facsimile: (310) 297-8171

                                Approved Lending Offices
                                ------------------------

                                Applicable Lending Office for Base Rate Loans:
                                400 North Roxbury Drive
                                Beverly Hills, California 90210

                                Applicable Lending Office for LIBOR Loans:
                                400 North Roxbury Drive
                                Beverly Hills, California 90210

                                Applicable Lending Office for Participations in Letters of Credit:
                                400 North Roxbury Drive
                                Beverly Hills, California 90210


                                FIRST UNION NATIONAL BANK,
                                as a Lender


                                By: /s/ Jim F. Redman
                                Name: Jim F. Redman
                                Title: Senior Vice President


                                Revolving Loan Commitment:
                                $22,000,000

                                Address for Notices
                                -------------------

                                (a)  For Credit:
                                     ----------

                                One First Union Place
                                301 South College Street, DC-5
                                Charlotte, North Carolina 28288-0735
                                Attention:  Wendy Klepper
                                Telephone:  (704) 383-4746
                                Facsimile:  (704) 374-4092

                      (b)  For Operations:
                           --------------

                      One First Union Place
                      301 South College Street, DC-5
                      Charlotte, North Carolina 28288-0735
                      Attention:  Hilda F. Weathers
                      Telephone:  (704) 374-4897
                      Facsimile:  (704) 383-7201

                      Approved Lending Offices
                      ------------------------

                      Applicable Lending Office for Base Rate Loans:
                      One First Union Place
                      301 South College Street, DC-5
                      Charlotte, North Carolina 28288-0735

                      Applicable Lending Office for LIBOR Loans:
                      One First Union Place
                      301 South College Street, DC-5
                      Charlotte, North Carolina 28288-0735

                      Applicable Lending Office for Participations in Letters of Credit:
                      One First Union Place
                      301 South College Street, DC-5
                      Charlotte, North Carolina 28288-0735

                      FLEET BANK, N.A.,
                      as a Lender


                      By: /s/ Garret Komjathy
                      Name:   Garret Komjathy
                      Title: Vice President


                      Revolving Loan Commitment:
                      $17,000,000

                      Address for Notices
                      -------------------

                      (a)  For Credit:
                           ----------

                      1185 Avenue of the Americas, 16th Fl.
                      Media & Communications Group
                      New York, New York 10036
                      Attention:  Garret Komjathy
                      Telephone:  (212) 819-6043
                      Facsimile:  (212) 819-6202
                                        819-6203

                      (b)  For Operations:
                           --------------

                      1185 Avenue of the Americas, 16th Fl.
                      Media & Communications Group
                      New York, New York 10036
                      Attention:  Yin Kuen Lee
                      Telephone:  (212) 819-6052
                      Facsimile:  (212) 819-6204

                      Approved Lending Offices
                      ------------------------

                      Applicable Lending Office for Base Rate Loans:
                      1185 Avenue of the Americas, 16th Fl.
                      Media & Communications Group
                      New York, New York 10036

                      Applicable Lending Office for LIBOR Loans:
                      1185 Avenue of the Americas, 16th Fl.
                      Media & Communications Group
                      New York, New York 10036

                      Applicable Lending Office for Participations in Letters of Credit:
                      1185 Avenue of the Americas, 16th Fl.
                      Media & Communications Group
                      New York, New York 10036

                      PARIBAS,
                      as a Lender


                      By: /s/ Thomas G. Brandt /s/ Todd Rodgers
                      Name: Thomas G. Brandt/Todd Rodgers
                      Title: Director/Assistant Vice President

                      Revolving Loan Commitment:
                      $12,000,000

                      Address for Notices
                      -------------------

                      (a)  For Credit:
                           ----------

                      2029 Century Park East, Suite 3900
                      Los Angeles, California 90067
                      Attention:  Todd Rodgers
                      Telephone:  (310) 551-7370
                      Facsimile:  (310) 556-3762

                      (b)  For Operations:
                           --------------

                      2029 Century Park East, Suite 3900
                      Los Angeles, California 90067
                      Attention:  Shirley Williams
                      Telephone:  (310) 551-7360
                      Facsimile:  (310) 553-1504

                      Approved Lending Offices
                      ------------------------

                      Applicable Lending Office for Base Rate Loans:
                      2029 Century Park East, Suite 3900
                      Los Angeles, California 90067

                      Applicable Lending Office for LIBOR Loans:
                      2029 Century Park East, Suite 3900
                      Los Angeles, California 90067

                      Applicable Lending Office for Participations in Letters of Credit:
                      2029 Century Park East, Suite 3900
                      Los Angeles, California 90067

                                 SCHEDULE 1.1

                              Existing Mortgages
                              ------------------




                                                               Lease Encumbered (If             Expiration Date of Lease
                                                               ---------------------            ------------------------
Instrument                     General Description             Applicable)                      (If Applicable)
----------                     -------------------             -----------                      ---------------
1.   Leasehold Deed of         Transmitter site for Palm       Lease dated 10/1/95 between      September 30, 2000
     Trust, Assignment of      Springs/Indio Stations          The Michael & Linda Nichols
     Rents and Fixture                                         Trust, Ronald & Pamela
     Filing dated as of                                        Nichols, and the Bender Moore
     12/31/96, as amended                                      Trust, collectively, as
                                                               landlord, and KVER-TV, as
                                                               tenant (the tenant's interest
                                                               under which was assigned to
                                                               Entravision)

2.   Leasehold Deed of         Transmitter site for Las        Lease dated 12/20/94 between     March 19, 2005
     Trust, Assignment of      Vegas Station                   Tower Management, Inc. (as
     Rents and Fixture                                         successor in interest to Oak
     Filing dated as of                                        Hill Enterprises), as
     12/26/96, as amended                                      landlord, and Tierra Alta
                                                               Broadcasting, Inc. KZIR, Ch.
                                                               15, as tenant (the tenant's
                                                               interest under which was
                                                               assigned to Entravision)

3.   Leasehold Deed of         Transmitter site for Denver     Lease and License Agreement      October 31, 1999
     Trust, Assignment of      Station (WGN 10/1/89 Lease)     dated 10/1/89 between WGN of
     Rents and Fixture                                         Colorado, Inc., as landlord,
     Filing dated as of                                        and Golden Hills Broadcasting
     12/26/96, as amended                                      Corporation, as tenant (the
                                                               tenant's interest under which
                                                               was assigned to Entravision)

4.   Leasehold Deed of         Transmitter site for San        Industrial Lease dated 10/1/95   September 30, 2000
     Trust, Assignment of      Diego Station                   between Palomar Repeater,
     Rents and Fixture                                         Inc., as landlord, and
     Filing dated as of                                        Cabrillo Broadcasting
     12/31/96, as amended                                      Corporation, as tenant (the
                                                               tenant's interest under which
                                                               was assigned to Entravision)

5.   Leasehold Deed of         Hidalgo Lease                   Lease dated 2/89 between         February 28, 1999
     Trust, Security                                           Sunland Farms, Inc., as
     Agreement, Assignment                                     landlord, and Mundo Vision
     of Rents and Fixture                                      Broadcasting Company, as
     Filing dated as of                                        tenant (the tenant's interest
     1/24/97, as amended                                       under which was assigned to
                                                               Valley Channel 48, Inc., then
                                                               to Entravision)

6.   Deed of Trust, Security   El Paso headquarters            N/A                              N/A
     Agreement, Assignment
     of Rents and Fixture
     Filing dated as of
     6/4/97, as amended

7.   Leasehold Deed of         KINT-TV Tower Site              Sublease Agreement dated         August 31, 2007
     Trust, Security                                           3/31/82, between KDBC-TV,
     Agreement, Assignment                                     Ltd., as sublessor, and Paso
     of Rents and Fixture                                      del Norte Broadcasting
     Filing dated as of                                        Corporation, as sublessee (the
     6/4/97, as amended                                        sublessee's interest under
                                                               which was assigned to
                                                               Entravision)

8.   Leasehold Deed of         KINT-FM Radio Station Sublease  Sublease Agreement dated         March 22, 2003, with one
     Trust, Security                                           9/22/92, between KDBC-TV,        5 1/2 year optional extension
     Agreement, Assignment                                     Ltd., as sublessor, and Paso
     of Rents and Fixture                                      del Norte Broadcasting
     Filing dated as of                                        Corporation, as sublessee (the
     9/25/97, as amended                                       sublessee's interest under
                                                               which was assigned to
                                                               Entravision)

9.   Leasehold Deed of         KINT-AM Radio Station Lease     Lease Agreement dated 5/26/87,   May 26, 2017, with one
     Trust, Security                                           between City of El Paso, as      10-year extension
     Agreement, Assignment                                     lessor, and Paso del Norte
     of Rents and Fixture                                      Communications, Incorporated,
     Filing dated as of                                        as lessee (the lessee's
     9/25/97, as amended                                       interest under which was
                                                               assigned to Entravision)

================================================================================


                     AMENDED AND RESTATED CREDIT AGREEMENT


                                     among


                                 KSMS-TV, INC.
                        TIERRA ALTA BROADCASTING, INC.
                       CABRILLO BROADCASTING CORPORATION
                     GOLDEN HILLS BROADCASTING CORPORATION
                          LAS TRES PALMAS CORPORATION
                            VALLEY CHANNEL 48, INC.
                               TELECORPUS, INC.
                  ENTRAVISION COMMUNICATIONS COMPANY, L.L.C.


                          THE LENDERS PARTIES HERETO,


                                      and


                        UNION BANK OF CALIFORNIA, N.A.
                                   as Agent


                         Dated as of November 10, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
SECTION 1.  DEFINITIONS..........................................................     2
     1.1    Defined Terms........................................................     2
     1.2    Other Definitional Provisions........................................    23

SECTION 2.  AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS..    23
     2.1    Revolving Loans and Letters of Credit; Revolving Loan
            Commitment Amounts...................................................    23
     2.2    Incremental Loan Facility............................................    26
     2.3    Issuance of Letters of Credit........................................    30
     2.4    Optional Prepayments.................................................    32
     2.5    Mandatory Prepayments................................................    32
     2.6    Conversion and Continuation Options..................................    34
     2.7    Minimum Amounts of Tranches..........................................    35
     2.8    Interest Rates and Payment Dates.....................................    35
     2.9    Computation of Interest and Fees.....................................    36
     2.10   Inability to Determine Interest Rate.................................    36
     2.11   Pro Rata Treatment and Payments......................................    37
     2.12   Illegality...........................................................    37
     2.13   Increased Costs......................................................    38
     2.14   Taxes................................................................    39
     2.15   Indemnity............................................................    40
     2.16   Unused Commitment Fees...............................................    40
     2.17   Mitigation of Costs..................................................    41

SECTION 3.  REPRESENTATIONS AND WARRANTIES.......................................    41
     3.1    Organization and Good Standing.......................................    41
     3.2    Power and Authority..................................................    42
     3.3    Validity and Legal Effect............................................    42
     3.4    No Violation of Laws or Agreements...................................    42
     3.5    Title to Assets; Existing Encumbrances; Intellectual and Real
            Property.............................................................    42
     3.6    Capital Structure and Equity Ownership...............................    43
     3.7    Subsidiaries, Affiliates and Investments.............................    43
     3.8    Material Contracts...................................................    43
     3.9    Media Licenses.......................................................    43
     3.10   Taxes and Assessments................................................    44
     3.11   Litigation and Legal Proceedings.....................................    44
     3.12   Accuracy of Financial Information....................................    44
     3.13   Accuracy of Other Information........................................    44
     3.14   Compliance with Laws Generally.......................................    45
     3.15   ERISA Compliance.....................................................    45
     3.16   Environmental Compliance.............................................    46
     3.17   Federal Regulations..................................................    46
     3.18   Fees and Commissions.................................................    46

     3.19   [Intentionally Omitted]..............................................    47
     3.20   Solvency.............................................................    47
     3.21   FCC-Related Representations..........................................    47
     3.22   Investment Company Act; Other Regulations............................    48
     3.23   Copyright Act Requirements...........................................    48
     3.24   Nature of Business...................................................    48
     3.25   Ranking of Loans.....................................................    48
     3.26   Condemnation.........................................................    48

SECTION 4.  CONDITIONS PRECEDENT.................................................    48
     4.1    Conditions to Closing Date...........................................    48
     4.2    Conditions to Incremental Loans......................................    52
     4.3    Conditions to Each Loan or Letter of Credit..........................    53
     4.4    Conditions Subsequent................................................    54

SECTION 5.  AFFIRMATIVE COVENANTS................................................    55
     5.1    Financial Statements.................................................    55
     5.2    Certificates; Other Information......................................    56
     5.3    Payment of Obligations...............................................    58
     5.4    Conduct of Business and Maintenance of Existence.....................    58
     5.5    Maintenance of Property; Insurance...................................    58
     5.6    Inspection of Property; Books and Records; Discussions...............    59
     5.7    Environmental Laws...................................................    59
     5.8    Use of Proceeds......................................................    60
     5.9    Compliance With Laws, Etc............................................    60
     5.10   Media Licenses.......................................................    61
     5.11   Guarantees, Etc......................................................    61
     5.12   License Subsidiaries.................................................    61
     5.13   Interest Rate Protection.............................................    61
     5.14   Acquisition of Real Property in Fee Simple...........................    61
     5.15   Leases and Licenses..................................................    62
     5.16   Lease and License Approvals..........................................    62
     5.17   Notices..............................................................    62
     5.18   Additional Material Contracts and Media Licenses.....................    62
     5.19   Status of Certain Borrowers..........................................    63
     5.20   Las Tres Campanas Acquisition........................................    63
     5.21   Year 2000............................................................    63

SECTION 6.  NEGATIVE COVENANTS...................................................    63
     6.1    Financial Condition Covenants........................................    63
     6.2    Limitation on Indebtedness...........................................    65
     6.3    Limitation on Liens..................................................    66
     6.4    Limitation on Fundamental Changes....................................    67
     6.5    Limitation on Sale of Assets.........................................    67
     6.6    Limitation on Dividends..............................................    67
     6.7    Limitation on Investments, Loans and Advances........................    67
     6.8    Limitation on Modifications of Certain Documents and Instruments.....    69
     6.9    Transactions with Affiliates.........................................    69

     6.10   Fiscal Year..........................................................    69
     6.11   Lease Obligations....................................................    69
     6.12   Unfunded Liabilities.................................................    69
     6.13   Management Fees......................................................    69
     6.14   Equity Offerings.....................................................    70

SECTION 7.  EVENTS OF DEFAULT....................................................    70

SECTION 8.  THE AGENT............................................................    76
     8.1    Appointment..........................................................    76
     8.2    Delegation of Duties.................................................    76
     8.3    Exculpatory Provisions...............................................    76
     8.4    Reliance by the Agent................................................    77
     8.5    Notice of Default....................................................    77
     8.6    Non-Reliance on the Agent and Other Lenders..........................    77
     8.7    Indemnification......................................................    78
     8.8    The Agent in Its Individual Capacity.................................    78
     8.9    Successor Agent......................................................    78

SECTION 9.  MISCELLANEOUS........................................................    79
     9.1    Amendments and Waivers...............................................    79
     9.2    Notices..............................................................    80
     9.3    No Waiver; Cumulative Remedies.......................................    81
     9.4    Survival of Representations and Warranties...........................    81
     9.5    Payment of Expenses and Taxes........................................    81
     9.6    Successors and Assigns; Participations; Purchasing Lenders...........    82
     9.7    Adjustments; Set-Off.................................................    85
     9.8    Counterparts.........................................................    85
     9.9    Severability.........................................................    85
     9.10   Integration..........................................................    86
     9.11   GOVERNING LAW........................................................    86
     9.12   Alternative Dispute Resolution.......................................    86
     9.13   Acknowledgements.....................................................    89
     9.14   Obligations Absolute.................................................    90
     9.15   Waivers..............................................................    90
     9.16   Headings.............................................................    92
     9.17   Copies of Certificates, Etc..........................................    92
     9.18   Publicity............................................................    92
     9.19   Confidentiality......................................................    92
     9.20   Certain Powers of Managing Members...................................    92
     9.21   Relationship with Prior Agreements...................................    93

Exhibits

         A     Form of Revolving Note
         B     Form of Incremental Note
         C     Form of Assignment and Acceptance
         D     Form of No Default/Representation Certificate
         E     Form of Covenant Compliance Certificate
         F     Form of Continuation Notice
         G     Form of Letter of Credit Request
         H     Form of Excess Cash Flow Certificate
         I     Form of Activation Notice

Schedules

         1.1   Existing Mortgages
         3.1   Good Standing/Foreign Qualification Jurisdictions
         3.2   Missing Consents
         3.5A  Intellectual Property
         3.5B  Real Property Interests
         3.5C  Operating Names/Trade Names
         3.6   Capital Structure/Equity Ownership
         3.7   Subsidiaries, Affiliates and Investments
         3.8   Material Contracts
         3.9   Media Licenses
         3.10  Taxes and Assessments
         3.11  Material Litigation
         3.12  Deviations from GAAP
         3.18  Fees and Commissions
         3.21  Pending FCC Matters
         6.2   Permitted Additional Indebtedness
         6.7   Permitted Additional Investments


The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit upon request.